    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2002
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SL INDUSTRIES, INC.
             (Exact Name of registrant as Specified in Its Charter)

                                   New Jersey
         (State or Other Jurisdiction of Incorporation or Organization)

                                     360070
            (Primary Standard Industrial Classification Code Number)

                                   21-0682685
                     (I.R.S. Employer Identification Number)

                         520 Fellowship Road, Suite A114
                              Mt. Laurel, NJ 08054
                                 (856) 727-1500
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                   Warren Lichtenstein, Chairman of the Board
                               SL Industries, Inc.
                         520 Fellowship Road, Suite A114
                              Mt. Laurel, NJ 08054
                                 (856) 727-1500
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             -----------------------

                                    Copy To:
                               Adam Finerman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                               New York, NY 10022
                                 (212) 753-7200

                            ------------------------

            Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

            If any of the  securities  being  registered  on this form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933, check the following box. /X/

            If this  form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check the following box and list the Securities Act  registration  statement number of the earlier effective registration statement for the same offering. / /

            If this form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

            If this form is a  post-effective  amendment  filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. / /

                            ------------------------

                         CALCULATION OF REGISTRATION FEE

                                          Proposed
Title Of Each Class Of                    Maximum Aggregate         Amount Of
Securities To Be Registered(1)            Offering Price(2)         Registration Fee

Nontransferable Common Stock
Purchase Rights...................       $     -0- (3)               $  -0-(3)
Common Stock, $0.001 par value per
 share, issuable upon exercise of
 nontransferable rights...........       $5,000,000(4)               $  460

(1)   This  registration  statement  relates  to (a)  nontransferable  rights to purchase  shares of common stock of SL Industries,  or the Company,  which rights will be issued to holders of common stock of the  Company,  and (b)
      the shares of common stock  deliverable  upon exercise of  nontransferable rights pursuant to the rights offering.
(2)   Estimated  solely for the purpose of calculating the  registration  fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)   The  nontransferable   rights  are  being  issued  without  consideration.
      Pursuant to Rule 457(g) under the Securities  Act of 1933, as amended,  no separate  registration  fee is  required  because  the  rights  are  being registered  in  the  same  registration  statement  as  the  common  stock underlying the rights.
(4)   Represents   the  gross   proceeds  from  the  assumed   exercise  of  all
      nontransferable rights issued.

                            ------------------------

            THE COMPANY HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL
FILE A FURTHER  AMENDMENT  WHICH  SPECIFICALLY  STATES  THAT  THIS  REGISTRATION
STATEMENT SHALL  THEREAFTER  BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES  ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT  SHALL BECOME
EFFECTIVE  ON SUCH  DATE  AS THE  SECURITIES  AND  EXCHANGE  COMMISSION,  ACTING
PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

            The  information  in  this  prospectus  is not  complete  and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED OCTOBER 11, 2002
PROSPECTUS
                               SL Industries, Inc.
                             Shares of Common Stock

                             -----------------------

            We are  distributing  to holders of our common stock,  at no charge, nontransferable  subscription  rights to purchase up to an  aggregate of _______
shares of our common  stock at a cash  subscription  price of  $___________  per share.  If you  exercise  your rights in full,  you may  over-subscribe  for the purchase of additional shares that remain  unsubscribed at the expiration of the rights offering,  subject to availability and allocation of shares among persons exercising this over-subscription privilege. You will not be entitled to receive any rights  unless you hold of record shares of our common stock as of the close of business on ________________, 2002.

            This  rights   offering  is  being  made  in  connection   with  the
refinancing of our bank credit  facility,  which is currently being  negotiated.
The proceeds of this rights  offering will be used to repay an  interest-bearing loan made to us by Steel Partners II, L.P. ("Steel  Partners") and to the extent available, for working capital purposes.

            Steel Partners,  which owns  approximately  12.7% of our outstanding voting  stock,  has agreed  with us to  exercise  all of its  rights,  including over-subscription rights, and further purchase any unsubscribed shares remaining after the expiration of the  over-subscription  privilege in the rights offering up to ____ shares.

            Warren Lichtenstein, our Chief Executive Officer and the Chairman of
the Board, is also the Managing Member of the General Partner of Steel Partners.
By virtue of his position at Steel Partners,  Mr.  Lichtenstein has the power to vote and dispose all of Steel Partners' shares of our stock.

            The rights will expire if they are not exercised by 12:00  midnight,
New York City time, on  ______________,  2002, the expected  expiration  date of this rights offering. We may extend the period for exercising the rights. Rights that are not exercised by the expiration date of the rights offering will expire and will have no value. You should  carefully  consider whether to exercise your rights  before  the  expiration  date.  Our  board of  directors  is  making  no recommendation regarding your exercise of rights.

            The  rights  may not be sold or  transferred  except  under the very limited circumstances described later in this prospectus.

            Shares of our common stock are traded on the New York Stock Exchange under the symbol "SL." On October 10, 2002,  the last  reported  sales price for our common stock was $4.50 per share.

            AN  INVESTMENT  IN OUR  COMMON  STOCK  IS  VERY  RISKY.  YOU  SHOULD
CAREFULLY  CONSIDER  THE RISK FACTORS  BEGINNING ON PAGE ___ OF THIS  PROSPECTUS
BEFORE EXERCISING YOUR RIGHTS.

                             -----------------------

                              Proceeds of Offering
                              --------------------

                                                   Per Share            Total
                                                ----------------     -----------

             Subscription Price..............        $                    $
             Estimated Expenses..............        $                    $
                                                     -                    -
             Net Proceeds to SL Industries           $                    $
                                                     =                    =

            NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE
SECURITIES  COMMISSION  HAS  APPROVED  OR  DISAPPROVED  OF THESE  SECURITIES  OR
DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

               The date of this prospectus is ____________, 2002.

                                TABLE OF CONTENTS

                                                                         Page(s)
                                                                         -------

Management Discussion and Analysis of Financial Condition
 and Results of Operations.............................................   23
Quantitative and Qualitative Disclosures About Market Risk.............   34
Changes In and Disagreements With Accountants on

                                       i

            This  prospectus is part of a  Registration  Statement we filed with the SEC. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different  information.  This  prospectus  may only be used where it is legal to sell  these  securities.  You  should  not  assume  that the  information  in or incorporated  by reference in this  prospectus  is accurate as of any date other than the date on the front cover of those  documents.  Our  business,  financial condition,  results of  operations  and  prospects  may have changed since those dates.

            Any statement contained in this prospectus or in a document all or a portion of which is  incorporated  or deemed to be  incorporated by reference in this  prospectus  shall be deemed to be modified or  superseded  for purposes of this  prospectus to the extent that a statement  contained in this prospectus or in any  other  subsequently  filed  document  which  also is or is  deemed to be incorporated  by  reference  in this  prospectus  modifies  or  supersedes  such statement.  Any statement so modified or superseded shall not be deemed,  except as so modified or superseded, to constitute a part of this prospectus.

                 QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

Q:    WHAT IS THE RIGHTS OFFERING?

A:    The rights  offering is a  distribution  to holders of our common stock of
      ______  nontransferable  subscription  rights at the rate of one right for each ____ shares of common  stock owned as of ________,  2002,  the record date.

Q:    WHAT IS A SUBSCRIPTION RIGHT?

A:    Each subscription right is a right to purchase a share of our common stock
      and   carries   with   it  a   basic   subscription   privilege   and   an
      over-subscription privilege.

Q:    WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE?

A:    The basic  subscription  privilege of each right  entitles you to purchase one share of our  common  stock at the  subscription  price of $_____  per share.  Fractional  rights will be  eliminated  by rounding up to the next higher whole right.

Q:    WHAT IS THE OVER-SUBSCRIPTION PRIVILEGE?

A:    We do not expect that all of our  stockholders  will exercise all of their basic subscription  rights. By extending  over-subscription  privileges to our stockholders, we are providing stockholders that exercise all of their basic  subscription  privileges  with the  opportunity  to purchase  those shares that are not purchased by other  stockholders  through the exercise of their basic subscription privileges. The over-subscription privilege of each right  entitles you, if you fully  exercise  your basic  subscription privilege,  to  subscribe  for  additional  shares  of  our  common  stock unclaimed by other holders of rights in the rights  offering,  at the same subscription price per share.

Q:    WHY ARE WE ENGAGING IN A RIGHTS OFFERING?

A:    The  rights   offering   is  being  made  to  raise   funds  to  repay  an
      interest-bearing loan which we received in connection with the refinancing of our  bank  credit  facility.  We want to give  you the  opportunity  to participate in this fund raising effort and to purchase  additional shares of our common stock.

Q:    WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:    You will retain your current  number of shares of common stock even if you do not exercise your  subscription  rights.  If you choose not to exercise your subscription rights, then the percentage of our common stock that you own will decrease.

Q:    WHAT SHOULD I DO IF I WANT TO  PARTICIPATE  IN THE RIGHTS  OFFERING BUT MY
      SHARES ARE HELD IN THE NAME OF MY BROKER, CUSTODIAN BANK OR OTHER NOMINEE?

A:    If you hold shares of our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights  offering.  If you wish to exercise  your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate  your  decision,  you should  complete and return to your broker,  custodian  bank or other  nominee the form  entitled  "Beneficial
      Owner  Election  Form." You  should  receive  this form from your  broker, custodian bank or other nominee with the other rights offering  materials.
      You should  contact your broker,  custodian  bank or other  nominee if you believe you are  entitled to  participate  in the rights  offering but you have not received this form.

                                       ii

Q:    WHAT IF THE MARKET PRICE OF OUR COMMON STOCK IS LESS THAN THE SUBSCRIPTION
      PRICE OF [$ ], WHEN I AM DECIDING TO EXERCISE MY SUBSCRIPTION RIGHTS?

A:    Consult your broker. Depending on the market price of our common stock, it most likely will be more cost effective for you to purchase  shares of our common  stock on the New York Stock  Exchange  rather than  exercise  your subscription rights.

Q:    WILL I BE CHARGED A SALES COMMISSION OR A FEE BY THE COMPANY IF I EXERCISE
      MY SUBSCRIPTION RIGHTS?

A:    No. We will not charge a brokerage  commission or a fee to rights  holders for exercising their rights.  However, if you exercise your rights through a broker or nominee,  you will be responsible for any fees charged by your broker or nominee.

Q:    WHAT IS THE  BOARD  OF  DIRECTORS'  RECOMMENDATION  REGARDING  THE  RIGHTS
      OFFERING?

A:    Our board of directors is not making any  recommendation as to whether you should  exercise  your  subscription  rights.  You are  urged to make your decision  based on your own  assessment  of the  rights  offering  and the company.

Q:    HOW MANY SHARES MAY I PURCHASE?

A:    You will  receive  one  nontransferable  subscription  right for each ____
      shares of common stock that you owned on  ____________,  2002,  the record date. Each subscription  right contains the basic  subscription  privilege and the  over-subscription  privilege.  Each basic subscription  privilege entitles you to purchase  one share of common  stock for $___.  Fractional rights will be  eliminated  by rounding up to the next higher whole right.
      See "The Rights  Offering - Subscription  Privileges - Basic  Subscription
      Privilege." The over-subscription  privilege entitles you to subscribe for additional shares of our common stock at the same  subscription  price per share on a pro-rata basis to the number of shares you purchased under your basic  subscription  privilege,  provided  you fully  exercise  your basic subscription  privilege.  "Pro-rata"  means in proportion to the number of shares of our common stock that you and the other rights holders  electing
      to  exercise  their   over-subscription   privileges   have  purchased  by
      exercising the basic  subscription  privileges on their holdings of common
      stock.        See        "The        Rights         Offering--Subscription
      Privileges--Over-Subscription Privilege."

Q:    HOW WAS THE SUBSCRIPTION PRICE ESTABLISHED?

A:    The subscription price per share was established by our board of directors based on the recommendation of a special committee of directors, excluding those directors affiliated with Steel Partners who did not participate (in their capacity as directors) in the  discussion,  consideration  or voting with respect to these  matters.  These  factors  included the historic and then current market price of the common stock, our business prospects, our recent  and  anticipated  operating  results,  general  conditions  in the securities markets, our need for capital, alternatives available to us for raising capital,  the amount of proceeds  desired,  the pricing of similar transactions,  the liquidity of our common stock, and the level of risk to our investors.

                                      iii

Q:    IS EXERCISING MY SUBSCRIPTION RIGHTS RISKY?

A:    Yes. The exercise of your rights  involves  risks.  Exercising your rights means  buying  additional  shares  of  our  common  stock  and  should  be considered as carefully as you would consider any other equity investment.
      Among other  things,  you should  carefully  consider the risks  described under the heading "Risk Factors," beginning on page __.

Q:    MAY I TRANSFER MY RIGHTS IF I DO NOT WANT TO PURCHASE ANY SHARES?

A:    No. Should you choose not to exercise your rights,  you may not sell, give
      away  or  otherwise  transfer  your  rights.   However,   rights  will  be
      transferable to affiliates of the recipient and by operation of law -- for example, upon death of the recipient.

Q:    AM I REQUIRED TO SUBSCRIBE IN THE RIGHTS OFFERING?

A:    No.

Q:    HOW MANY SHARES WILL BE OUTSTANDING AFTER THE RIGHTS OFFERING?

A:    The number of shares of common stock that will be outstanding  immediately after the rights offering will be __________ shares.

Q:    WHAT HAPPENS IF THE RIGHTS OFFERING IS NOT FULLY  SUBSCRIBED  AFTER GIVING
      EFFECT TO THE OVER-SUBSCRIPTION PRIVILEGE?

A:    Steel  Partners has agreed to exercise all of its rights,  including  over
      subscription   rights,  and  further  purchase  any  unsubscribed   shares
      remaining after the expiration of the  over-subscription  privilege in the rights offering up to _____ shares.

Q:    HOW WILL THE RIGHTS  OFFERING  AFFECT  STEEL  PARTNERS'  OWNERSHIP  OF OUR
      COMMON STOCK?

A:    Steel  Partners  beneficially  owns  746,250  shares of our common  stock, representing 12.7% of our outstanding common stock and of the voting power of our outstanding voting securities.

      If no rights  holders other than Steel  Partners  exercise their rights in the rights offering,  Steel Partners will, as a result of its subscription for  and  purchase  of  all  unsubscribed  shares  up to ___  shares,  own approximately  _____ shares,  representing ____% of our outstanding common stock and of the voting power of our outstanding voting securities. If all rights holders exercise their basic subscription  privileges in full, then
      Steel  Partners  will continue to own 12.7% of our common stock and of the voting power of our outstanding voting securities.

Q:    AFTER I EXERCISE MY RIGHTS, CAN I CHANGE MY MIND AND CANCEL MY PURCHASE?

A:    No. Once you send in your subscription  certificate and payment you cannot revoke the  exercise of your rights,  even if you later learn  information about us that you consider to be unfavorable  and even if the market price of our common stock is below the $____ per share  subscription  price. You should not exercise your  subscription  rights unless you are certain that you wish to purchase  additional  shares of our common stock at a price of
      $_____ per share. See "The Rights Offering - No Revocation."

Q:    WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY SUBSCRIPTION
      RIGHTS AS A HOLDER OF COMMON STOCK?

A:    A holder of common stock should not  recognize  income or loss for federal income  tax  purposes  in  connection  with the  receipt  or  exercise  of subscription  rights in the rights  offering.  See "Certain  United States
      Federal Income Tax Consequences" on page __.

Q:    IF THE RIGHTS OFFERING IS NOT COMPLETED,  WILL MY SUBSCRIPTION  PAYMENT BE
      REFUNDED TO ME?

A:    Yes.  The  subscription  agent will hold all funds it  receives  in escrow until  completion of the rights  offering.  If the rights  offering is not completed, the subscription agent will return promptly,  without interest, all subscription payments.

Q:    WHAT SHOULD I DO IF I HAVE OTHER QUESTIONS?

A:    If you have questions or need assistance, please contact ____________, the subscription  agent, at: ( )_____-_____.  Banks and brokerage firms please call  (  )_____-_____.  For a more  complete  description  of  the  rights offering, see "The Rights Offering" beginning on page _____.

                                       iv

                                     SUMMARY

            This  summary  highlights  information  contained  elsewhere in this prospectus.  This  summary  may  not  contain  all of the  information  that  is important  to  you.  This  prospectus  includes  or  incorporates  by  reference information  about our business and our  financial and  operating  data.  Before making an investment  decision,  we encourage you to read the entire  prospectus carefully,  including the risks discussed in the "Risk Factors" section. We also encourage you to review our financial  statements  and the other  information we provide  in the  reports  and  other  documents  that we file  with the SEC,  as described under "Where You Can Find More Information."

            In this prospectus, unless the context requires a different meaning, all  references  to  "SL,"  "we,"  "our,"  "us" or " the  company"  refer  to SL
Industries and its  subsidiaries.  All references to "Steel  Partners"  refer to
Steel Partners II, L.P.

                                   The Company

            We, through our subsidiaries,  design,  manufacture and market power electronics,  power  motion  and power  protection  equipment  that is used in a
variety  of  aerospace,   computer,  datacom,   industrial,   medical,  telecom,
transportation and utility equipment applications. Our products are incorporated into larger systems to increase  operating  safety,  reliability and efficiency.
Our  products  are largely sold to original  equipment  manufacturers,  and to a
lesser  extent,  to  commercial  distributors.   On  March  29,  1956,  we  were
incorporated as G-L Electronics Company in the state of New Jersey. Our name was changed to G-L  Industries,  Inc.  in November  1963,  SGL  Industries,  Inc. in
November 1970, and then to the present name of SL Industries,  Inc. in September
1984. For the year ended December 31, 2001, we sustained a loss from  continuing operations of $6,703,000 and for the six months ended June 30, 2002 we sustained a loss from continuing operations of $358,000.

            During the fiscal year ended December 31, 2000, we were comprised of five business  segments:  Power Supplies,  Power  Conditioning  and Distribution
Units, Motion Control Systems, Electric Utility Equipment Protection Systems and
Other.  At year-end  December 2001, we changed the composition of our reportable segments to reflect individual continuing business units as follows:

            1. Condor PC Power  Supplies,  Inc.  which  produces a wide range of standard and custom power supply  products that convert AC or DC power to direct electrical current to be used in customers' end products;

            2. Teal Electronics  Corporation which is a leader in the design and manufacture of customized power conditioning and power distribution units;

            3. SL Montevideo Technology, Inc. which is a technological leader in the design and manufacture of intelligent, high power density precision motors;

            4. Elektro-Metall Export GmbH which is a leader in electromechanical actuation systems, power drive units and complex wire harness systems for use in the aerospace and automobile industries;

            5.   RFL   Electronics   Inc.   which   designs   and   manufactures
teleprotection  products/systems  used to protect electric utility  transmission lines and apparatus by isolating faulty  transmission  lines from a transmission grid; and

            6. SL Surface Technologies,  Inc. which produces industrial coatings and  platings  for  equipment  in the  corrugated  paper and  telecommunications industries.

            We are a New  Jersey  corporation,  the  address  of  our  principal executive office is 520 Fellowship  Road, Suite A114, Mt. Laurel,  NJ 08054, and
our telephone number at that address is (856) 727-1500.

                         Summary Of the Rights Offering

Rights ...........................     We  will  distribute  to  holders  of our
                                       common   stock,   at   no   charge,   one
                                       nontransferable  subscription  right  for
                                       each  _____  shares of our  common  stock
                                       owned of record on _________,  2002.  The
                                       rights   will   be    evidenced    by   a
                                       nontransferable rights certificate.

Basic Subscription Privilege.......    Each  right  will  entitle  the holder to
                                       purchase  one share of our  common  stock
                                       for  $____.  Fractional  rights  will  be
                                       rounded  up  to  the  next  higher  whole
                                       right.

Over-Subscription Privilege.........   Each rights holder who elects to exercise
                                       its basic subscription  privilege in full
                                       may also subscribe for additional  shares
                                       at the same subscription price per share.
                                       If an  insufficient  number  of shares is
                                       available    to   fully    satisfy    all
                                       over-subscription privilege requests, the
                                       available   shares  will  be  distributed
                                       proportionately  among rights holders who
                                       exercised     their     over-subscription
                                       privilege  based on the  number of shares
                                       each rights holder  subscribed  for under
                                       the  basic  subscription  privilege.  The
                                       subscription agent will return any excess
                                       payments  by  mail  without  interest  or
                                       deduction  promptly  after the expiration
                                       of the rights offering.

                                       Steel  Partners  has  agreed  with  us to
                                       exercise  its basic  subscription  rights
                                       and  oversubscription  privileges  in the
                                       rights  offering.   To  the  extent  that
                                       additional shares remain  unsubscribed at
                                       the  expiration of the  over-subscription
                                       privilege, Steel Partners has agreed with
                                       us to purchase the unsubscribed shares at
                                       the  purchase  price  established  in the
                                       rights offering up to ___ shares.

Subscription Price...............      $____ per share.

Record Date......................      ___________, 2002.

Expiration Date..................      The rights will expire, if not exercised,
                                       at 12:00 midnight, New York City time, on
                                       _________,  2002,  unless  we  decide  to
                                       extend  the  rights  offering  until some
                                       later time.

Nontransferability of Rights......     The rights are not  transferable,  except
                                       to an affiliate of the  recipient  and by
                                       operation of law.

Procedure for Exercising Rights...     You may exercise  your rights by properly
                                       completing   and   signing   your  rights
                                       certificate. You must deliver your rights
                                       certificate  with  full  payment  of  the
                                       subscription price (including any amounts
                                       in  respect   of  the   over-subscription
                                       privilege) to the  subscription  agent on
                                       or prior to the  expiration  date. If you
                                       use the mail,  we recommend  that you use
                                       insured,  registered mail, return receipt

                                       requested.  If you  cannot  deliver  your
                                       rights  certificate  to the  subscription
                                       agent  on  time,   you  may   follow  the
                                       guaranteed delivery procedures  described
                                       under  "The  Rights  Offering--Guaranteed
                                       Delivery  Procedures"  beginning  on page
                                       __.

No Revocation....................      Once  you  have   exercised   your  basic
                                       subscription  privilege your exercise may
                                       not  be  revoked.  Rights  not  exercised
                                       prior  to the  expiration  of the  rights
                                       offering will expire.

How Rights Holders Can Exercise        If you hold  shares of our  common  stock
 Rights Through Others...........      through a broker, custodian bank or other
                                       nominee,   we  will  ask   your   broker,
                                       custodian bank or other nominee to notify
                                       you of the rights  offering.  If you wish
                                       to exercise your rights, you will need to
                                       have your broker, custodian bank or other
                                       nominee  act for you.  To  indicate  your
                                       decision,  you should complete and return
                                       to your broker,  custodian  bank or other
                                       nominee  the  form  entitled  "Beneficial
                                       Owner Election  Form." You should receive
                                       this  form from  your  broker,  custodian
                                       bank or  other  nominee  with  the  other
                                       rights  offering  materials.  You  should
                                       contact  your broker,  custodian  bank or
                                       other  nominee  if you  believe  you  are
                                       entitled  to  participate  in the  rights
                                       offering but you have not  received  this
                                       form.

How Foreign Shareholders and           The  subscription  agent will mail rights
   Shareholders with APO or FPO        certificates  to you if you are a  rights
   Addresses Can Exercise Rights..     holder  whose   address  is  outside  the
                                       United States or if you have an Army Post
                                       Office or a Fleet Post Office address. To
                                       exercise your rights, you must notify the
                                       subscription  agent  on or prior to 12:00
                                       midnight,   New  York   City   time,   on
                                       _________  2002, and take all other steps
                                       which  are  necessary  to  exercise  your
                                       rights,  on or prior to that time. If you
                                       do not follow these  procedures  prior to
                                       the  expiration  of the rights  offering,
                                       your rights will expire.

Certain United States Federal          A  holder  of  common  stock  should  not
   Income Tax Consequences.......      recognize  income  or  loss  for  federal
                                       income tax  purposes in  connection  with
                                       the receipt or  exercise of  subscription
                                       rights  in  the  rights  offering.  For a
                                       detailed  discussion see, "Certain United
                                       States Federal Income Tax Consequences."

Issuance of Stock Certificates...      We will issue  certificates  representing
                                       shares  purchased in the rights  offering
                                       as  soon   as   practicable   after   the
                                       expiration of the rights offering.

No Recommendation to                   We are not making any  recommendations as
  Rights Holders.................      to  whether  you  should   subscribe  for
                                       shares of our  common  stock.  You should
                                       decide  whether to  subscribe  for shares
                                       based  upon your own  assessment  of your
                                       best interests.

NYSE Listing of Our Common Stock...    Our  common  stock is  traded  on the New
                                       York  Stock  Exchange  under  the  symbol
                                       "SL."  On  October  10,  2002,  the  last
                                       trading  day prior to the  filing of this
                                       registration  statement  relating to this
                                       rights offering, the closing price of our
                                       common  stock on the NYSE was  $4.50  per
                                       share.   On  ________,   2002,  the  last
                                       trading  day  before  the  date  of  this
                                       prospectus,  the  closing  price  of  our
                                       common  stock on the NYSE was $______ per
                                       share.   We   have   received    official
                                       notification  from the NYSE  that we were
                                       "below criteria" of certain of the NYSE's
                                       continued listing standards and there can
                                       be no  assurance  that we will be able to
                                       satisfy NYSE requirements and continue to
                                       be listed on the NYSE.

NYSE Symbol for Our Common Stock...    "SL"

Use of Proceeds....................    We  expect  to  raise $5  million  in net
                                       proceeds from the sale of common stock in
                                       this  offering.  We will use the proceeds
                                       to repay an  interest-bearing  loan  from
                                       Steel   Partners   and  to   the   extent
                                       available, for working capital purposes.

            Subscription Agent ___________, (   ) ____-____or (   ) ____-____

            For additional  information concerning the rights offering, see "The
Rights Offering" below.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

            The following  summary  financial  data should be read together with
"Management's  Discussion  and  Analysis of Financial  Condition  and Results of
Operations," the consolidated  financial statements and notes thereto, and other financial  information  included elsewhere in this prospectus.  Our consolidated statements of operations  data set forth below for the years ended  December 31,
2001 and 2000 and July 31, 1999, and for the five months ended December 31, 1999 and 1998 (unaudited) and the consolidated  balance sheet data as of December 31,
2001  and  2000  have  been  derived  from our  audited  consolidated  financial statements  which are included  elsewhere in this  prospectus.  The consolidated statement of  operations  data set forth below for the years ended July 31, 1998 and 1997 and the  consolidated  balance  sheet data as of December  31, 1999 and
1998  (unaudited)  and July 31,  1999,  1998 and 1997 have been derived from our audited  consolidated  financial  statements  which  are  not  included  in this prospectus.  The balance sheet data and the  statement of operations  data as of and for the six months  ended June 30, 2002 and 2001 have been  derived from our unaudited financial statements,  included elsewhere in this prospectus, which we believe have been prepared on the same basis as the audited financial statements and include all adjustments,  consisting of normal recurring adjustments,  which we consider  necessary for a fair  presentation  of the selected  financial data shown.

                                                            Twelve    Twelve    Twelve   Twelve    Twelve   Five     Five Months
                                 Six Months   Six Months    Months    Months    Months   Months    Months   Months   Ended
                                 Ended June   Ended June    Ended     Ended     Ended    Ended     Ended    Ended    December 31,
                                 30, 2002     30, 2001      December  December  July 31, July 31,  July 31, December 1998
                                 (Unaudited)  (Unaudited)   31, 2001  31, 2000  1999     1998      1997     31, 1999 (Unaudited)
                                 ------------------------------------------------------------------------------------------------
                                 (amounts in thousands except per share data)
                                 ------------------------------------------------------------------------------------------------
Net sales (1)............         $67,356       $70,061     $138,467  $148,405   $88,694  $71,918   $68,044  $59,032   $32,809
Income (loss) from
continuing operations...            $(358)      $(2,215)     $(6,703)   $6,423    $5,799   $4,383    $6,720   $2,789    $1,258
Income (loss) from
discontinued
operations..............             $313      $(2,618)      $(3,947)  $(4,723)    $(393)    $930    $1,095  $(3,473)     $703
Net income (loss) (2)...             $(45)     $(4,833)    $(10,650)    $1,700    $5,406   $5,313    $7,815    $(684)   $1,961
Diluted net income (loss)  per
common share ......               $ (0.01)      $(0.85)      $(1.87)     $0.30     $0.92    $0.90     $1.30   $(0.12)    $0.33
Shares used in computing
diluted net income (loss)
per  common share.........          5,839        5,690        5,698      5,757     5,876    5,897     6,021    5,624     5,886
Cash dividend per
common share..............            -0-          -0-          -0-      $0.10     $0.09    $0.08     $0.07    $0.05     $0.04
Year-end financial
position
Working capital...........         $4,956      $(8,279)      $3,476    $31,180   $24,812  $21,344   $17,399  $33,042   $22,145
Current ratio(3)..........            1.1          0.9          1.1        2.3       1.9      2.1       1.8      2.2       2.1
Total assets..............        $88,125     $110,143     $107,758   $113,481  $112,686  $80,915   $66,804 $117,050   $78,929
Long-term debt............            $62       $1,009       $1,009    $36,533   $31,984  $13,283      $700  $39,245   $12,255
Shareholders' equity......        $34,481      $39,148      $33,204    $43,350   $42,842  $38,345   $36,492  $42,072   $40,546
Book value per share......          $5.84        $6.86        $5.81      $7.69     $7.61    $6.84     $6.27    $7.48     $7.16
Other
Capital expenditures(4)...         $1,120       $1,725       $2,342     $2,563    $1,901   $2,029    $1,327     $849    $1,247
Depreciation and
   amortization...........         $1,744       $2,313       $4,587     $4,379    $3,092   $2,335    $2,102   $1,830    $1,246

(1) During 2001, the Company sold SL Waber, Inc. ("SL Waber") and,  accordingly, the operations of SL Waber have been accounted for as discontinued operations in all  periods  presented.  The prior  years have been  restated  to reflect  this accounting treatment.

(2) Calendar  2001 includes  pre-tax  costs  related to inventory  write-offs of
$2,890,000,  asset impairment  charges of $4,145,000 and restructuring  costs of
$3,683,000  related to Condor D.C. Power Supplies,  Inc.  ("Condor"),  inventory write-offs of $50,000, and restructuring and intangible asset impairment charges of $185,000 and $125,000, respectively, related to SL Surface Technologies, Inc.
("SurfTech").
Calendar 2000 includes pre-tax income of $875,000 related to the settlement of a class  action suit  against one of the  Company's  insurers,  pre-tax  income of
$650,000  related to the  reduction of a contingency  reserve for  environmental costs, and  restructuring  costs of $790,000 related to SL Waber. The five-month period ended December 31, 1999 includes pre-tax  restructuring costs,  inventory write-downs  and loss on  commitments of $4,273,000  related to SL Waber,  and a pre-tax  gain  of  $1,812,000  related  to  the  demutualization  of  one of the
Company's life insurance carriers.

(3) The current ratio for 2001 includes all debt  classified as current,  due to the December 31, 2002 maturity date of the Revolving Credit Facility (see Item 7
- Financial Condition)

(4) Excludes assets acquired in business combinations.

                                  RISK FACTORS

            This  offering and an  investment  in the shares of our common stock involve a high  degree of risk.  You should  carefully  consider  the  following factors and other  information  presented or  incorporated  by reference in this prospectus  before  deciding  to  invest  in our  common  stock.  The  risks and uncertainties  described below are not the only ones we face.  Additional  risks and  uncertainties  not presently known to us may also impair our operations and business.  If we do not  successfully  address  any  one or  more  of the  risks described  below,  there  could be a material  adverse  effect on our  financial condition,  operating  results and  business.  We cannot assure you that we will successfully address these risks.

RISKS RELATING TO OUR BUSINESS

WE WILL BE  ADVERSELY  IMPACTED  IF WE DO NOT  REFINANCE  OUR  REVOLVING  CREDIT
FACILITY PRIOR TO MATURITY IN 2002.

            We are a party to a Second  Amended and  Restated  Credit  Agreement dated as of  December  13,  2001,  as  amended,  by and  among the  Company,  SL
Delaware, Inc., GE Capital CFE, Inc., Fleet National Bank and PNC Bank, National
Association  as Banks,  and GE  Capital  CFE,  Inc.  as Agent for the Banks (the
"Revolving Credit Facility").  The Revolving Credit Facility matures on December
31, 2002, and provides for the payment of a fee of approximately $780,000 in the event that the  facility is not retired on or before  October  31,  2002,  under certain  circumstances.  Pursuant to the terms of the Revolving Credit Facility, if the Company  delivers a binding  commitment  letter to the banks by September
30, 2002 and refinances the Revolving  Credit  Facility on or before October 31,
2002, no such fee is due. The Company  delivered binding  commitment  letters to the banks on September 30, 2002 and is in the process of attempting to refinance the  Revolving  Credit  Facility  prior to  October  31,  2002.  There can be no assurance  that we will  refinance the Revolving  Credit  Facility prior to such date, or that the Revolving Credit Facility will be refinanced successfully.

CURRENT  FINANCIAL  CONDITIONS RAISE CONCERNS ABOUT OUR ABILITY TO CONTINUE AS A
GOING CONCERN.

            There can be no assurance that the Revolving Credit Facility will be refinanced  successfully or that we will be able to find alternative  sources of financing.  In the event we are  unable to fund our  working  capital  needs and other cash requirements  through our available funds or through borrowings under the Revolving Credit  Facility,  or are unable to refinance the Revolving Credit
Facility, there would be a material adverse effect upon our financial condition.
The opinion of our auditors contains a qualification with respect to our ability to continue as a going concern.  This opinion was based upon concerns  regarding the  refinancing  of our  Revolving  Credit  Facility  as well as our default of certain financial covenants under the Revolving Credit Facility. Compliance with such financial covenants was waived pursuant to a Waiver Agreement dated May 23,
2002.

WE HAVE BEEN INFORMED THAT WE ARE NOT IN COMPLIANCE WITH NEW YORK STOCK EXCHANGE
LISTING STANDARDS,  AND MAY BE DELISTED. IF WE ARE DELISTED, OUR STOCK PRICE MAY
SUFFER.

            On October 17, 2001, we received official  notification from the New
York Stock  Exchange  ("NYSE")  that we were "below  criteria" of certain of the
NYSE's  continued  listing  standards.  Pursuant to the request of the NYSE,  we submitted a business  plan on February  22,  2002 for  compliance  with the NYSE continued listing standards.  Our business plan was accepted by the NYSE. We are currently required to deliver quarterly updates to the NYSE and we are currently working  with the NYSE to  maintain  our  listing  on the NYSE.  There can be no assurance that we will be able to satisfy NYSE  requirements  and continue to be listed on the NYSE or, in the event that we cannot  continue to be listed on the
NYSE,  that we will be able to list our securities on another  exchange.  If our listing on the NYSE cannot be maintained,  shareholders may experience a greater difficulty  in trading  shares of our  common  stock and the price of our common stock could be adversely affected.  This lack of liquidity may also make it more difficult for us to raise capital.

WE MAY BE ADVERSELY  AFFECTED BY  FLUCTUATIONS  IN CASH FLOWS,  LIQUIDITY,  DEBT
LEVELS, AND REFINANCING.

            Working capital  requirements and cash flows historically have been,
and  are  expected  to  continue  to  be,   subject  to  quarterly   and  yearly
fluctuations,  depending on such factors as levels of sales,  timing and size of capital  expenditures,  timing of  deliveries  and  collection  of  receivables, inventory levels,  customer payment terms, customer financing  obligations,  and supplier terms and  conditions.  The inability to manage cash flow  fluctuations resulting  from  such  factors  could  have a  material  adverse  effect  on our business,  results of operations,  and financial condition.  In order to finance the working  capital  requirements  of our  business,  we have  entered into the
Revolving Credit Facility and have borrowed funds thereunder.  If operating cash flows are not sufficient to meet operating  expenses,  capital  expenditures and debt service  requirements  as they become due, we may be required,  in order to meet our debt service  obligations,  to delay or reduce capital  expenditures or the  introduction  of new products,  to sell assets,  and/or to forego  business opportunities  including  research and  development  projects and product design enhancements.

OUR  OPERATING  RESULTS MAY  FLUCTUATE,  AND THERE MAY BE  VOLATILITY IN GENERAL
INDUSTRY, ECONOMIC, AND MARKET CONDITIONS.

            Our  results  of  operations   for  any  quarter  or  year  are  not
necessarily  indicative  of results to be  expected  in future  periods.  Future operating  results may be affected  by various  trends and factors  that must be managed  in order to achieve  favorable  operating  results.  The  inability  to accurately  forecast and manage  these trends and factors  could have a material adverse effect on our business, results of operations and financial condition.

            General economic  conditions,  and specifically market conditions in the  telecommunications  and  semiconductor  industry  in the United  States and globally,  affect our business.  In addition,  reduced  capital  spending and/or negative economic conditions in the United States,  Europe,  Asia, Latin America
and/or  other  areas of the world  could have a material  adverse  effect on our business, results of operations and financial condition.

            Gross  margins  may  be  adversely   affected  by  increased   price
competition,  excess capacity,  higher material or labor costs,  warranty costs, obsolescence  charges,  loss of cost savings on future inventory  purchases as a result of high inventory levels, introductions of new products, increased levels of customer services,  changes in distribution  channels, and changes in product and  geographic  mix.  Lower than  expected  gross margins could have a material adverse effect on our business, results of operation and financial condition.

WE MAY BE SUBJECT TO SIGNIFICANT COSTS IN COMPLYING WITH ENVIRONMENTAL LAWS.

            Our  facilities are subject to a broad array of  environmental  laws and  regulations.  The costs of complying  with complex  environmental  laws and regulations  may be significant in the future.  Present  accruals for such costs and liabilities may not be adequate in the future,  since the estimates on which the accruals are based  depend on a number of factors,  including  the nature of the problem,  the complexity of the site, the nature of the remedy,  the outcome of  discussions  with  regulatory  agencies  and other  potentially  responsible parties ("PRPs") at multiparty sites, and the number and financial  viability of other PRPs.

            Additionally,  we are the  subject of various  lawsuits  and actions relating to environmental issues,  including administrative action in connection with  SurfTech's  Pennsauken  facility  which could  subject us to,  among other things,  $9,266,000 in collective reimbursements (with other parties) to the New
Jersey Department of Environmental  Protection. A class action suit was filed on
June 12, 2002 against the Company,  SurfTech  and 37 other  defendants  alleging that  the  plaintiffs  suffered  personal  injuries  as a  result  of  consuming contaminated  water  distributed from the Puchack  Wellfield in Pennsauken,  New
Jersey (which supplies  Camden,  New Jersey).  There can be no assurance that we will be able to  successfully  defend or settle  these or any other  actions  to which we are a party.

WE MAY HAVE TO PAY SIGNIFICANT COSTS FOR REGULATORY COMPLIANCE AND LITIGATION.

            Rapid or unforeseen  escalation of the cost of regulatory compliance and/or  litigation,  including  but not  limited to,  environmental  compliance, product-related  liability,  assertions related to intellectual  property rights and  licenses,  adoption  of new  accounting  policies,  or  changes  in current accounting  policies and  practices  and the  application  of such  policies and practices could have a material adverse effect on our business. Additionally, we are  subject  to  certain  legal  actions  involving  complaints  by  terminated employees and disputes with  customers  and  suppliers.  One such claim has been brought against us by a customer seeking $3,900,000 in compensatory  damages. On
July 18, 2002, the court granted  partial  summary  judgment to this customer by finding  that SL-MTI sold motors to it with an express  warranty  and an implied warranty of  merchantability.  The nature and extent of those warranties will be decided by a jury trial scheduled to start on October 28, 2002.  There can be no assurance of the outcome in any litigation.  An adverse determination in any one or more legal  actions  could have a material  adverse  effect on our  business, results of operations and financial condition.

WE EXPECT FLUCTUATIONS IN OPERATING RESULTS AND STOCK PRICE.

            Operating results for future periods are never perfectly predictable even in the most  certain  of  economic  times,  and we  expect to  continue  to experience  fluctuations in our quarterly results. These fluctuations,  which in the future may be significant, could cause substantial variability in the market price of our stock.

OUR OPERATING RESULTS AND STOCK PRICE MAY BE ADVERSELY  AFFECTED BY FLUCTUATIONS
IN CUSTOMERS' BUSINESSES.

            Our business is dependent upon product sales to  telecommunications, semiconductor,  medical imaging,  aerospace and other businesses,  which in turn are dependent for their business upon orders from their customers.  Any downturn in the  business  of any of these  parties  affects  us.  Moreover,  sales often reflect  orders  shipped in the same quarter in which they are  received,  which makes  sales  vulnerable  to  short-term  fluctuations  in  customer  demand and difficult to predict. In general, customer orders may be cancelled,  modified or rescheduled  after  receipt.  Consequently,  the timing of these  orders and any subsequent  cancellation,  modification  or  rescheduling  of these  orders have affected,  and will in the future affect,  results of operations from quarter to quarter.  Also, because our customers  typically order in large quantities,  any subsequent cancellation, modification or rescheduling of an individual order may alone affect our results of operations.

WE HAVE INCURRED,  AND MAY IN THE FUTURE INCUR,  INVENTORY-RELATED  CHARGES, THE
AMOUNTS OF WHICH ARE DIFFICULT TO PREDICT ACCURATELY.

            As a result  of the  business  downturn  in 2001,  we have  incurred charges to align our inventory with actual customer  requirements  over the near term. A rolling  six-month  forecast is utilized  based on  anticipated  product orders,  product  order  history,  forecasts,  and  backlog to assess  inventory requirements.  We  have  incurred,  and  may in the  future  incur,  significant inventory-related charges. While we believe, based on current information,  that the  inventory-related  charges  recorded  in 2001 are  appropriate,  subsequent changes to our forecast may indicate that these charges were insufficient.

FAILURE TO ACHIEVE  ACCEPTABLE  MANUFACTURING  VOLUMES AND YIELDS MAY  ADVERSELY
AFFECT OUR PROFITABILITY.

            The  ability to achieve  profitability  depends  upon our ability to timely  deliver  products  to our  customers  at  acceptable  cost  levels.  The manufacture  of our  products  involves  highly  complex and precise  processes.
Changes in manufacturing  processes or those of suppliers,  or their inadvertent use of defective or contaminated materials, could significantly hurt our ability to meet our customers'  product volume and quality needs.  Moreover,  failure to receive a  sufficient  level of customer  orders  could  significantly  hurt our ability to meet our order volume and yield targets. Under existing manufacturing techniques,  which involve substantial manual labor,  failure to meet volume and yield targets  could  substantially  increase  unit costs.  Failure to meet unit costs would  negatively  impact  operating  results and,  thereby,  could have a material  adverse  effect on our business,  results of operations  and financial condition.

FAILURE TO REMAIN COMPETITIVE COULD ADVERSELY IMPACT OUR OPERATING RESULTS.

            The markets in which we sell our products are highly competitive and characterized by rapidly changing and converging  technologies.  We face intense competition  from established  competitors and the threat of future  competition from new and  emerging  companies  in all  aspects  of our  business.  Among our current competitors are our customers,  who are vertically integrated and either manufacture  and/or are capable of manufacturing  some or all of the products we sell to them.  In addition to current  competitors,  new  competitors  providing niche,  and  potentially  broad,  product  solutions will likely increase in the future. To remain  competitive in both the current and future business climates, we must maintain a substantial  commitment to focused  research and development, improve the  efficiency of our  manufacturing  operations,  and  streamline  our marketing and sales efforts and attendant  customer  service and support.  Among other things, we may not anticipate  shifts in our markets or technologies,  may not have sufficient  resources to continue to make the investments  necessary to remain  competitive,  or may not make the  technological  advances  necessary to remain  competitive.  In addition,  notwithstanding  our efforts,  technological changes,  manufacturing  efficiencies or development  efforts by competitors may render our products or technologies obsolete or uncompetitive.

CONSOLIDATION IN THE INDUSTRY COULD INCREASE COMPETITIVE PRESSURES ON US.

            The  industries  in which we  operate  are  consolidating,  and will continue to consolidate in the future as companies attempt to strengthen or hold their market positions.  Such consolidations may result in stronger  competitors that are better  able to compete  as  sole-source  vendors  for  customers.  Our relatively small size may increase  competitive  pressure for customers  seeking
single  vendor  solutions.   Such  increased   competition  would  increase  the
variability of our operating results and could otherwise have a material adverse effect on our business, results of operations and financial condition.

WE ARE DEPENDENT UPON THIRD PARTIES FOR PARTS AND COMPONENTS.

            The ability to meet customer demand depends, in part, on our ability to obtain timely and adequate  delivery of parts and  components  from suppliers and internal manufacturing  capacity. We have experienced  significant shortages in the past and, although we work closely with our suppliers to avoid shortages, there can be no assurance  that we will not encounter  further  shortages in the future.  A  further  reduction  or  interruption  in  component  supplies  or  a significant  increase  in the  price  of one or  more  components  could  have a material  adverse  effect our  business,  results of  operations  and  financial condition.

OUR FUTURE  SUCCESS  DEPENDS ON OUR ABILITY TO STAY CURRENT  WITH  TECHNOLOGICAL
CHANGE AND NEW PRODUCT DEVELOPMENT.

            The markets in which  Condor (as  hereinafter  defined) and Teal (as hereinafter  defined) operate are  characterized by rapidly changing  technology and shorter product life cycles. Our future success will continue to depend upon our ability to enhance our current  products  and to develop new  products  that keep pace with  technological  developments  and  respond to changes in customer requirements.  Any failure by us to respond adequately to technological  changes and customer  requirements or any significant delay in new product introductions could have a material  adverse effect on our business and results of operations.
In addition,  there can be no assurance  that new products to be developed  will achieve market acceptance.

WE ARE DEPENDENT UPON KEY PERSONNEL FOR THE MANAGEMENT OF OUR OPERATIONS.

            Our success  depends in part upon the continued  services of many of our highly skilled personnel involved in management,  engineering and sales, and upon our ability to attract and retain additional highly qualified  officers and employees.  The loss of  service  of any of these  key  personnel  could  have a material  adverse effect on our business.  In addition,  our future success will depend on the  ability  of  officers  and key  employees  to  manage  operations successfully  as we explore a sale of all or a part of our business,  as well as our ability to effectively attract, retain, motivate and manage employees during this period of uncertainty.

OTHER FACTORS MAY AFFECT FUTURE RESULTS.

            The risks and  uncertainties  described herein are not the only ones facing us.  Additional risks and  uncertainties not presently known, or that may now be deemed immaterial, may also impair business operations.

STEEL PARTNERS BENEFICIALLY OWNS A LARGE PERCENTAGE OF OUR VOTING STOCK.

            As of the date of this  prospectus,  Steel  Partners owned shares of common  stock  entitling  them to  exercise  12.7%  of the  voting  power of our outstanding voting securities. As a result of the rights offering, the ownership of Steel  Partners  could  increase  further  as  described  under  "The  Rights
Offering--Shares  of Common Stock  Outstanding  after the Rights  Offering."  In addition,  the Gabelli Funds  beneficially owns 26.3% of the voting power of our outstanding Common Stock.

            Because of Steel  Partners'  and the Gabelli  Funds'  ownership of a large  percentage of our outstanding  voting  securities,  they have significant influence  over  our  management  and  policies,  such  as the  election  of our directors,  the  appointment  of new  management  and the  approval of any other actions requiring the approval of our shareholders,  including any amendments to our certificate of  incorporation  and mergers or sales of all or  substantially all of our assets.  In addition,  the level of Steel  Partners'  and the Gabelli
Funds' ownership of our outstanding  voting  securities could have the effect of discouraging or impeding an unsolicited acquisition proposal.

            Steel  Partners and its  affiliates  may have the right to appoint a majority  of our  board  of  directors  and  will be able to  exert  substantial influence  over  matters  submitted  to our  shareholders,  as well as over  our business operations.

RISKS RELATING TO THIS RIGHTS OFFERING

THE SUBSCRIPTION  PRICE DETERMINED FOR THIS OFFERING IS NOT AN INDICATION OF OUR
VALUE OR THE VALUE OF OUR COMMON STOCK.

            The  subscription  price  for  this  rights  offering  is [$ ].  The subscription  price does not necessarily bear any relationship to the book value of our assets, past operations,  cash flows, losses,  financial condition or any other  established  criteria for value. You should not consider the subscription price as an  indication  of our value.  After the date of this  prospectus,  our common stock may trade at prices above or below the subscription price.

IF YOU  EXERCISE  YOUR  RIGHTS,  YOU MAY LOSE MONEY IF THERE IS A DECLINE IN THE
TRADING PRICE OF OUR SHARES OF COMMON STOCK.

            The  trading  price of our common  stock in the  future may  decline below the subscription  price. We cannot assure you that the subscription  price will remain below any future  trading  price for the shares of our common stock.
Future  prices  of the  shares of our  common  stock may  adjust  positively  or negatively  depending  on various  factors  including  our future  revenues  and earnings,  changes  in  earnings  estimates  by  analysts,  our  ability to meet analysts' earnings  estimates,  speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets.

YOU MAY NOT REVOKE THE EXERCISE OF YOUR RIGHTS EVEN IF THERE IS A DECLINE IN OUR
COMMON STOCK PRICE PRIOR TO THE EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

            Even if our common stock price declines below the subscription price for the common stock,  resulting in a loss on your  investment upon the exercise of rights to acquire  shares of our common  stock,  you may not revoke or change your exercise of rights after you send in your subscription forms and payment.

YOU WILL NOT RECEIVE INTEREST ON SUBSCRIPTION FUNDS RETURNED TO YOU.

            If we cancel the rights  offering,  neither we nor the  subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

BECAUSE WE MAY TERMINATE THE OFFERING, YOUR PARTICIPATION IN THE OFFERING IS NOT
ASSURED.

            Once you exercise your subscription  rights,  you may not revoke the exercise for any reason unless we amend the offering.  If we decide to terminate the offering,  we will not have any obligation with respect to the  subscription rights except to return any subscription payments, without interest.

YOU NEED TO ACT PROMPTLY AND FOLLOW SUBSCRIPTION INSTRUCTIONS.

            Shareholders  who desire to purchase  shares in this rights offering must act  promptly to ensure that all  required  forms and payments are actually received by the subscription  agent prior to ______,  2002, the expiration date.
If you fail to  complete  and  sign the  required  subscription  forms,  send an
incorrect   payment  amount,  or  otherwise  fail  to  follow  the  subscription procedures that apply to your desired  transaction the  subscription  agent may, depending on the  circumstances,  reject your  subscription  or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you  concerning,  or attempt to correct,  an  incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

RISKS RELATING TO OUR COMMON STOCK.

OUR COMMON STOCK IS SUBJECT TO PRICE FLUCTUATIONS.

            The  market  price for our common  stock has been,  and is likely to continue to be, highly  volatile.  The market for our common stock is subject to fluctuations as a result of a variety of factors,  including  factors beyond our control. These include:

            o    our  ability  to obtain  refinancing  of the  Revolving  Credit
                 Facility prior to October 31, 2002;

            o    additions or departures of key personnel;

            o    changes in market valuations of similar companies;

            o    announcements of new products or services by competitors or new competing technologies;

                                       10

            o    conditions   or   trends   in   the    telecommunications   and
                 semiconductors industries;

            o    announcements  and expectations with respect to the sale of all or part of the Company;

            o    general market and economic conditions; and

            o    other events or factors that are unforeseen.

WE DO  NOT  INTEND  TO PAY  DIVIDENDS  ON  SHARES  OF OUR  COMMON  STOCK  IN THE
FORESEEABLE FUTURE.

            We currently expect to retain our future earnings, if any, to reduce debt and for use in the  operation  of our  business.  Additionally,  our credit facility prohibits the payment of dividends without the consent of a majority of our lenders.  We do not  anticipate  paying any cash  dividends on shares of our common stock in the foreseeable future.

THE ISSUANCE OF PREFERRED STOCK OR ADDITIONAL  COMMON STOCK MAY ADVERSELY AFFECT
OUR SHAREHOLDERS.

            Our board of  directors  has the  authority to issue up to 6,000,000 shares of our preferred stock, none of which are currently issued.  Our board of directors is authorized to determine the terms,  including voting rights, of the preferred shares without any further vote or action by our common  shareholders.
The voting and other  rights of the holders of our common  stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the  future.  Similarly,  our board has the right to issue  additional  shares of  common  stock,  up to the  total  number of shares authorized,  without any further vote or action by common  shareholders (as long at the  additional  shares  of  common  stock  are not  reserved  for any  other purpose),  which  would  have the effect of  diluting  common  shareholders.  An issuance  could  occur in the context of another  public or private  offering of shares of common  stock or  preferred  stock or in a situation  where the common stock or  preferred  stock is used to  acquire  the  assets or stock of  another company.  The  issuance of common  stock or  preferred  stock,  while  providing desirable flexibility in connection with possible acquisitions,  investments and other  corporate  purposes,  could have the  effect of  delaying,  deferring  or preventing a change in control.

                                       11

                                 USE OF PROCEEDS

            We expect  that our  proceeds  from the rights  offering  will be $5 million.

            We will use the proceeds to repay a $5 million interest-bearing loan from Steel Partners and to the extent  available,  for working capital purposes.
See  "Management  Discussion and Analysis of Financial  Condition and Results of
Operations - Liquidity and Capital  Resources" for further  discussion of the $5 million interest-bearing loan.

                           PRICE RANGE OF COMMON STOCK

            The  Company's  common stock is  registered on both the NYSE and the
Philadelphia  Stock  Exchange  under the symbol "SL." The  following  table sets forth the high and low closing  sales  prices per share of our common  stock for the periods indicated:

                                                HIGH             LOW

Year Ended December 31, 2002:
Fourth Quarter (through October 10, 2002)      $  5.55        $  4.50
Third Quarter                                     7.30           5.05
Second Quarter                                    8.05           6.60
First Quarter                                     8.30           4.99

Year Ended December 31, 2001:
Fourth Quarter                                    8.50           3.72
Third Quarter                                    11.10           5.60
Second Quarter                                   13.00          11.10
First Quarter                                    14.99          10.875

Year Ended December 31, 2000:
Fourth Quarter                                   12.125        10.00
Third Quarter                                    13.00          9.375
Second Quarter                                   10.00          8.375
First Quarter                                    12.625         8.875

            The Company paid cash dividends of $.05 per share in November,  2000 and $.05 per share in June, 2000. The Company suspended dividend payments during
2001 and has no present intention of making dividend payments in the foreseeable future,  as, under the terms of the Revolving  Credit  Facility,  the Company is prohibited from paying dividends.

            As of September 30, 2002,  there were  approximately  870 registered shareholders.

            On October 17, 2001, the Company received official notification from the NYSE that it was "below criteria" of certain of the NYSE's continued listing standards,  and that, consequently,  its stock may be delisted.  Pursuant to the request of the NYSE, the Company  submitted a business plan on February 22, 2002 for  compliance  with the NYSE  continued  listing  standards.  The  Company  is currently  working with the NYSE to resolve this matter and maintain its listing on the NYSE. There can be no assurance,  however,  that the Company will be able to satisfy NYSE  requirements  and continue to be listed on the NYSE,  or in the event that it cannot  continue to be listed on the NYSE, that it will be able to alternatively list on another exchange.

            On October 10, 2002,  the last  reported  sales price for our Common
Stock on the NYSE was $4.50.

                                       12

                                   THE COMPANY

DESCRIPTION OF BUSINESS

General Development of Business

            The Company,  through its  subsidiaries,  designs,  manufactures and markets power electronics,  power motion and power protection  equipment that is used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. Its products are incorporated into larger systems to increase  operating  safety,  reliability and efficiency.
The  Company's  products  are largely sold to Original  Equipment  Manufacturers
("OEMs"), and to a lesser extent, to commercial distributors. On March 29, 1956, the  Company was  incorporated  as G-L  Electronics  Company in the state of New
Jersey.  Its name was changed to G-L  Industries,  Inc. in  November  1963;  SGL
Industries,  Inc.  in  November  1970;  and  then  to  the  present  name  of SL
Industries, Inc. in September 1984.

            In 1999,  the Company  changed the date of its fiscal  year-end from
July 31 to December 31,  commencing in January  2000. As a result,  a transition period for the five-month period ended December 31, 1999 was previously reported on a transition report on Form 10-Q and is also presented herein.  Consequently, the consolidated  balance sheets have been presented as of December 31, 2001 and
December 31, 2000.  The  consolidated  statements of  operations  and cash flows present  information for the calendar years ended December 31, 2001 and December
31, 2000, the fiscal year ended July 31, 1999 and the  five-month  periods ended
December 31, 1999 and December 31, 1998.

            On May 11, 1999,  pursuant to a Share Purchase Agreement dated April
1, 1999,  the  Company  acquired  100% of the issued and  outstanding  shares of capital stock of RFL Electronics  Inc. The Company paid  $11,387,000 in cash and issued promissory notes with an aggregate face amount of $75,000 at closing.  In addition,  the Company paid a contingent  payment of  $1,000,000  in fiscal 1999 based upon the financial performance of RFL Electronics Inc. for its fiscal year
ended  March  31,  1999.  RFL  Electronics   Inc.  is  a  leading   supplier  of
teleprotection  and specialized  communication  equipment  primarily sold to the electric power utility industry.

            On July 27, 1999, pursuant to an Asset Purchase Agreement dated July
13, 1999,  Condor D.C. Power  Supplies,  Inc., a wholly-owned  subsidiary of the
Company,  acquired certain net operating assets of Todd Products Corporation and
Todd Power Corporation (together, "Todd Products"). The Company paid $7,430,000, comprised of cash in the amount of  $3,700,000  and  assumption of debt equal to approximately  $3,730,000.  Condor D.C. Power Supplies, Inc. also entered into a ten-year Consulting  Agreement with the chief executive officer of Todd Products for an aggregate fee of $1,275,000, which is paid in quarterly installments over three years.  Todd Products is a leading supplier of high quality power supplies to the datacom, telecommunications and computer industries.

            In July 2001, the Board of Directors  authorized the  disposition of the Company's  subsidiary,  SL Waber,  Inc. ("SL Waber").  On September 6, 2001,
pursuant to an Asset Purchase Agreement dated as of August 29, 2001, the Company sold substantially all of the assets of SL Waber and all the stock of SL Waber's subsidiary, Waber de Mexico S.A. de C.V. The Company received cash in the amount of $1,053,000 at closing.  In addition,  the purchaser  agreed to assume certain liabilities and ongoing obligations of SL Waber. As a result of the transaction, the Company recorded a pre-tax loss from the sale of discontinued  operations of approximately $2,745,000. The results of operations of SL Waber are presented as discontinued  operations for all periods  presented in the financial  statements set forth herein.

            In December 2001, the Company surrendered for cash substantially all of its life  insurance  policies with a total  surrender  value of  $11,109,000.
Additional  policies with a cash surrender value of $450,000 were surrendered in
February 2002. These policies insured the lives of former and present executives and key employees and had been  maintained as an internal  mechanism to fund the
Company's   obligations  under  its  capital   accumulation  plan  and  deferred
compensation  plan.  Aggregate  liabilities under those plans, which are owed to former and current  executives  and key  employees,  amount to  $3,120,000 as of
December 31, 2001.  Proceeds from the life  insurance  policies were received in
December 2001,  January 2002 and March 2002 and were used to pay down debt under the  Company's  revolving  credit  facility.  Beneficiaries  under  the  capital accumulation  plan and  deferred  compensation  plan  remain  general  unsecured creditors of the Company.

                                       13

            In December 2001, the Company sold back to the purchaser of a former subsidiary a mortgage note in the  outstanding  principal  amount of $2,200,000.
The mortgage note secured the real property of the former subsidiary. In January
2002,  the Company  received cash  proceeds of  $1,600,000  upon the sale of the mortgage  note,  all of which  were  used to pay down debt  under the  Company's revolving credit facility.

            On  January  22,  2002,  the  Company  held its  annual  meeting  of shareholders  for the 2001  calendar  year.  At the  annual  meeting,  all eight members of the Board of Directors stood for election. In addition, five nominees from a committee comprised of representatives of two institutional  shareholders
(such  committee,  the "RORID  Committee"),  stood for  election to the Board of
Directors.  Upon the  certification of the election results on January 24, 2002, the five nominees of the RORID  Committee  were elected (James  Henderson,  Glen
Kassan,  Warren  Lichtenstein,  Mark  Schwarz  and  Steven  Wolosky),  and three incumbent directors were reelected (J. Dwane Baumgardner, Charles T. Hopkins and
J. Edward  Odegaard).  Shortly  after the annual  meeting,  Messrs.  Hopkins and
Odegaard resigned from the Board of Directors.  On March 8, 2002,  Richard Smith
was  elected  to the Board of  Directors,  and on May 23,  2002,  Avrum Gray was
elected to the Board of Directors, filling the two vacant directorships.

            In 2001, the Company had entered into  change-of-control  agreements with Owen Farren,  the Chief Executive  Officer at that time,  David Nuzzo,  the
Vice President-Finance and Administration, and Jacob Cherian, the Vice President
and Controller at that time. Following the election of the five new directors as described  above,  the  Company  made  payments  to such  officers  under  these change-of-control agreements in the respective amounts of $877,565, $352,556 and
$250,000.  Owen Farren's  employment  with the Company was terminated  effective
February 4, 2002.  Jacob Cherian  resigned  effective  April 26, 2002.  For more information on the change-of-control  agreements,  see "Executive Compensation -
Employment Contracts, Termination and Change in Control Arrangements."

            At the initial  meeting of the new Board of Directors on January 24,
2002,  Warren  Lichtenstein  was elected  Chairman of the Board.  On February 4,
2002,  Warren  Lichtenstein was elected Chief Executive  Officer and Glen Kassan was elected President of the Company. Additionally, David Nuzzo was reelected as
Vice President-Finance and Administration,  Treasurer and Secretary.  All senior divisional  management  teams are continuing in their positions other than Jacob
Cherian, who resigned effective April 26, 2002.

Financial Information About Segments

            Financial  information  about the  Company's  business  segments  is incorporated  herein  by  reference  to Note  14 in the  Notes  to  Consolidated
Financial Statements for the year ended December 31, 2001 included herein.

Narrative Description of Business

SEGMENTS

            During the fiscal year ended July 31, 1999,  the  five-month  period ended  December 31, 1999 and the year ended  December 31, 2000,  the Company was
comprised  of  six  reportable   business   segments:   Power  Supplies,   Power
Conditioning and Distribution Units ("PCDUs"),  Motion Control Systems, Electric
Utility Equipment  Protection  Systems,  Surge Suppressors and Other. During the
fiscal  year  ended July 31,  1998,  the  Company  operated  principally  in one business  segment;  the design,  production  and marketing of advanced power and data quality  systems.  During the year ended December 31, 2001, the Company was comprised of five business  segments:  Power  Supplies,  PCDUs,  Motion  Control
Systems,  Electric Utility Equipment  Protection  Systems and Other. At year-end
December 2001, the Company changed the composition of its reportable segments to reflect individual business units, as described below.

CONDOR DC POWER  SUPPLIES,  INC.  ("CONDOR")  - Condor  produces a wide range of standard and custom power supply  products that convert AC or DC power to direct electrical  current to be used in customers'  end products.  Standard and custom
AC-DC and DC-DC power supplies in both linear and switching  configurations  are produced,  with ranges in power from 1 to 5000 watts,  and are  manufactured  in either commercial or medical configurations. Power supplies closely regulate and monitor power outputs,  using patented filter and other technologies,  resulting in little or no electrical  interference.  Power supplies are also used in drive systems  for  electric  equipment  and other  motion  control  systems.  For the six-month periods ended June 30, 2002 and June 30, 2001, net sales of Condor, as

                                       14

a percentage of consolidated net sales from continuing operations,  were 25% and
40%, respectively.  For the years ended December 31, 2001, December 31, 2000 and the fiscal year ended July 31, 1999,  net sales of Condor,  as a  percentage  of consolidated  net sales  from  continuing  operations,  were  35%,  42% and 34%, respectively.  For the  five-month  periods ended December 31, 1999 and December
31, 1998, net sales of Condor,  as a percentage of  consolidated  net sales from continuing operations, were 43% and 36%, respectively.

TEAL  ELECTRONICS  CORPORATION  ("TEAL")  - Teal is a leader in the  design  and manufacture  of customized  power  conditioning  and power  distribution  units.
Products are developed and  manufactured  for custom  electrical  subsystems for
OEMs of semiconductor,  medical imaging, graphics and telecommunication systems.
Outsourcing the AC power system helps OEMs reduce cost and time to market, while increasing  system  performance  and customer  satisfaction.  Customers are also helped by getting necessary agency  approvals.  Custom products are often called
"Power  Conditioning and Distribution  Units," which provide voltage  conversion and stabilization, system control, and power distribution for systems such as CT and MRI scanners,  chip testers and cellular  radio  systems.  For the six-month periods  ended  June  30,  2002  and  June 30,  2001,  net  sales of Teal,  as a percentage of consolidated  net sales from continuing  operations,  were 13% and
9%,  respectively.  For the years ended December 31, 2001, December 31, 2000 and the fiscal  year ended July 31,  1999,  net sales of Teal,  as a  percentage  of consolidated  net sales  from  continuing  operations,  were  10%,  15% and 17%, respectively.  For the  five-month  periods ended December 31, 1999 and December
31, 1998,  net sales of Teal,  as a percentage  of  consolidated  net sales from continuing operations, were 15% and 17%, respectively.

SL MONTEVIDEO TECHNOLOGY,  INC. ("SL-MTI") - SL-MTI is a technological leader in the design and manufacture of intelligent,  high power density precision motors.
Important  programs in both  traditional and new market areas have been won as a
result  of  new  motor  and   (patented  and  patent   pending)   motor  control
technologies.  New motor and motion controls are used in numerous  applications,
including  aerospace,   medical  and  industrial   products.   Negotiations  are
continuing with customers on advanced designs for numerous  programs,  including fuel cell energy storage systems,  high performance missile guidance motors, and medical/surgical  drills and saws. For the six-month periods ended June 30, 2002 and June 30, 2001,  net sales of SL-MTI,  as a percentage  of  consolidated  net sales from continuing operations, were 18% and 12%, respectively.  For the years ended  December 31,  2001,  December 31, 2000 and the fiscal year ended July 31,
1999,  net sales of  SL-MTI,  as a  percentage  of  consolidated  net sales from continuing operations,  were 14%, 10% and 17%, respectively.  For the five-month periods ended December 31, 1999 and December 31, 1998, net sales of SL-MTI, as a percentage of consolidated  net sales from continuing  operations,  were 10% and
18%, respectively.

ELEKTRO-METALL  EXPORT GmbH ("EME") - EME is based in Ingolstadt,  Germany, with
low-cost  manufacturing   operations  in  Paks,  Hungary.  It  is  a  leader  in
electromechanical  actuation systems, power drive units and complex wire harness systems for use in the aerospace and  automobile  industries.  Electromechanical actuation  systems for  aerospace and ordnance  applications  are used in rudder trim  actuation,  cargo  manipulation  and door  control.  Power drive units are utilized  for  aircraft  on-board  cargo  loading  systems and  electrical  seat actuation systems for aircraft business class seats. Wire harness systems can be found in aerospace  applications,  such as passenger entertainment units, and in automotive applications used in mirror controls and general power wiring systems throughout the vehicle.  For the six-month  periods ended June 30, 2002 and June
30,  2001,  net sales of EME, as a  percentage  of  consolidated  net sales from continuing  operations,  were 18% and 20%,  respectively.  For the  years  ended
December  31,  2001,  December 31, 2000 and the fiscal year ended July 31, 1999, net sales of EME, as a  percentage  of  consolidated  net sales from  continuing operations,  were 18%, 15% and 23%,  respectively.  For the  five-month  periods ended December 31, 1999 and December 31, 1998, net sales of EME, as a percentage of  consolidated  net  sales  from  continuing  operations,  were  14% and  26%, respectively.

RFL  ELECTRONICS,  INC.  ("RFL") - RFL designs and  manufactures  teleprotection products/systems  that are used to protect electric utility  transmission  lines and apparatus by isolating faulty  transmission  lines from a transmission grid.
These  products are  sophisticated  communication  systems  that allow  electric utilities to manage their high-voltage power lines more efficiently, and include a system that is a  completely  digital,  fully-integrated  relay/communications terminal, suitable for high-speed protective relaying of overhead or underground high-voltage  transmission  lines. RFL provides customer service and maintenance

                                       15

for all electric utility equipment protection systems. For the six-month periods ended June 30,  2002 and June 30,  2001,  net sales of RFL, as a  percentage  of
consolidated   net  sales  from  continuing   operations,   were  24%  and  17%,
respectively.  For the years ended December 31, 2001,  December 31, 2000 and the fiscal  year  ended  July  31,  1999,  net  sales  of RFL,  as a  percentage  of consolidated  net sales  from  continuing  operations,  were 21%,  17%,  and 6%, respectively.  For the  five-month  periods ended December 31, 1999 and December
31,  1998,  net sales of RFL, as a  percentage  of  consolidated  net sales from continuing operations, were 17% and 0%, respectively.

SL  SURFACE  TECHNOLOGIES,  INC.  ("SURFTECH")  - SurfTech  produces  industrial
coatings   and   platings   for   equipment   in  the   corrugated   paper   and
telecommunications industries. For the six-month periods ended June 30, 2002 and
June 30, 2001, net sales of SurfTech,  as a percentage of consolidated net sales from continuing  operations,  were 2% and 2%, respectively.  For the years ended
December  31,  2001,  December 31, 2000 and the fiscal year ended July 31, 1999, net sales of SurfTech, as a percentage of consolidated net sales from continuing operations,  were 2%, 2% and 3%, respectively.  For the five-month periods ended
December 31, 1999 and December 31, 1998, net sales of SurfTech,  as a percentage
of  consolidated  net  sales  from  continuing  operations,   were  2%  and  3%,
respectively.

SL WABER,  INC.  - SL Waber  manufactured  surge  suppressors  that were sold to protect computers, audiovisual and other electronic equipment from sudden surges in power. These products were sold to OEM customers,  as well as to distributors and dealers of electronics and electrical supplies, retailers and wholesalers of office,  computer,  and consumer  products.  In September 2001, the Company sold substantially all of the assets of SL Waber,  including its name and goodwill as a going  concern.  Since the decision was made to sell SL Waber in June 2001, it has been  reported  on the  Company's  financial  statements  as a  discontinued
operation  for all periods  presented.  For the years ended  December  31, 2001,
December 31, 2000 and the fiscal year ended July 31, 1999, net sales of SL Waber were $10.3 million,  $19.3 million,  and $36.4  million,  respectively.  For the five-month  periods ended  December 31, 1999 and December 31, 1998, net sales of
SL Waber were $11.9 million and $17.0 million, respectively.

RAW MATERIALS

            Raw  materials  are supplied by various  domestic and  international vendors.  In  general,  availability  for  materials  is not a  problem  for the
Company.  However,  in the  fourth  quarter  of 2000,  the  Company  experienced shortages  in the supply of certain  strategic  components  for power  supplies.
During 2001, there were no major disruptions in the supply of raw materials.

            Raw materials are purchased directly from the manufacturer  whenever possible to avoid  distributor  mark-ups.  Average lead times generally run from immediate  availability to eight weeks.  Lead times can be substantially  higher for strategic  components subject to industry  shortages.  In most cases, viable multiple sources are maintained for flexibility and competitive leverage.

SEASONALITY

            Generally,  seasonality  is not a  factor  in  any of the  Company's segments.

SIGNIFICANT CUSTOMERS

            The  Company has no customer  that  accounts  for 10% or more of its consolidated net sales from continuing  operations.  Each of Teal, SL-MTI,  EME,
RFL and SurfTech  has certain  major  customers,  the loss of any of which would have a material adverse effect on such entity.

BACKLOG

            Backlog  at March 1,  2002,  March 9,  2001 and March 9,  2000,  was
$53,246,000,  $62,242,000 and  $60,693,000,  respectively.  The lower backlog at
March 1, 2002,  as  compared  to March 9, 2001,  was  principally  the result of
substantially   decreased  orders  from  OEMs  in  the   telecommunications  and
semiconductor  industries,  offset in part by  increased  orders from  aerospace customers.

                                       16

COMPETITIVE CONDITIONS

            The Company's businesses are in active competition with domestic and foreign  companies,  some with  national  and  international  name  recognition, offering similar products or services,  and with companies producing alternative products  appropriate  for the same uses.  In addition,  Condor has  experienced significant  off-shore  competition  for certain  products  in certain  markets.
Currently,  the Company's  businesses are sourcing many  components and products outside of the United States.  The uncertain  commercial  aerospace  market as a result of the  terrorist  attacks of  September  11, 2001 has also  created more competitive conditions in that industry. The Company's businesses  differentiate themselves from their competition by concentrating on customized  products based on customer needs. The Company's  businesses seek a competitive  advantage based on quality, service, innovation, delivery and price.

ENVIRONMENTAL

            The Company  (together  with the  industries in which it operates or has  operated)  is  subject  to United  States,  Mexican,  Hungarian  and German environmental laws and regulations  concerning  emissions to the air, discharges
to  surface  and  subsurface   waters,   and  generation,   handling,   storage,
transportation,  treatment and disposal of waste materials.  The Company and the industries are also subject to other federal, state and local environmental laws and  regulations,  including  those that  require  the Company to  remediate  or mitigate the effects of the disposal or release of certain  chemical  substances at  various  sites,  including  some  where  it  has  ceased  operations.  It is impossible to predict precisely what effect these laws and regulations will have on the Company in the future.

            It is the Company's policy to comply with all environmental,  health and safety  regulations,  as well as industry  standards  for  maintenance.  The
Company's domestic competitors are subject to the same environmental, health and safety laws and regulations, and the Company believes that the compliance issues and potential expenditures of its operating subsidiaries are comparable to those faced by their major domestic competitors. For additional information related to environmental issues, see "Legal Proceedings."

EMPLOYEES

            As of  December  31,  2001  and  June  30,  2002,  the  Company  had
approximately  1,800  and 1,973  employees,  respectively.  Of these  employees, approximately 160 and 191,  respectively,  are subject to collective  bargaining agreements.

FOREIGN OPERATIONS

            In addition to  manufacturing  operations in California,  Minnesota, and New Jersey, the Company manufactures  substantial  quantities of products in premises  leased or owned by the  Company in  Mexicali  and  Matamoros,  Mexico;
Ingolstadt,  Germany;  and Paks, Hungary.  These external and foreign sources of supply present risks of interruption  for reasons beyond the Company's  control, including political or economic instability and other uncertainties.  During the year  ended  December  31,  2001,  the  Company  manufactured  products  in  two additional facilities in Mexico. The Condor plant in Reynosa,  Mexico was closed in March 2002,  and the SL Waber plant in Nogales,  Mexico was sold in September
2001.

            Generally,  the Company's  sales are priced in United States dollars and European Union euros (German marks prior to January 1, 2002),  and its costs and expenses are priced in United States dollars,  Mexican pesos, European Union
euros  (German   marks  prior  to  January  1,  2002)  and  Hungarian   forints.
Accordingly,  the  competitiveness  of  Company's  products  relative to locally produced products may be affected by the performance of the United States dollar compared  with  that of its  foreign  customers'  and  competitors'  currencies.
Foreign  net sales  comprised  27%,  23%,  and 27% of net sales from  continuing operations  for the years ended December 31, 2001 and December 31, 2000, and the fiscal year ended July 31, 1999,  respectively.  Foreign net sales comprised 21%
and 29% of net sales from continuing operations for the five-month periods ended
December 31, 1999 and December 31, 1998, respectively.

                                       17

            Additionally, the Company is exposed to foreign currency transaction and  translation  losses,  which might result from adverse  fluctuations  in the values of the Mexican peso, European Union euro (German mark prior to January 1,
2002)  and  Hungarian  forint.  At  December  31,  2001,  the  Company  had  net liabilities  of  $241,000  subject to  fluctuations  in the value of the Mexican peso,  net  assets of  $4,578,000  subject to  fluctuations  in the value of the
German mark and net assets of $507,000  subject to  fluctuations in the value of the Hungarian  forint.  Fluctuations  in the value of the Mexican  peso,  German mark, and Hungarian forint were not significant in 1999, 2000 or 2001.  However, there can be no assurance  that the value of the Mexican  peso,  European  Union euro or Hungarian forint will continue to remain stable.

            EME  manufactures  all of its  products  in Germany  or Hungary  and incurs its costs in European Union euros (German marks prior to January 1, 2002)
or Hungarian  forints.  EME's sales are priced in European  Union euros  (German marks prior to January 1, 2002) and United States dollars.  Condor  manufactures substantially all of its products in Mexico and incurs its  manufacturing  labor costs and supplies in Mexican pesos. SL-MTI manufactures an increasing amount of its  products in Mexico and incurs  related  labor costs and supplies in Mexican pesos.  Both Condor and SL-MTI price their sales in United States  dollars.  EME maintains  its books and records in European  Union euros (German marks prior to
January 1, 2002), and its Hungarian  subsidiary  maintains its books and records in Hungarian  forints.  The Mexican  subsidiaries  of Condor and SL-MTI maintain their books and records in Mexican pesos. For additional  information related to financial information about foreign operations, see Notes 14 and 15 in the Notes to  Consolidated  Financial  Statements  for the year ended  December  31,  2001 included herein.

RECENT DEVELOPMENTS

            On  August 8,  2002,  the  Company  announced  that it had  retained
Imperial Capital, LLC to act as its financial advisor.  Imperial Capital, LLC is spearheading  the  Company's  initiative to explore a sale of some or all of its businesses and has also assisted management in its ongoing efforts to secure new long term debt to refinance the Company's current revolving credit facility.

ADDITIONAL INFORMATION

            Additional  information  regarding the  development of the Company's businesses during 2001 is contained in "Management's  Discussion and Analysis of
Financial Condition and Results of Operations" included herein.

                             DESCRIPTION OF PROPERTY

Set forth below are the  properties  where the Company  conducts  business as of
September 30, 2002.

                                                                         Approx.      Owned or Leased
                                                                         Square       And
Location                     General Character                           Footage      Expiration Date
--------                     -----------------                           -------      ---------------

Montevideo, MN               Manufacture of precision motors             30,000       Owned
                             and motion control systems (SL-MTI)

Matamoros, Mexico            Manufacture of precision motors             15,000       Leased - 11/05/03
                             (SL-MTI)

Oxnard, CA                   Manufacture and distribution of             36,480       Leased - 02/28/03
                             power supply products (Condor)

Mexicali, Mexico             Manufacture and distribution of                          Leased -
                             power supply products (Condor)              40,000       monthly
                                                                         21,150       monthly

San Diego, CA                Manufacture of power distribution           45,054       Leased - 03/22/07
                             and conditioning units (Teal)

                                       18

Ingolstadt, Germany          Manufacture of actuation systems and        51,021       Owned
                             power distribution products (EME)

Paks, Hungary                Manufacture of power distribution           12,916       Owned
                             products and wire harness systems
                             (EME)

Boonton Twp., NJ             Manufacture of electric utility             78,000       Owned
                             equipment protection systems (RFL)

Camden, NJ                   Industrial surface finishing                15,800       Owned
                             (SurfTech)

Pennsauken, NJ               Industrial surface finishing                 6,000       Owned
                             warehouse (SurfTech)

Mt. Laurel, NJ               Corporate office (Other)                     4,200       Leased - 11/30/02

            All  manufacturing  facilities  are adequate for current  production requirements. The Company believes that its facilities are sufficient for future operations,  maintained in good operating  condition and adequately  insured. Of the owned properties,  none are subject to a major  encumbrance  material to the operations of the Company.

                                LEGAL PROCEEDINGS

            In the ordinary  course of its  business,  the Company is subject to loss  contingencies  pursuant to foreign and domestic  federal,  state and local governmental  laws and  regulations  and is also party to certain legal actions, frequently  involving  complaints  by  terminated  employees  and disputes  with customers  and  suppliers.  In the  opinion of  management,  such claims are not expected to have a material adverse effect on the financial condition or results of operations of the Company.

            The Company's  subsidiary,  SL-MTI is currently defending a cause of action, brought against it in the fall of 2000 in federal district court for the western  district of  Michigan.  The lawsuit  was filed by Eaton  Aerospace  LLC
("Eaton"),  alleging breach of contract and warranty in the defective design and manufacture of a high precision  motor.  The high precision  motor was developed for use in an aircraft actuation system intended for use by Vickers Corporation.
The complaint  seeks  compensatory  damages of  approximately  $3,900,000.  Both parties filed, briefed and argued  cross-motions for summary judgement.  On July
18,  2002,  Eaton's  motion for  partial  summary  judgement  was granted to the limited  extent  that the court  found that  SL-MTI sold motors to Eaton with an express warranty and an implied warranty of  merchantability  and the motion was denied in all other respects, the court indicating that the nature and extent of those  warranties  would  have to be  decided  by the  jury at  trial.  Trial is currently  scheduled for October 28, 2002. The Company continues to believe that it has strong defenses to Eaton's claims and intends to pursue them vigorously.

            In  a  November  1991  Administrative   Directive,  the  New  Jersey
Department of Environmental Protection ("NJDEP") alleged that SurfTech, formerly
SL Modern Hard Chrome,  Inc., and 20 other  respondents  are  responsible  for a containment  plume which has affected the Puchack  Wellfield in Pennsauken,  New
Jersey  (which  supplies  Camden,  New  Jersey).  Three other  actions have been initiated from the underlying directive. The first is Supplemental Directive No.
1  issued  by  NJDEP  to the  same  parties  in May  1992,  which  seeks  a cost reimbursement  of $8,655,000 for the  construction of a treatment  system at the
Puchack  site and an annual  payment  of  $611,000  for  ongoing  operation  and maintenance of the treatment system. The second matter is a lawsuit initiated by one of the parties  named in  Directive  No. 1 seeking to have the  remainder of those parties, and more than 600 others, pay some or all of that party's cost of compliance  with Directive No. 1 and any other costs  associated  with its site.
The third matter is a Spill Act Directive by NJDEP to SurfTech alone,  regarding

                                       19

similar  matters at its site.  The state has not  initiated  enforcement  action regarding  any of  its  three  Directives.  There  also  exists  an  outstanding enforcement issue regarding the Company's compliance with ECRA at the same site.

            On June 12,  2002,  the Company  and its  subsidiary  SurfTech  were served with notice of a  class-action  complaint  filed in Superior Court of New
Jersey  for Camden  County.  The  Company  and  SurfTech  are  currently  two of approximately 39 defendants in this action. The complaint  alleges,  among other things,  that  plaintiffs  suffered  personal  injuries as a result of consuming contaminated  water distributed from the Puchack,  Wellfield in Pennsauken,  New
Jersey. SurfTech once operated a chrome-plating facility in Pennsauken.

            With regard to the  $8,655,000  amount  discussed  in the  preceding paragraphs,  in the Company's view it is not appropriate to consider that amount as "potential cost  reimbursements."  The SurfTech site, which is the subject of these actions, has undergone remedial activities under NJDEP's supervision since
1983. The Company believes that it has a significant  defense against all or any part of the  $8,655,000  claim as well as the class action since  technical data generated  as part of previous  remedial  activities  indicate  that there is no offsite  migration of containments at the SurfTech site. Based on this and other technical  factors,  the  Company  has been  advised  by its  outside  technical consultant,  with  the  concurrence  of  its  outside  counsel,  that  it  has a significant  defense to  Directive  No. 1 as well as the  claims  alleged in the class action plaintiff's complaint, and any material exposure is unlikely.

            In May 2000,  the  Company  discovered  evidence  of  possible  soil contamination at its facility in Auburn, New York. The New York State Department of  Environmental  Controls has been contacted and an investigation is currently underway. Based upon the preliminary evidence, the Company does not believe that it will incur material remediation costs at this site.

            In December 2001, the Company  received  notice from the Connecticut
Department of Environmental Protection of an administrative hearing to determine responsibility  for  contamination  at a former  industrial  site located in New
Haven, Connecticut.  The Company has requested an extension of time to determine the  nature  of the  alleged  contamination  and  the  extent  of the  Company's responsibility. It is still very early in the investigation; however, based upon the preliminary investigation,  the Company does not believe that remediation of this site would have a material adverse effect on its business or operations.

            The Company is  investigating  a possible  ground water  containment plume on its property in Camden, New Jersey.  While a final determination of the extent of the  contamination  has not been made,  the Company has been  informed that the cost to remediate the property should not exceed $500,000.  The Company recorded a provision for this amount during the first quarter of 2002.

            The  Company  filed  claims  with  several of its  insurers  seeking reimbursement  for past and future  environmental  costs.  In  settlement of its claims,  the Company  received  aggregate  cash payments of $2,400,000  prior to fiscal  1998  and  commitments  from  three  insurers  to pay for a  portion  of environmental  costs  associated  with the  SurfTech  site of 15% of costs up to
$300,000,  15% of  costs  up to  $150,000  and  20%  of  costs  up to  $400,000, respectively.  In addition,  the Company  received  $100,000 during fiscal 1998,
1999, 2000 and 2001, as stipulated in the settlement  agreement  negotiated with one of the three insurers.

            On August 9, 2002, the Company  received a "Demand for  Arbitration"
with respect to the claim of a former vendor of SL Waber.  The claim  concerns a dispute between SL Waber and the Company and an electronics  manufacturer  based in Hong Kong for alleged  failure to pay for goods  under a Supplier  Agreement.
The Company  believes this claim is without merit and has brought counter claims against the vendor and will  vigorously  pursue  defenses  with respect to these claims.

            Loss contingencies  include potential obligations to investigate and eliminate or mitigate the affects on the  environment of the disposal or release of certain  chemical  substances at various sites,  such as Superfund  sites and other facilities, whether or not they are currently in operation. The Company is currently participating in environmental assessments and cleanups at a number of sites  under  these  laws  and  may in the  future  be  involved  in  additional environmental  assessments and cleanups.  Based upon investigations completed by the Company and its independent engineering consulting firms to date, management has provided an estimated accrual for all known costs believed to be probable in the  amount  of  $290,000.  However,  it  is  in  the  nature  of  environmental

                                       20

contingencies  that  other  circumstances  might  arise,  the costs of which are indeterminable  at  this  time  due  to  such  factors  as  changing  government regulations and stricter standards, the unknown magnitude of defense and cleanup costs,  the  unknown  timing  and  extent of the  remedial  actions  that may be required,  the  determination of the Company's  liability in proportion to other responsible parties, and the extent, if any, to which such costs are recoverable from other parties or from insurance.  Although these contingencies could result in  additional  expenses or  judgments,  or off-sets  thereto,  at present  such expenses  or  judgments  are not  expected  to  have a  material  effect  on the consolidated financial position or results of operations of the Company.

            It is management's  opinion that the impact of legal actions brought against the Company and its operations  will not have a material  adverse effect on its  financial  position  or results of  operations.  However,  the  ultimate outcome of these matters, as with litigation generally, is inherently uncertain, and it is possible that some of these  matters may be resolved  adversely to the
Company. The adverse resolution of any one or more of these matters could have a material adverse effect on the business,  operating results, financial condition or cash  flows  of the  Company.  Additional  information  pertaining  to  legal proceedings  is found  in Note 11 in the  Notes  to the  Consolidated  Financial
Statements included herein.

                                 CAPITALIZATION

            The following table sets forth our summary capitalization as of June
30,  2002,  as adjusted to give pro- forma  effect to the sale of _____  million shares of our common stock pursuant to the rights offering. This table should be read in conjunction with our financial statements and notes thereto incorporated by reference into this prospectus.

                                                                                          As Adjusted for the Rights
                                                                                          Offering
                                                                                          --------------------------------
                                                                                           $___ Million
                                                                               Actual       Investment           Pro Forma
                                                                               ------      ------------          ---------
                                                                                          (in thousands)

Cash and cash equivalents...............................................       $ 2,722
                                                                               =======
Total debt
Short-term bank debt....................................................       $ 2,534
      Long-term debt due within one year................................       $20,837
      Long-term debt less portion due within one year...................           $62

            Total debt..................................................       $23,433

Shareholders' equity:
      Preferred stock, no par value, authorized,
      6,000,000 shares, none issued....................................
      Common stock, $.20 par value, authorized
      25,000,000 shares, issued 8,298,000 and as
      adjusted, ________ shares, respectively...........................         1,660
      Capital in excess of par value....................................        38,788
      Retained earnings.................................................         8,852
      Accumulated other comprehensive income
       (loss)...........................................................           397
      Treasury stock, at cost, 2,394,000 and 2,587,000
      shares, respectively..............................................       (15,216

            Total shareholders' equity..................................        34,481

Total capitalization....................................................       $57,914

Ratio of total debt-to-total capitalization.............................          40.5%

                                       21

                      SELECTED CONSOLIDATED FINANCIAL DATA

            The following  selected  consolidated  financial data should be read together with "Management's  Discussion and Analysis of Financial  Condition and
Results of Operations," the consolidated financial statements and notes thereto, and other  financial  information  included  elsewhere in this  prospectus.  Our consolidated  statements of operations  data set forth below for the years ended
December  31, 2001 and 2000 and July 31,  1999,  and for the five  months  ended
December 31, 1999 and 1998 (unaudited) and the  consolidated  balance sheet data as of December 31, 2001 and 2000 have been derived from our audited consolidated financial  statements  which are  included  elsewhere  in this  prospectus.  The consolidated  statement of  operations  data set forth below for the years ended
July 31, 1998 and 1997 and the  consolidated  balance  sheet data as of December
31, 1999 and 1998 (unaudited) and July 31, 1999, 1998 and 1997 have been derived from our audited  consolidated  financial  statements  which are not included in this prospectus.  The balance sheet data and the statement of operations data as of and for the six months  ended June 30, 2002 and 2001 have been  derived  from our unaudited financial statements, included elsewhere in this prospectus, which we  believe  have  been  prepared  on the same  basis as the  audited  financial
statements  and  include  all   adjustments,   consisting  of  normal  recurring
adjustments, which we consider necessary for a fair presentation of the selected financial data shown.

                                     Six Months      Six Months       Twelve Months
                                     Ended June      Ended June 30,   Ended
                                     30, 2002        2001             December 31,
                                     (Unaudited)     (Unaudited)      2001
                                     --------------- ---------------- ---------------
                                     (amounts in thousands except per share data)
                                     --------------- ---------------- ---------------
Net sales (1).....................     $67,356        $70,061        $138,467
Income (loss) from continuing
operations........................       $(358)       $(2,215)        $(6,703)
Income (loss) from discontinued
operations........................        $313        $(2,618)        $(3,947)
Net income (loss) (2).............        $(45)       $(4,833)       $(10,650)
Diluted net income (loss)  per
common share .....................     $ (0.01)        $(0.85)         $(1.87)
Shares used in computing diluted
net income (loss) per  common
share.............................       5,839          5,690           5,698
Cash dividend per
common share......................         -0-            -0-             -0-
Year-end financial position
Working capital...................      $4,956        $(8,279)         $3,476
Current ratio(3)..................         1.1            0.9             1.1
Total assets......................     $88,125       $110,143        $107,758
Long-term debt....................         $62         $1,009          $1,009
Shareholders' equity..............     $34,481        $39,148         $33,204
Book value per share..............       $5.84          $6.86           $5.81
Other
Capital expenditures(4)...........      $1,120         $1,725          $2,342
Depreciation and
   Amortization...................      $1,744         $2,313          $4,587

                                                                                                                      Five Months
                                      Twelve Months    Twelve         Twelve         Twelve Months   Five Months      Ended December
                                      Ended December   Months Ended   Months Ended   Ended July      Ended December   31,  1998
                                      31, 2000         July 31, 1999  July 31, 1998  31, 1997        31, 1999         (Unaudited)
                                      ---------------- -------------- -------------- --------------- ---------------- --------------

                                      ---------------- -------------- -------------- --------------- ---------------- --------------
Net sales (1).....................    $148,405        $88,694        $71,918         $68,044          $59,032            $32,809
Income (loss) from continuing
operations...                           $6,423         $5,799         $4,383          $6,720           $2,789             $1,258
Income (loss) from discontinued
operations........................     $(4,723)         $(393)          $930          $1,095         $(3,473)               $703
Net income (loss) (2).............      $1,700         $5,406         $5,313          $7,815           $(684)             $1,961
Diluted net income (loss)  per
common share ......                      $0.30          $0.92          $0.90           $1.30          $(0.12)              $0.33
Shares used in computing diluted
net income (loss) per  common
share.............                       5,757          5,876          5,897           6,021            5,624              5,886
Cash dividend per
common share...............              $0.10          $0.09          $0.08           $0.07            $0.05              $0.04
Year-end financial position
Working capital.............           $31,180        $24,812        $21,344         $17,399          $33,042            $22,145
Current ratio(3)..............             2.3            1.9            2.1             1.8              2.2                2.1
Total assets.................         $113,481       $112,686        $80,915         $66,804         $117,050            $78,929
Long-term debt.............            $36,533        $31,984        $13,283            $700          $39,245            $12,255
Shareholders' equity.....              $43,350        $42,842        $38,345         $36,492          $42,072            $40,546
Book value per share.....                $7.69          $7.61          $6.84           $6.27            $7.48              $7.16
Other
Capital expenditures(4)...              $2,563         $1,901         $2,029          $1,327             $849             $1,247
Depreciation and
   Amortization................         $4,379         $3,092         $2,335          $2,102           $1,830             $1,246

(1) During 2001, the Company sold SL Waber and,  accordingly,  the operations of
SL Waber have been  accounted  for as  discontinued  operations  in all  periods presented.  The prior  years  have been  restated  to  reflect  this  accounting treatment.

(2) Calendar  2001 includes  pre-tax  costs  related to inventory  write-offs of
$2,890,000,  asset impairment  charges of $4,145,000 and restructuring  costs of
$3,683,000 related to Condor, inventory write-offs of $50,000, and restructuring and intangible asset impairment charges of $185,000 and $125,000,  respectively, related to SurfTech.
Calendar 2000 includes pre-tax income of $875,000 related to the settlement of a class  action suit  against one of the  Company's  insurers,  pre-tax  income of
$650,000  related to the  reduction of a contingency  reserve for  environmental costs, and  restructuring  costs of $790,000 related to SL Waber. The five-month period ended December 31, 1999 includes pre-tax  restructuring costs,  inventory write-downs  and loss on  commitments of $4,273,000  related to SL Waber,  and a pre-tax  gain  of  $1,812,000  related  to  the  demutualization  of  one of the
Company's life insurance carriers.

(3) The current ratio for 2001 includes all debt  classified as current,  due to the December 31, 2002 maturity date of the Revolving Credit Facility (see Item 7
- Financial Condition)

(4) Excludes assets acquired in business combinations.

                                       22

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES

            In December 2001, the  Securities  and Exchange  Commission  ("SEC")
issued disclosure guidance for "critical  accounting  policies." The SEC defines
"critical accounting policies" as those that require application of management's most difficult,  subjective or complex judgments,  often as a result of the need to make estimates about the effect of matters that are inherently  uncertain and may change in subsequent periods.

            The Company's significant  accounting policies are described in Note
1  in  the  Notes  to  Consolidated  Financial  Statements.  Not  all  of  these significant accounting policies require management to make difficult, subjective or complex  judgments or estimates.  However,  the following  policies  could be deemed to be critical within the SEC definition.

Revenue Recognition

            Revenue from product  sales is generally  recognized at the time the product is shipped,  with provisions  established for estimated product returns.
Upon shipment,  the Company provides for the estimated cost that may be incurred for  product  warranties.  Rebates  and other  sales  incentives  offered by the
Company to its  customers  are  recorded as a reduction  of sales at the time of shipment.  Revenue  recognition  is  significant  because  net  sales  is a  key component of results of operations. In addition,  revenue recognition determines the timing of certain expenses,  such as commissions and royalties.  The Company follows generally  accepted  guidelines in measuring revenue;  however,  certain judgments  affect the  application of its revenue  policy.  Revenue  results are difficult  to  predict,  and any  shortfall  in revenue or delay in  recognizing revenue  could cause  operating  results to vary  significantly  from quarter to quarter and could result in future operating losses.

Allowance for Doubtful Accounts

            The  Company's  estimate for its  allowance  for  doubtful  accounts related to trade  receivables  is based on two methods.  The amounts  calculated from each of these methods are combined to determine the total amount  reserved.
First, the Company evaluates specific accounts where it has information that the customer may have an inability to meet its  financial  obligations  (bankruptcy, etc.).  In  these  cases,  the  Company  uses  its  judgment,  based on the best available  facts and  circumstances,  and  records a specific  reserve  for that customer  against  amounts  due to reduce the  receivable  to the amount that is expected to be collected.  These specific  reserves are reevaluated and adjusted as additional information is received that impacts the amount reserved.  Second, a general  reserve is established  for all customers  based on several  factors, including historical write-offs as a percentage of sales and anticipated returns related to customer  receivables.  If  circumstances  change  (i.e.  higher than expected defaults or an unexpected material adverse change in a major customer's ability  to  meet  its  financial  obligation  to the  Company),  the  Company's estimates of the recoverability of amounts due the Company could be reduced by a material amount.

Inventories

            The  Company  ensures  inventory  is  valued at the lower of cost or market, and continually reviews the book value of discontinued  product lines to determine if these items are properly valued. The Company identifies these items and assesses the ability to dispose of them at a price  greater than cost. If it is  determined  that  cost is less  than  market  value,  then  cost is used for inventory valuation.  If market value is less than cost, then the Company writes down the related  inventory to that value. If a write down to the current market value is necessary,  the market value cannot be greater than the net  realizable value, defined as selling price less costs to complete and dispose and cannot be lower than the net  realizable  value less a normal profit  margin.  The Company also  continually  evaluates the  composition  of its  inventory and  identifies slow-moving and excess inventories. Inventory items identified as slow-moving or excess are  evaluated to determine if reserves are  required.  If the Company is not  able to  achieve  its  expectations  of the  net  realizable  value  of the inventory at its current  value,  the Company  would have to adjust its reserves accordingly.

                                       23

Accounting for Income Taxes

            The Company's  income tax policy  records the  estimated  future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying consolidated balance sheets, as well as operating  loss and tax credit  carryforwards.  The  Company  follows  generally accepted  guidelines  regarding the recoverability of any tax assets recorded on the balance sheet and provides any necessary allowances as required.  As part of the process of preparing its consolidated  financial statements,  the Company is required to estimate its income taxes in each of the  jurisdictions  in which it operates.  This process  involves  estimating  the actual  current tax exposure, together  with  assessing  temporary  differences  resulting  from the differing treatment of certain items for tax and accounting  purposes.  These  differences result in deferred tax assets and  liabilities,  which are  included  within the consolidated  balance sheet.  Management  must then assess the  likelihood  that deferred  tax assets will be  recovered  from future  taxable  income and to the extent it believes  that  recovery is not likely,  the Company must  establish a valuation allowance. To the extent the Company establishes a valuation allowance or increases this  allowance in a period,  it must include an expense within the tax provision in the consolidated statement of operations.

            Significant  management  judgment  is required  in  determining  the provision  for income  taxes,  the deferred tax assets and  liabilities  and any valuation allowance recorded against net deferred tax assets. As of December 31,
2001,  the Company has  recorded a valuation  allowance  of  $1,677,000,  due to uncertainties  related to its  ability  to utilize  some  deferred  tax  assets, primarily  consisting of certain net operating loss  carryforwards for state tax purposes and foreign tax credits, before they expire. The valuation allowance is based on  estimates  of  taxable  income by  jurisdiction  in which the  Company operates and the period over which deferred tax assets will be  recoverable.  In the event that actual results differ from these estimates or these estimates are adjusted in future  periods,  the Company may need to  establish  an  additional valuation  allowance that could  materially  impact its  consolidated  financial position and results of operations.

            The net deferred  tax asset as of December 31, 2001 was  $8,314,000, net of a valuation allowance of $1,677,000.  The carrying value of the Company's net  deferred  tax assets  assumes  that it will be able to generate  sufficient future  taxable  income in certain tax  jurisdictions,  based on  estimates  and assumptions.  If these estimates and related  assumptions  change in the future, the Company may be required to record additional  valuation  allowances  against its  deferred  tax assets  resulting  in  additional  income tax  expense in the consolidated statement of operations.  Management evaluates the realizability of the  deferred  tax  assets  quarterly,  and  assesses  the need  for  additional valuation allowances quarterly.

Legal Contingencies

            The Company is currently involved in certain legal  proceedings.  As discussed in Note 11 in the Notes to the Consolidated  Financial  Statements for
the year ended  December 31, 2001 included  herein,  the Company has accrued for its estimate of the probable  costs for the  resolution  of these  claims.  This estimate has been developed in consultation  with outside  counsel  handling the defense of these  matters and is based upon an analysis  of  potential  results, assuming a combination of litigation and settlement strategies.  Management does not  believe  these  proceedings  will  have a  material  adverse  effect on the
Company's consolidated financial position. It is possible,  however, that future results of  operations  for any  particular  quarterly or annual period could be materially  affected by changes in these  assumptions,  of the  effectiveness of these strategies, related to these proceedings.

Impairment of Long-lived Assets

            The  Company's   long-lived   assets  include   goodwill  and  other
intangible  assets.  At  December  31,  2001,  the  Company  had a book value of
$14,799,000   for  goodwill  and  other   intangible   assets,   accounting  for
approximately  14% of the  Company's  total  assets.  The  realizability  of the
goodwill  and  intangible   assets  is  dependent  on  the  performance  of  the
subsidiaries and businesses that the Company has acquired.

            In assessing the  recoverability of the Company's goodwill and other intangibles,  the Company must make assumptions  regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If

                                       24

these estimates or related  assumptions change in the future, the Company may be required to record impairment charges for these assets not previously  recorded.
During the year ended December 31, 2001, the Company  determined  that the value of the intangible  assets  associated with the 1999 acquisition of Todd Products had  been  impaired  as a  result  of the  severe  downturn  in the  market  for telecommunications products. These intangible assets consisted of goodwill and a
consulting   agreement   with  net  book  values  of  $3,179,000  and  $966,000,
respectively.  Accordingly,  the Company has  recorded a charge in the amount of
$4,145,000 in recognition of this impairment.

            On  January 1, 2002,  the  Company  adopted  certain  provisions  of
Statement of Financial  Accounting  Standards  ("SFAS") No. 142,  "Goodwill  and
Other  Intangible  Assets." In  connection  with the  adoption of the  remaining provisions of SFAS No. 142, the Company will be required to analyze its goodwill for  impairment  on  an  annual  basis  and  between  annual  tests  in  certain circumstances.  Goodwill and intangible assets that have indefinite useful lives will not be amortized.

Determining Functional Currencies for the Purpose of Consolidation

            The Company has several foreign  subsidiaries which together account for  approximately 27% of its net sales from continuing  operations,  25% of its assets and 18% of its total liabilities for the year ended December 31, 2001.

            In preparing the consolidated  financial statements,  the Company is required to translate the financial  statements of the foreign subsidiaries from the currency in which they keep their  accounting  records,  generally the local currency, into United States dollars. This process results in exchange gains and losses which, under the relevant accounting guidance, are either included within the  consolidated  statement of  operations  or as a separate part of net equity under the caption "Accumulated other comprehensive (loss) income."

            Under  the  relevant  accounting  guidance  the  treatment  of these translation gains or losses is dependent upon management's  determination of the functional  currency of each subsidiary.  The functional  currency is determined based on  management's  judgment  and  involves  consideration  of all  relevant economic  facts and  circumstances  affecting  the  subsidiary.  Generally,  the currency  in which the  subsidiary  transacts  a majority  of its  transactions,
including  billings,  financing,  payroll  and  other  expenditures,   would  be
considered the functional  currency,  but any dependency upon the parent and the nature of the subsidiary's operations must also be considered.

            If any  subsidiary's  functional  currency is deemed to be the local currency,  then  any  gain or  loss  associated  with  the  translation  of that subsidiary's  financial  statements  is included in the  cumulative  translation adjustments.  However,  if the  functional  currency  is deemed to be the United
States dollar,  then any gain or loss  associated  with the translation of these financial  statements  would  be  included  in  the  consolidated  statement  of operations.  If the Company disposes of any of its subsidiaries,  any cumulative translation gains or losses would be realized into the consolidated statement of operations.  If  there  has  been a  change  in  the  functional  currency  of a subsidiary to the United States dollar,  any translation gains or losses arising after the date of change would be included within the consolidated  statement of operations.

            The magnitude of these gains or losses is dependent  upon  movements in the exchange rates of the foreign  currencies in which the Company  transacts business against the United States dollar. These currencies include the European
Union euro,  Hungarian forint and Mexican peso. Any future  translation gains or losses could be significantly  higher than those  experienced  historically.  In addition,  if  there  is a  change  in  the  functional  currency  of one of the subsidiaries,  the Company would be required to include any translation gains or losses from the date of change in its consolidated statement of operations.

Environmental Expenditures

            The Company  (together  with the  industries in which it operates or has  operated)  is  subject  to United  States,  Mexican,  Hungarian  and German environmental laws and regulations  concerning  emissions to the air, discharges
to  surface  and  subsurface   waters,   and  generation,   handling,   storage,
transportation,  treatment and disposal of waste materials.  The Company and the

                                       25

industries are also subject to other federal, state and local environmental laws and  regulations,  including  those that  require  the Company to  remediate  or mitigate the effects of the disposal or release of certain  chemical  substances at  various  sites,  including  some  where  it  has  ceased  operations.  It is impossible to predict precisely what effect these laws and regulations will have on the Company in the future.

            Expenditures  that  relate to  current  operations  are  charged  to expense or capitalized, as appropriate.  Expenditures that relate to an existing condition caused by past operations, which do not contribute to future revenues, are generally  expensed.  Liabilities  are recorded  when  remedial  efforts are
probable  and  the  costs  can  be  reasonably  estimated.   The  liability  for
remediation  expenditures  includes,  as appropriate,  elements of costs such as site investigations,  consultants' fees, feasibility studies, outside contractor expenses and monitoring  expenses.  Estimates are not  discounted,  nor are they reduced by potential claims for recovery from the Company's  insurance carriers.
The  liability  is  periodically   reviewed  and  adjusted  to  reflect  current
remediation  progress,  prospective  estimates  of required  activity  and other relevant factors including changes in technology or regulations.

            The above listing is not intended to be a comprehensive  list of all of the Company's accounting policies. In many cases, the accounting treatment of
a  particular   transaction  is  specifically  dictated  by  generally  accepted
accounting  principles,   with  no  need  for  management's  judgment  in  their
application.  There are also areas in which  management's  judgment in selecting any available  alternatives would not produce a materially different result. See the Company's audited Consolidated Financial Statements and Notes thereto, which contain accounting policies and other disclosures required by generally accepted accounting principles.

RESULTS OF OPERATIONS

Six Months Ended June 30, 2002 Compared With Six Months Ended June 30, 2001

            The table below shows the  comparison  of net sales from  continuing operations for the six months ended June 30, 2002 and June 30, 2001:

                      Increase/            Increase/
                      (Decrease) over      (Decrease) over       Six Months           Six Months
                      same quarter         same quarter             ended              ended
                      Last year            last year             June 30, 2002      June 30, 2001
                    ------------------------------------------------------------------------------
                      Percent              Amount                Amount                Amount
                    ------------------------------------------------------------------------------
                                                  (in thousands)
Condor                 (39.1)              $(11,037)             $ 17,197             $ 28,234
Teal                    46.2                  2,874                 9,089                6,215
SL-MTI                  43.9                  3,647                11,950                8,303
EME                    (12.8)                (1,744)               11,899               13,643
RFL                     31.1                  3,804                16,033               12,229
SurfTech               (17.3)                  (249)                1,188                1,437
                   --------------------------------------------------------------------------------
TOTAL                   (3.9)%              $(2,705)              $67,356              $70,061
                   --------------------------------------------------------------------------------

            Consolidated net sales from continuing operations for the six months ended June 30,  2002  decreased  by $2.7  million,  or 4%,  compared to the same period last year.  This  decrease  was due mainly to  decreases at Condor of $11 million,  or 39%,  and at EME of $1.7  million,  or 13%.  These  decreases  were partially  offset  by  relatively  strong  performances  by the  other  business segments except SurfTech, which represents only 2% of consolidated sales. Condor sales were  adversely  impacted by its reduction of a significant  amount of its products offered under its telecommunications-related  product line. EME's sales were principally  affected by lower sales in the European  commercial  aerospace market.

            The Company  realized  an  operating  loss of  $101,000  for the six months ended June 30, 2002, as compared to an operating  loss of $2,094,000  for the corresponding prior year period.  During the six months ended June 30, 2002, the Company  recorded (a) a charge of $265,000 as a result of the  restructuring charges  recorded  at  Condor,  (b)  special  charges of  $1,834,000  related to change-of-control and proxy costs and (c) a $500,000 addition to the reserve for environmental  matters.  Without  these  charges the  Company  would have had an

                                       26

operating profit of $2,498,000.  In the comparable  period last year the Company recorded  restructuring  charges of  $1,108,000  and an inventory  write down of
$2,890,000. Without these charges the Company would have had an operating profit of $1,904,000.  Included in "Other" are the special charges,  the  environmental charge,  additional costs for professional fees and other costs incurred,  which are Company related costs not specifically  allocated to continuing  operations.
The  current  period six month  operating  loss was  positively  affected by the implementation of SFAS No. 142, which required the  discontinuation  of goodwill amortization effective January 1, 2002 (see Note 5 to the Consolidated Financial
Statements  for the six months  ended June 30, 2002  included  herein).  Related amortization charged to last year's operating costs was $303,000.

            Cost of  products  sold  for the six  months  ended  June  30,  2002 decreased by 6%, as compared to the same period last year.  As a  percentage  of net sales,  cost of products sold for the current  six-month  period was 66%, as compared to 68% during the same period last year. All of the reporting  business unit's cost of sales  percentages  were relatively  constant as compared to last year,  except Teal.  Teal's cost of sales went from 55% for the six-month period ended June 2001 to 66% for the six-month period ended June 2002. Teal's increase in cost was due to product mix. During the period Teal began a new major program with one customer,  which included  volume price  discounts and had  significant sales and increased production prototypes.

            Engineering  and  product  development  expenses  for the six months ended June 30, 2002 decreased 12%, as compared to the same period last year, due primarily  to the  consolidation  of  engineering  facilities  at  Condor.  As a percentage of net sales,  engineering and product  development  expenses for the six months  ended June 30,  2002 were 6%, as  compared to 7% for the same period last year.

            Selling,  general  and  administrative  expenses  for the six months ended June 30, 2002  increased 10%, as compared to the same period last year. As a percentage of net sales, selling,  general and administrative expenses for the six months  ended June 30, 2002 were 22%, as compared to 19% for the same period last year.  The  percentage  increase  was  primarily  due to lower  sales and a
$500,000 addition to the reserve for environmental matters recorded in the first quarter of 2002.  Without the $500,000  addition to the  environmental  reserve, selling, general and administrative expenses would have been 21% of net sales.

            Depreciation and amortization expenses for the six months ended June
30, 2002 decreased by $569,000,  or 25%, due to the reduced fixed asset base and intangible  impairment  write-offs at Condor in 2001. Also effective  January l,
2002, the Company  adopted SFAS No. 142 and  implemented  certain  provisions of this statement,  specifically the discontinuance of goodwill amortization, which was  $303,000  for the six  months,  ended  June  30,  2001  (see  Note 5 to the
Consolidated  Financial  Statements  for the six  months  ended  June  30,  2002 included herein).

            Interest  income for the six months ended June 30, 2002 decreased by
$39,000,  as compared to the same  period  last year.  Interest  expense for the six-month period decreased by $475,000, or 33%, due primarily to the significant reduction of debt as compared to the prior year period.

            The  effective  tax benefit  rate for the six months  ended June 30,
2002 was 62%, as compared to a benefit of 34% for the same period last year. The effective tax rate change primarily  relates to the recovery of tax benefits not previously recognized.

Twelve Months Ended December 31, 2001 ("2001") Compared With Twelve Months Ended
December 31, 2000 ("2000")

            Consolidated   net   sales   in  2001  of   $138,467,000   decreased
approximately  7%  ($9,938,000),  as compared to consolidated net sales in 2000.
Consolidated net sales for 2001 and 2000 do not include net sales of $10,316,000 and $19,341,000,  respectively, relating to SL Waber, since SL Waber's operating results  are a part of the net loss from  discontinued  operations.  Net loss in
2001 was  $10,650,000,  or $1.87 per diluted share, as compared to net income in
2000 of $1,700,000,  or $0.30 per diluted  share.  The net loss in 2001 included
$4,270,000  relating  to the  impairment  of  intangible  assets of  Condor  and
SurfTech,   $3,868,000  for  restructuring  expenses  of  Condor  and  SurfTech, inventory write-downs of $2,940,000 for Condor and SurfTech and a $3,947,000 net
loss from SL Waber (a discontinued operation).

                                       27

            Condor's net sales in 2001 decreased approximately 22% ($13,825,000)
and its operating income decreased approximately 326% ($13,695,000), as compared to net sales and operating  income in 2000.  Contributing to the decrease in net sales was the major  downturn  in the  market  for  telecommunication  products, resulting  in  significantly  lower  sales from the Todd  Products  division  of
Condor.  The  decrease  in  operating  income  was  primarily  the result of the substantial  decrease  in sales of  telecommunications  products,  and  includes
charges  in  connection   with  the  write-down  of   telecommunications-related
inventory in the amount of $2,890,000,  the restructuring  expenditures to close two  facilities  and lay-off 810 employees in the amount of  $3,683,000  and the impairment of intangible assets related to the 1999 Todd Products acquisition in the amount of $4,145,000.

            Teal's net sales in 2001 decreased  approximately  39%  ($8,512,000)
and operating income decreased  approximately 84%  ($3,200,000),  as compared to
2000.  The decrease in net sales and  operating  income was due to the continued
depressed demand for semiconductor manufacturing equipment.

            EME's net sales in 2001 increased approximately 14% ($3,068,000) and operating income increased  approximately 51%  ($1,070,000),  as compared to net sales and operating income in 2000.  Contributing to the increased net sales and operating  income were  increased  sales of actuation  systems to the  aerospace industry.

            SL-MTI's net sales in 2001 increased  approximately 36% ($5,061,000)
and operating income increased approximately 92% ($949,000),  as compared to net sales and operating income in 2000.  Contributing to the increased net sales and operating  income  were  increased  sales of  precision  motor  products  to the aerospace industry.

            RFL's net sales in 2001 increased approximately 17% ($4,021,000) and operating  income  increased  approximately  28% ($707,000),  as compared to net sales and operating income in 2000.  Contributing to the increased net sales and operating income were increased sales of teleprotection equipment and systems to the electric utility industry.

            SurfTech's net sales in 2001 increased  approximately  9% ($249,000)
and the operating loss increased approximately 874% ($1,005,000), as compared to net sales and operating  loss in 2000.  Contributing  to the increased net sales and decreased operating income was the continued development of its coatings and platings sales and operations supporting the  telecommunications  industry,  and includes  charges in connection  with the write-down of inventory of $50,000 and restructuring and impairment charges of $185,000 and $125,000, respectively.

            SL  Waber's   net  sales  in  2001   decreased   approximately   47%
($9,025,000) as compared to 2000. This subsidiary was sold in September 2001 and is reported as discontinued operations for all periods presented.

COST OF SALES

            As a  percentage  of net sales,  cost of  products  sold,  including inventory charges and losses on commitments,  in 2001 was approximately  70%, as compared to approximately  66% in 2000. The percentage  increase was a result of
(i) product mix,  which  included a higher  percentage  of sales of lower margin products to the aerospace,  medical and industrial markets; and (ii) an increase in cost of sales  due to a  reserve  at  Condor of  $2,890,000  for  excess  and obsolete inventory relating to the telecommunications industry.

ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES

            Engineering   and   product   development   expenses  in  2001  were
$8,768,000, a decrease of approximately 9% ($903,000), as compared to 2000. As a percentage of net sales,  engineering and product  development  expenses in 2001 were 6%, as compared to 7% in 2000. During 2001, decreases were primarily due to lower investments made by the operating divisions.

                                       28

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            Selling,   general   and   administrative   expenses  in  2001  were
$28,405,000, an increase of approximately 13% ($3,236,000), as compared to 2000.
As a percentage of net sales,  selling,  general and administrative  expenses in
2001 and 2000 were approximately 21% and 17%, respectively. The increase in 2001 was mainly due to bank charges  incurred as a result of the Company's  amendment to its Revolving Credit Facility and default of financial covenants  thereunder, expenses  associated with the contested election of directors and legal fees and consulting costs related to the restructuring of Condor.

DEPRECIATION AND AMORTIZATION EXPENSES

            Depreciation and amortization  expenses in 2001 were $4,587,000,  an increase of  approximately  5% ($208,000),  as compared to 2000. The increase in
2001  was  primarily  related  to the  increased  base of  property,  plant  and equipment depreciated during the year.

RESTRUCTURING COSTS AND IMPAIRMENT OF INTANGIBLES

            During 2001, the Company recognized  $8,138,000 of restructuring and impairment  costs  that  were  related  to  Condor  ($7,828,000),  and  SurfTech
($310,000).  For  additional  information  related  to  restructuring  costs and impairment  charges,  see  Note  16  in  the  Notes  to  Consolidated  Financial
Statements  for the year ended December 31, 2001 included herein.

OTHER INCOME (EXPENSE)

            In 2001,  interest  income remained  consistent with 2000.  Interest expense in 2001  increased,  as  compared to 2000,  primarily  due to the higher levels of borrowing during 2001.

TAXES

            The  effective  tax rate in 2001 was (38%),  as  compared  to 36% in
2000. See Note 3 in the Notes to Consolidated  Financial Statements for the year ended December 31, 2001 included herein.

Twelve Months Ended December 31, 2000 ("2000") Compared With Twelve Months Ended
July 31, 1999 ("1999")

            Consolidated  net  sales  from  continuing  operations  in  2000  of
$148,405,000   increased   approximately  67%  ($59,711,000),   as  compared  to
consolidated net sales in fiscal 1999.  Consolidated net sales for 2000 included twelve  months of RFL's  net  sales of  $24,426,000  and  twelve  months of Todd
Products'  net sales of  $26,412,000.  Consolidated  net sales in fiscal 1999 of
$88,694,000   included   approximately  three  months  of  RFL's  net  sales  of
$5,274,000.  Net income in 2000 was  $1,700,000,  or $0.30 per diluted share, as compared to net income in fiscal 1999 of $5,406,000, or $0.92 per diluted share.

            Condor's   net   sales   in  2000   increased   approximately   106%
($32,139,000) and its operating income decreased approximately 27% ($1,573,000), as compared to net sales and operating  income in fiscal 1999.  Contributing  to the increase in net sales was the inclusion of twelve  months of Todd  Products'
net sales of  $26,412,000.  The  decrease in operating  income in 2000  resulted primarily  from costs  incurred with the  integration  of the operations of Todd
Products during the year.

            Teal's net sales in 2000 increased  approximately  44%  ($6,676,000)
and operating income increased  approximately 91%  ($1,816,000),  as compared to fiscal 1999. The increase in net sales and operating income was due to increased demand for semiconductor manufacturing equipment and higher margin products.

            EME's net sales in 2000 increased approximately 13% ($2,549,000) and operating  income  increased  approximately  26% ($428,000),  as compared to net sales and  operating  income in fiscal 1999.  Contributing  to the increased net sales and  operating  income were  increased  sales of actuation  systems to the aerospace industry.

                                       29

            SL-MTI's net sales in 2000 decreased approximately 6% ($880,000) and operating  income  decreased  approximately  16% ($191,000),  as compared to net sales and  operating  income in fiscal 1999.  Contributing  to the decreased net sales and operating  income were decreased  sales of precision motor products to the aerospace industry.

            RFL's net sales in 2000 increased  approximately  363% ($19,152,000)
and operating income increased  approximately 395% ($2,013,000),  as compared to net sales and operating income in fiscal 1999. Contributing to the increased net sales and  operating  income was inclusion of twelve months of net sales for RFL in 2000, as compared to approximately three months in fiscal 1999.

            SurfTech's  net sales in 2000 increased  approximately  3% ($75,000)
and the operating loss increased approximately 1,250% ($125,000), as compared to net sales and operating income in 1999.  Contributing to the increased net sales and decreased  operating income was the development of its coatings and platings sales and operations supporting the telecommunications industry.

            SL  Waber's   net  sales  in  2000   decreased   approximately   47%
($17,093,000)  as compared to fiscal 1999. This subsidiary was sold in September
2001 and is reported in these accounts as discontinued operations.

COST OF SALES

            As a  percentage  of net sales,  cost of  products  sold in 2000 was approximately  66%,  as  compared  to  approximately  63% in  fiscal  1999.  The percentage  increase was a direct result of product mix, which included a higher percentage  of  sales of lower  margin  products  such as  actuators  and  power distribution systems.

ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES

            Engineering   and   product   development   expenses  in  2000  were
$9,671,000, an increase of approximately 61% ($3,665,000), as compared to fiscal
1999. As a percentage of net sales, engineering and product development expenses in 2000 were  approximately  6%, as compared to approximately 7% in fiscal 1999.
During 2000, increased expenses were primarily related to additional investments made by  Condor,  SL-MTI  and EME,  as well as  additional  investments  made in connection with the RFL and Todd Products acquisitions.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            Selling,   general   and   administrative   expenses  in  2000  were
$25,169,000,  an increase of  approximately  87%  ($11,721,000),  as compared to fiscal 1999. As a percentage of net sales,  selling,  general and administrative expenses in 2000 were approximately 17%, as compared to 15% in fiscal 1999. This includes a reversal of a $650,000 reserve for  environmental  penalties in 2000, the  chance of  payment of which is  remote,  based on  consultation  with legal counsel.  The  increase  was mainly due to the  inclusion  of the  twelve-months results of RFL and Todd Products.

DEPRECIATION AND AMORTIZATION EXPENSES

            Depreciation and amortization  expenses in 2000 were $4,379,000,  an increase of  approximately  42%  ($1,287,000)  as compared to fiscal  1999.  The increase in 2000 was primarily  related to the  depreciation of property,  plant and equipment,  the  amortization of computer  software and the  amortization of intangible assets associated with the acquisitions of RFL and Todd Products.

INCOME FROM CLASS ACTION SUIT

            During 2000, the Company received  $875,000 in settlement of a class action suit against one of its life insurance carriers.

                                       30

OTHER INCOME (EXPENSE)

            For the year 2000, interest income increased,  as compared to fiscal
1999,  primarily due to higher cash balances maintained at EME. Interest expense in 2000  increased,  as compared  to fiscal  1999,  primarily  due to the higher levels of borrowing during 2000 due to the acquisition of RFL and Todd Products.

TAXES

            The effective tax rate in 2000 was 36%, as compared to 42% in fiscal
1999. This decrease was primarily due to non-taxable  income from the settlement of a life insurance class action suit in 2000.

Five Month Period Ended December 31, 1999 ("Short Year 1999") Compared With Five
Month Period Ended December 31, 1998 ("Short Year 1998")

            Consolidated  net  sales in Short  Year 1999  were  $59,032,000,  an increase of  approximately  80%  ($26,223,000),  as compared to Short Year 1998.
Consolidated  net sales in Short  Year 1999  included  five  months of RFL's net sales of $10,073,000 and five months of Todd Product's net sales of $11,458,000.
RFL and Todd Products were  acquired  after Short Year 1998 and therefore  Short
Year 1998 does not  include  the  results of the two  acquisitions.  Net loss in
Short Year 1999 was  $684,000,  or $0.12 per diluted  share,  as compared to net income in Short Year 1998 of $1,961,000, or $0.33 per diluted share.

            Condor's net sales in Short Year 1999 increased  approximately  115%
($13,563,000) and its operating income decreased approximately 8% ($171,000), as compared to net sales and operating  income in Short Year 1998.  Contributing to the increase in net sales was the addition of net sales from the  acquisition of
Todd Products.  The decrease in operating  income resulted from costs associated with the integration of Todd Products during Short Year 1999.

            Teal's  net sales in Short  Year 1999  increased  approximately  54%
($3,009,000) and operating income increased  approximately  218% ($926,000),  as compared to Short Year 1998. The increase in net sales and operating  income was due to increased sales of power conditioning units and systems. Operating income increased due to increased sales of higher margin customized power  conditioning and distribution units.

            EME's  net  sales in Short  Year  1999  decreased  approximately  3%
($272,000) and operating  income  increased  approximately  98%  ($474,000),  as compared to net sales and operating  income in Short Year 1998.  Contributing to the  decreased  net sales  were  decreased  sales of  actuation  systems  to the aerospace industry.

            SL-MTI's  net sales in Short Year 1999  decreased  approximately  2%
($129,000)  and operating  loss  increased  approximately  127%  ($427,000),  as compared to net sales and operating  income in Short Year 1998.  Contributing to the decreased net sales were decreased  sales of precision motor products to the aerospace industry because of customer requests to delay the shipment of orders.

            RFL's net sales and operating income in Short Year 1999 included the financial results of the RFL acquisition during 1999 after Short Year 1998.

            SurfTech's net sales in Short Year 1999 decreased  approximately  2%
($21,000) and the operating income increased  approximately  944% ($85,000),  as compared to net sales and operating income in Short Year 1998.

            SL  Waber  was  sold in  September  2001  and is  reported  in these accounts as discontinued operations.

COST OF SALES

            As a percentage  of net sales,  cost of products  sold in Short Year
1999 was approximately 66%, as compared to approximately 64% in Short Year 1998.
The  percentage  increase was a direct result of product mix,  which  included a higher  percentage  of  lower  margin  products  such  as  actuators  and  power distribution systems.

                                       31

ENGINEERING AND PRODUCT DEVELOPMENT EXPENSES

            Engineering and product development expenses in Short Year 1999 were
$4,150,000, an increase of approximately 75% ($1,777,000),  as compared to Short
Year 1998. As a percentage  of net sales,  engineering  and product  development expenses  were  approximately  7% in both  Short  Year 1999 and Short Year 1998.
During Short Year 1999,  increased expenses were primarily related to additional investments associated with the RFL and Todd Products acquisitions.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

            Selling, general and administrative expenses in Short Year 1999 were
$9,283,000, an increase of approximately 78% ($4,072,000),  as compared to Short
Year 1998.  Increases  were  primarily  due to the  acquisition  of RFL and Todd
Products.  As a percentage  of net sales,  selling,  general and  administrative expenses in Short Year 1999 and Short Year 1998 were approximately 16%.

DEPRECIATION AND AMORTIZATION EXPENSES

            Depreciation  and  amortization  expenses  in Short  Year  1999 were
$1,830,000,  an increase of approximately  47% ($584,000),  as compared to Short
Year  1998.  The  Short  Year  1999  increase  was  primarily   related  to  the
depreciation  of property,  plant and equipment,  the  amortization  of computer software and the amortization of intangible  assets  associated with the RFL and
Todd Products acquisitions.

OTHER INCOME (EXPENSE)

            Interest income in Short Year 1999  decreased,  as compared to Short
Year  1998,  due to lower  cash  balances.  Interest  expense in Short Year 1999 increased, as compared to Short Year 1998, primarily due to the higher levels of borrowing due to the acquisition of RFL and Todd Products.

GAIN FROM DEMUTUALIZATION OF LIFE INSURANCE COMPANY

            The  Company  recorded  a  non-recurring  gain in Short Year 1999 of
$1,812,000 from the demutualization of a life insurance company.

TAXES

            The  effective  tax rate in Short Year 1999 was 48%,  as compared to
54% in Short Year 1998.  This  decrease was  primarily  due to a loss benefit in
Short Year 1999. This difference resulted from the timing of certain tax-related expense allocations with respect to discontinued operations (SL Waber).

LIQUIDITY AND CAPITAL RESOURCES

            The Company has  historically  financed  its  operations  and growth primarily  through funds  generated from  operations  and  borrowings  under the
Revolving  Credit  Facility.  During the six months ended June 30, 2002, the net cash provided by operating  activities was $0.9 million, as compared to net cash used by operating  activities  of $2.4 million  during the six months ended June
30,  2001.  The  increase,  as compared  to the same period last year,  resulted primarily from improved operating results,  significant  reductions in inventory and collections of receivables,  particularly  collection of recoverable  income taxes,  partially  offset by  reductions  in accrued  liabilities  and  accounts payable.

            During the six months ended June 30, 2002,  the net cash provided by investing  activities  was $9.6  million.  This was  primarily  generated by the proceeds from life insurance policies of $10.7 million received during the first quarter of the year. In the prior year six-month  period,  the Company used $1.7 million of net cash, principally due to the purchase of equipment.

            During  the six  months  ended  June  30,  2002,  net  cash  used by financing activities was $14.6 million, primarily related to the pay down of the
Revolving Credit Facility in the net amount of $16.4 million.  In the comparable

                                       32

period  last  year,   financing   activities  provided  cash  of  $2.9  million,
principally  due to net borrowings  from the Revolving  Credit  Facility of $1.5 million.

            As of June 30, 2002, the Company had principal  debt  outstanding of
$20.3 million under the Revolving Credit Facility,  as compared to $35.7 million at December 31, 2001. At September 30, 2002 the principal debt outstanding under the Revolving  Credit Facility was  approximately  $20.5 million.  The Revolving
Credit Facility provides for the Company to borrow up to $25.5 million,  subject to commitment fees, but not compensating balances. The Revolving Credit Facility contains limitations on borrowings and requires maintenance of certain levels of quarterly net income and a minimum  fixed charge  coverage  ratio,  which is the ratio of earnings before interest,  taxes,  depreciation and amortization,  plus operating rent, to the sum of operating rent, capital  expenditures and interest charges.  The  Company  is also  prohibited  from  paying  dividends  under  the
Revolving Credit Facility. The Company had $4.7 million available for borrowings under its Revolving  Credit  Facility as of June 30, 2002. The weighted  average interest rate on borrowings during the year ended December 31, 2001 was 7.57%.

            The Company is currently  seeking to refinance the Revolving  Credit
Facility.  The  Revolving  Credit  Facility  matures on  December  31,  2002 and provides  for the  payment of a facility  fee of  $780,000 in the event that the
Revolving  Credit Facility is not repaid by September 30, 2002 or by October 31,
2002 under certain circumstances.  Pursuant to the terms of the Revolving Credit
Facility,  if the Company delivers a binding  commitment  letter to the banks by
September 30, 2002 and  refinances  the Revolving  Credit  Facility on or before
October 31, 2002, no such fee is due. The Company delivered  binding  commitment letters  to the banks and is in the  process  of  attempting  to  refinance  the
Revolving Credit Facility prior to such date.

            The  Company  received  two  commitments  letters,  one for a senior secured facility and one for a subordinated  mezzanine term loan. The Company is
currently   negotiating  with  the  senior  secured  facility  lender  regarding definitive  documentation  for  such  loan.  With  respect  to the  subordinated mezzanine term loan, Steel Partners, of which Warren Lichtenstein, the Company's
Chief Executive Officer and the Chairman of the Board, is the managing member of its general partner, has issued the commitment letter to the Company pursuant to which it has agreed to extend to the Company a subordinated  loan in the maximum amount of $5.0 million.  Such loan is  contemplated  to be issued on the date of refinancing  of the  Revolving  Credit  Facility  and would be  repaid  upon the earlier to occur of (i) the  closing of this  offering,  (ii) the  repayment  or refinancing of the senior credit facility that  refinances the Revolving  Credit
Facility  or (iii)  if the  Company  raises  capital  through  the  issuance  of additional  equity or debt  securities.  The Company is  negotiating  definitive documentation  for such loan. At the present time the Company  believes that the funding of both loans  would be  required  to  refinance  the  Revolving  Credit
Facility.  There can be no assurance  that the Company will be able to refinance the Revolving  Credit  Facility  prior to October 31, 2002 or that the Revolving
Credit Facility will be refinanced successfully.

            The  Company  has  retained  Imperial  Capital,  LLC  to  act as its
financial  advisor.   Imperial  Capital,   LLC  is  spearheading  the  Company's
initiative  to  explore  a sale of some or all of its  businesses  and has  also assisted  management  in its  ongoing  efforts  to secure  new long term debt to refinance the Company's current Revolving Credit Facility.

            The Company's German subsidiary, EME, also has $5.6 million in lines of credit with its banks in Germany  that expire at various  times  during 2002.
Under  the terms of its lines of  credit,  EME can  borrow  for any  purpose  at interest  rates  ranging  from  7.125%  to 8.25%.  No  financial  covenants  are required.

            The  Company's  current  ratio  was 1.1 to 1 at June  30,  2002  and
December 31, 2001. This ratio was maintained for the period ended June 30, 2002, primarily due to the receipt of life insurance  proceeds of $10,676,000  used to pay down current debt,  principally  the Revolving  Credit  Facility,  which was classified as current debt as of December 31, 2001.

            As a  percentage  of total  capitalization,  consisting  of debt and shareholders'  equity, total borrowings by the Company were 40% at June 30, 2002 and 54% at  December  31,  2001.  During the first six months  total  borrowings decreased by $15,222,000.

                                       33

            Capital  expenditures of $1,120,000 made during the first six months of 2002 primarily  related to improvements in process  technology and equipment.
During  the  remaining  quarters  of  2002,  the  Company  plans  to incur up to
$2,000,000 of capital  expenditures.  This amount is subject to change depending upon a  number  of  factors  including  certain  market  conditions  within  the
Company's business segments and availability of financing. For the twelve months ended December 31, 2001, capital expenditures were $2,342,000.

            During the first six months of 2002,  the  Company  has been able to generate adequate amounts of cash to meet its operating needs.  During the first six  months  of  2002,  Teal,  RFL and  MIT had  produced  positive  cash  flow, aggregating  approximately  $5,000,000.  Condor,  EME and  SurfTech  experienced negative  cash  flow for the same  period.  Condor's  cash  flow was  negatively impacted by payments  made  against its  restructuring  reserve of $575,000  and deferred compensation payments $1,252,000.  Without these cash payments,  Condor would have been cash flow positive. EME experienced negative cash flow primarily due to the pay down of debt and performance under a long-term contract for which they  received a large cash advance in 2001.  SurfTech's  negative cash flow was primarily due to its move to consolidate into one location.

            With the  exception of SurfTech and the segment  reported as "Other"
(which  consists  primarily  of  corporate  office  expenses  and  accruals  not specifically  allocated to the reportable  business units), all of the Company's operating  segments were  profitable  at the  operating  level for the first six months of 2002.  SurfTech's  operating  loss was  $485,000.  SurfTech  is facing historically  low  demand  in its  marketplace  and  its  operations  have  been consolidated into one facility.  Included in "Other" are special charges for the six months ended June 30, 2002 of  $1,834,000  related to the  change-of-control and proxy  costs (see Note 9).  Also in "Other"  is a $542,000  addition  to the reserve for  environmental  matters,  professional  fees of $660,000,  and other expenses not allocated to the reportable business units.

            Assuming no further significant slowdown of economic activity in the markets  in which  the  Company  conducts  business,  management  believes  that projected  cash  from  operations,  the tax  refund  received  from  Germany  of approximately  $1.4 million on July 31, 2002 and funds  expected to be available under the  Revolving  Credit  Facility  will be sufficient to fund the Company's operations and working capital requirements.

            The following is a summary of the Company's contractual  obligations for the periods indicated that existed as of June 30, 2002:

Contractual           Due in     6 Months to      4-5          After
Obligations           6 Months      3 Years      Years        5-Years     Total
-----------         ----------    ---------    ---------      -------   ----------

Operating leases       549,837    1,875,915    1,069,778       81,827    3,577,357
Letters of credit            0            0            0            0            0
Long-term debt      22,885,771       84,000       14,000            0   22,983,771
                    ----------    ---------    ---------       ------   ----------

           Total    23,435,608    1,959,915    1,083,778       81,827   26,561,128
                    ----------    ---------    ---------       ------   ----------

New Accounting Pronouncement Not Yet Adopted

            In August 2001,  the FASB issued  Statement of Financial  Accounting
Standard  No. 143,  "Accounting  for Asset  Retirement  Obligations"  ("SFAS No.
143"),  which provides the accounting  requirements  for retirement  obligations associated with tangible  long-lived assets. This statement requires entities to record the fair value of a liability for an asset  retirement  obligation in the period  in  which it is  incurred.  This  statement  will be  effective  for the
Company's  2003 year.  The  adoption  of SFAS No. 143 is not  expected to have a material impact on the Company's  consolidated  financial position or results of operations.

            In April 2002,  the FASB adopted  Statement of Financial  Accounting
Standards 145,  rescission of FASB  Statements  No. 4, 44, and 64,  Amendment of
FASB Statement No. 13, and Technical  Corrections  ("SFAS 145").  This Statement
rescinds FASB Statement No. 4, Reporting Gains and Losses from Extinguishment of
Debt,  and  an  amendment  of  that  Statement,   FASB  Statement  No.  64,  and
Extinguishments  of  Debt  Made  to  Satisfy  Sinking-Fund  Requirements.   This
Statement also rescinds FASB Statement No. 44,  Accounting for Intangible Assets
of Motor Carriers.  This Statement amends FASB Statement No. 13,  Accounting for
Leases,  to  eliminate an  inconsistency  between the  required  accounting  for sale-leaseback  transactions  and the  required  accounting  for  certain  lease modifications  that have  economic  effects  that are similar to  sale-leaseback
transactions.   This  Statement   also  amends  other   existing   authoritative
pronouncements  to make various  technical  corrections,  clarify  meanings,  or describe  their  applicability  under changed  conditions.  Statement No. 145 is effective  for  fiscal  years  beginning  after May 15,  2002.  The  Company  is currently  evaluating the impact if any, that  implementation  of this statement will have on its results of operations or financial position.

            In June 2002,  The FASB issued  Statement 146  Accounting  for Costs
Associated  with  Exit or  Disposal  Activities  ("SFAS  146").  This  Statement
addresses  financial  accounting and reporting for costs associated with exit or disposal  activities and nullifies  Emerging Issues Task Force (EITF) Issues No.
94-3, "Liability Recognition for Certain Employee Termination Benefits and Other
Costs  to  Exit  an   Activity   (including   Certain   Costs   Incurred   in  a
Restructuring)."  The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal  activity be recognized when the liability is incurred.
Under  Issue  94-3,  a  liability  for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. The provisions of this  Statement  are  effective  for  exit or  disposal  activities  that are initiated  after  December 31, 2002.  The Company is  currently  evaluating  the impact if any, that implementation of this statement will have on its results of operations or financial position.

European Monetary Unit ("Euro")

            In 1999,  most member  countries of the European  Union  established fixed  conversion  rates between their  existing  sovereign  currencies  and the
European Union's new currency,  the euro. This conversion permitted transactions to be  conducted  in either the euro or the  participating  countries'  national currencies.  By February 28, 2002,  all member  countries  were expected to have permanently  withdrawn  their  national  currencies as legal tender and replaced their currencies with euro notes and coins.

            The euro  conversion  may have a  favorable  impact on  cross-border competition by eliminating the effects of foreign currency translations, thereby
creating  price  transparency.   The  Company  is  continuing  to  evaluate  the
accounting,  tax, legal and  regulatory  requirements  associated  with the euro introduction.  The Company does not expect the  conversion to the euro to have a material  adverse  effect on its  consolidated  financial  position,  results of operations, or cash flows.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

            The Company is exposed to market risk from  changes in interest  and foreign currency exchange rates. Changes in the market rate affect both interest paid and earned by the Company.  The Company's  investments and outstanding debt bear variable  interest  rates.  Debt consists  primarily of a revolving  credit agreement with three United States banks, where the Company borrows at the prime interest rate,  plus 2%. The Company also maintains  lines of credit with German banks,  where EME can borrow at interest  rates  ranging from 5.20% to 8.25% per year.  The Company  manufactures  some of its  products  in Mexico,  Germany and
Hungary and purchases some components in foreign markets.  With the exception of component  purchases made by EME, all other foreign market  component  purchases are  primarily  invoiced  in U.S.  dollars.  The EME  foreign  market  component purchases are primarily  invoiced in European Union euros (German marks prior to
January 1, 2002). Changes in interest and foreign currency exchange rates did

                                       34

not have a material impact on the reported  earnings for the year ended December
31, 2001 and are not expected to have a material impact on reported earnings for
2002.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

            On July 18, 2002,  the Company  announced  that it dismissed  Arthur
Andersen LLP  ("Andersen")  as its  independent  accountants  and engaged  Grant
Thornton  LLP as its  new  independent  accountants.  The  decision  to  dismiss
Andersen and to engage Grant Thornton LLP was recommended by the Audit Committee of the  Company's  Board of  Directors  and approved by the  Company's  Board of
Directors.

            Andersen's reports on the Company's financial statements for the two years ended  December  31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer  of opinion,  nor were they  qualified or modified as to audit scope, or accounting principles.

            However,  as a result of an impairment  charge  related to the write off of intangible  assets of a subsidiary of the Company  recognized at December
31, 2001, the Company was in violation of its net income covenant for the fourth quarter of 2001 under the Company's Revolving Credit Facility.  Additionally, on
March 1, 2002 the Company received a notice from its lenders under the Revolving
Credit  Facility  stating that it is currently  in default  under the  Revolving
Credit Facility due to its failure to meet a scheduled debt reduction.

            Consequently,  Andersen's  report for the period ended  December 31,
2001 dated March 15, 2002 did contain the following paragraph: "The accompanying financial  statements have been prepared assuming that the Company will continue as a  going  concern.  As  discussed  in  Note 1 to the  consolidated  financial statements,  the Company was in technical  default  under its  revolving  credit facility at December  31, 2001 and an  additional  event of default  occurred on
March 1, 2002.  Due to these  events of default,  the lenders  that  provide the revolving credit facility do not have to provide any further  financing and have the  right to  terminate  the  facility  and  demand  repayment  of all  amounts outstanding.  The existence of these events of default raises  substantial doubt about the Company's ability to continue as a going concern.  Management's  plans in  regard  to this  matter  are  also  described  in Note 1.  The  consolidated financial  statements do not include any adjustments  that might result from the outcome of this uncertainty."

            On May 23,  2002,  the Company and its lenders  reached an agreement
(the "Amendment"), pursuant to which the lenders granted a waiver of default and amended certain financial  covenants of the Company's Revolving Credit Facility, so that the Company is in full  compliance  with the Revolving  Credit  Facility after giving effect to the  Amendment.  Additional  information  related to this matter is provided in the Company's Form 8-K filed May 23, 2002.

            During the  Company's  two most recent fiscal years and through July
18, 2002, there were no disagreements  with Andersen on any matter of accounting principles or practices,  financial  statement  disclosure or auditing  scope or procedure which, if not resolved to Andersen's  satisfaction,  would have caused them to make reference to the subject matter in connection  with their report on the Company's  consolidated  financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

            The  Company  has  provided  Andersen  with a copy of the  foregoing disclosures and requested  Andersen furnish the Company a letter stating whether it agrees with the  statements  herein.  The Company has not yet  received  that letter and has not been able to obtain it after reasonable efforts. Accordingly, pursuant to Item 304T of Regulation S-K, no response from Andersen will be filed as an exhibit hereto.

During the  Company's two most recent  fiscal years and the  subsequent  interim periods  through July 18, 2002,  the Company did not consult with Grant Thornton
LLP  regarding  the   application  of  accounting   principles  to  a  specified
transaction,  either  completed or proposed,  or the type of audit  opinion that might be rendered on the Company's  consolidated  financial  statements,  or any other matters or events as set forth in Item  304(a)(2)(i) or (ii) of Regulation
S-K.

                                       35

                             DIRECTORS AND OFFICERS

            Set  forth  below  are  the  names  and  ages of the  directors  and executive  officers of the  Company,  as such terms are defined in Items 401 and
402 of Regulation  S-K, and their  principal  occupations at present and for the past five years.  In a contested  election on January 22, 2002,  five  directors were elected to the Board:  Warren  Lichtenstein,  Steven Wolosky,  Glen Kassan,
Mark Schwarz and James  Henderson.  In connection with such election,  the proxy statement pursuant to which such directors were elected described a plan whereby each such director was  committed to  maximizing  value for all of the Company's stockholders.  There are, to the  Company's  knowledge,  no other  agreements or understandings by which these individuals were selected. No family relationships exist between any directors or executive officers.

Name                               Age           Positions with the Company
----                               ---           --------------------------
Warren Lichtenstein (1)            37            Chairman of the Board, Chief Executive Officer
Glen Kassan (1)                    58            President, Director
David R. Nuzzo                     44            Vice President - Finance and Administration, Secretary and Treasurer
J. Dwane Baumgardner (2)           61            Director
James Henderson                    44            Director
Mark E. Schwarz (1)(2)(3)          41            Director
Steven Wolosky (2)(3)              46            Director
Richard Smith                      62            Director
Avrum Gray                         67            Director

BUSINESS BACKGROUND

            Warren G.  Lichtenstein was elected Chairman on January 24, 2002 and
Chief Executive Officer on February 4, 2002. Mr.  Lichtenstein has served as the
Chairman of the Board,  Secretary  and the  Managing  Member of Steel  Partners,
L.L.C., the general partner of Steel Partners II, L.P. ("Steel"),  since January
1, 1996. Prior to such time, Mr. Lichtenstein was the Chairman and a director of
Steel Partners,  Ltd., the general partner of Steel Partners  Associates,  L.P., which was the  general  partner of Steel,  from 1993  until  prior to January 1,
1996. Mr. Lichtenstein was the acquisition/risk  arbitrage analyst at Ballantrae
Partners,  L.P.,  a  private  investment  partnership  formed  to invest in risk arbitrage,  special situations and undervalued companies, from 1988 to 1990. Mr.
Lichtenstein  has served as a director of WebFinancial  Corporation,  a consumer and  commercial  lender,  since 1996 and as its  President  and Chief  Executive
Officer since  December  1997.  He served as a director and the Chief  Executive
Officer of Gateway Industries,  Inc., a provider of database development and Web site  design and  development  services,  since 1994 and as the  Chairman of the
Board since 1995.  Mr.  Lichtenstein  has served as a Director and the President and Chief Executive  Officer of Steel Partners,  Ltd. since June 1999 and as its
Secretary  and  Treasurer  since May 2001. He has also served as Chairman of the
Board of Directors of Caribbean Fertilizer Group Ltd., a private company engaged in the  production of  agricultural  products in Puerto Rico and Jamaica,  since
June 2000. Mr.  Lichtenstein  is also a Director of the following  publicly held companies: TAB Products Co., a document management company; Tandycrafts, Inc., a manufacturer of picture frames and framed art; Puroflow Incorporated, a designer and manufacturer of precision  filtration  devices;  ECC International  Corp., a
manufacturer  and  marketer  of  computer-controlled   simulators  for  training
personnel to perform  maintenance and operator  procedures on military  weapons;
and United Industrial Corporation, a designer and producer of defense, training, transportation and energy systems.

            Glen  Kassan was  elected as a Director  on January  24, 2002 and as
President of the Company on February 4, 2002. Mr. Kassan has served as Executive
Vice President of Steel Partners, Ltd., a management and advisory company, since
March 2002. Steel Partners,  Ltd. has provided  management services to Steel and other  affiliates of Steel since March 2002. Mr. Kassan served as Executive Vice
President of Steel Partners  Services,  Ltd., a management and advisory company, from June 2001 through March 2002 and Vice  President  from October 1999 through
May 2001. Steel Partners Services,  Ltd. provided  management  services to Steel and other  affiliates  of Steel  until  March 2002,  when Steel  Partners,  Ltd.
acquired the rights to provide certain  management  services from Steel Partners
Services, Ltd. He has also served as Vice President, Chief Financial Officer and

--------
(1) Member of Executive Committee.
(2) Member of Audit Committee.
(3) Member of Compensation Committee.

                                       36

Secretary of WebFinancial  Corporation,  a commercial and consumer lender, since
June 2000.  Mr.  Kassan has served as Vice Chairman of the Board of Directors of
Caribbean  Fertilizer Group Ltd., a private company engaged in the production of agricultural products in Puerto Rico and Jamaica,  since June 2000. From 1997 to
1998,  Mr.  Kassan served as Chairman and Chief  Executive  Officer of Long Term
Care Services,  Inc., a privately owned  healthcare  services  company which Mr.
Kassan  co-founded  in 1994 and  initially  served  as Vice  Chairman  and Chief
Financial  Officer.  Mr. Kassan is currently a Director of Tandycrafts,  Inc., a manufacturer of picture frames and framed art, Puroflow Incorporated, a designer and manufacturer of precision filtration devices, United Industrial Corporation, a designer and producer of defense, training,  transportation and energy systems and the Chairman of the Board of US  Diagnostic  Inc., an operator of outpatient diagnostic imaging.

            David R. Nuzzo has been Vice President - Finance and  Administration
& Secretary since December 1997 and Treasurer since January 2001. Prior thereto, he was a Senior  Partner  with The  Colchester  Group,  a  financial  and  legal consulting firm since April 1995. Mr. Nuzzo resigned  effective January 23, 2002 and was reappointed effective February 8, 2002.

            J. Dwane Baumgardner has been a Director since 1990. Mr. Baumgardner
has  been  the  Chief   Executive   Officer  and  President  of  Magna  Donnelly
Corporation,  an automotive  supplier of exterior and interior mirror,  lighting and engineered glass systems,  since October 2002. Magna Donnelly Corporation is a wholly owned  subsidiary of Magna  International  Inc. that was established in
October 2002 by the merger of Donnelly  Corporation  and Magna  Mirror  Systems.
Prior to October 2002, Mr. Baumgardner had been the Chairman and Chief Executive
Officer of  Donnelly  Corporation,  an  automotive  supplier,  since  1986.  Mr.
Baumgardner is currently a Director of Wescast Industries and Scanlon Leadership
Network (where he served as President from 1983 to 1985).

            James R.  Henderson  was elected as a Director on January 24,  2002.
Mr.  Henderson  has  served  as a Vice  President  of Steel  Partners,  Ltd.,  a management and advisory  company,  since March 2002.  Steel  Partners,  Ltd. has provided  management  services to Steel and its affiliates since March 2002. Mr.
Henderson  served  as a Vice  President  of Steel  Partners  Services,  Ltd.,  a
management  and advisory  company,  from August 1999 through  March 2002.  Steel
Partners  Services,  Ltd.  provided  management  services  to  Steel  and  other affiliates of Steel until March 2002,  when Steel  Partners,  Ltd.  acquired the rights to provide certain management services from Steel Partners Services, Ltd.
He has also served as Vice President of Operations of WebFinancial  Corporation,
a commercial and consumer lender,  since September 2001. From 1996 to July 1999,
Mr.  Henderson  was  employed in various  positions  with Aydin  Corporation,  a defense-electronics manufacturer, which included a tenure as President and Chief
Operating  Officer from October 1998 to June 1999.  Prior to his employment with
Aydin  Corporation,  Mr.  Henderson  was  employed as an  executive  with UNISYS
Corporation,  an e-business solutions provider.  Mr. Henderson is a Director and
Chief Executive Officer of ECC International  Corp., a manufacturer and marketer of computer-controlled  simulators for training personnel to perform maintenance and operator procedures on military weapons.

            Mark E. Schwarz was elected as a Director on January 24,  2002.  Mr.
Schwarz  has served as the  general  partner,  directly  or through  entities he controls, of Newcastle Partners, L.P., a private investment firm, since 1993. As of December  2001,  Mr.  Schwarz was the Managing  Member of  Newcastle  Capital
Group, L.L.C., the general partner of Newcastle Capital Management,  L.P., which is the general  partner of Newcastle  Partners,  L.P. Mr.  Schwarz was also Vice
President and Manager of Sandera  Capital,  L.L.C.,  a private  investment  firm affiliated with Hunt Financial  Group,  L.L.C.,  a Dallas-based  investment firm associated with the Lamar Hunt family,  from 1995 to September 1999. Mr. Schwarz currently  serves  as  a  Director  of  the  following  companies:  WebFinancial
Corporation,  a commercial and consumer lender; Nashua Corporation,  a specialty paper,  label and  printing  supplies  manufacturer;  Bell  Industries,  Inc., a computer systems  integrator;  and Tandycrafts,  Inc., a manufacturer of picture frames and framed art.  Mr.  Schwarz has also served as Chairman of the Board of
Directors  of  Hallmark  Financial  Services,   Inc.,  a   property-and-casualty
insurance holding company, since October 2001.

                                       37

            Steven  Wolosky  has  been  a  partner  of  Olshan   Grundman  Frome
Rosenzweig  &  Wolosky LLP,  counsel to the Company and Steel, for more than five years.

            Richard A. Smith has been a financial  consultant,  private investor and trader from 1993 to the  present.  Mr.  Smith  previously  served in various management  positions with Morgan Stanley Inc.,  most recently as co-head of the
Worldwide  Institutional  Equity  from  1989  to  1992  and as a  member  of the management committee from 1990 to 1992.

            Avrum Gray has been the Chairman of G-Bar Limited  Partnership,  one of  the  nation's  largest  independent  options  trading  firms  and a  leading specialist in  computer-based  arbitrage  activities in the derivative  markets, since  1981.  Mr.  Gray is also a Director  of Nashua  Corporation,  a specialty paper,  label and  printing  supplies  manufacturer,  and Lynch  Corporation,  a holding company with  subsidiaries  engaged in  manufacturing  and  distributing frequency control devices and glass forming and other equipment. Mr. Gray is the former  Chairman of the Board of Lynch Systems,  Inc., a glass press supplier to the television and computer industry,  and a former Chief Executive Officer of a privately  held  manufacturer  of  components  and  devices  for the  automotive aftermarket.  Additionally,  Mr. Gray has been  Chairman of the Board of Spertus
College, as well as a board member of the Illinois Institute of Technology,  the
Stuart School, and a number of philanthropic organizations, including the Jewish
Federation of Chicago.

EXECUTIVE COMPENSATION

            The  following  table  sets  forth  certain  information   regarding
compensation  awarded to, earned by or paid to the Chief  Executive  Officer and each of the Company's  other  executive  officers  whose total annual salary and bonus exceeded  $100,000 during the year 2001 (the "Named  Executive  Officers")
for  services in all  capacities  during the years ended  December  31, 2001 and
December 31, 2000,  the fiscal year ended July 31, 1999,  and for the five-month period ended December 31, 1999.  Owen Farren's  employment  with the Company was terminated  effective  February  4, 2002 and  Jacob  Cherian  resigned  from the
Company effective April 26, 2002.

Summary Compensation Table
                                                                                       Long-Term
                                                                                       Compensation
                                                                                       Awards
                                                                                       Securities              All Other
Name and                                                     Annual Compensation       Underlying             Compensation
Principal Position                            Year           Salary ($)  Bonus ($)     Options/SARs (#)        ($)(3)(4)
                                              ----           ----------  ---------     ----------------        ---------
Owen Farren                                   2001           281,423           0            20,000              30,315
   President and CEO................          2000           270,000           0                 0              28,769
                                              1999(1)        111,404           0            20,000               1,708
                                              1999           252,231     238,275(2)         24,000              29,149

David R. Nuzzo
   Vice President-Finance and                 2001           171,000           0            17,000              19,567
   Administration, Treasurer and              2000           165,000           0                 0               7,365
   Secretary........................          1999(1)         68,300           0            12,500               2,071
                                              1999           155,708      58,000             7,500               8,298

Jacob Cherian                                 2001           119,808           0            17,000              20,056
   Vice President                             2000             ---          ---              ---                 ---
   and Corporate                              1999(1)          ---          ---              ---                 ---
   Controller.......................          1999             ---          ---              ---                 ---

(1)  Salary information for the five-month period ended December 31, 1999.

                                       38

(2)  Includes $121,275,  received under the terms of a special incentive program for senior  executives that was based on the Company's  performance  during the three years ended July 31, 1998,  and $117,000,  which was based on the performance of the Company and the  achievement of individual  goals during fiscal 1999.
(3)  Includes  the  Company's   matching   contributions   and  profit   sharing
     contributions  made to the SL Industries Inc.  Savings and Pension Plan for
     Messrs.  Farren and Nuzzo in fiscal  year 1999 in the amounts of $7,353 and
     $6,448, respectively;  in fiscal year 1999 for Messrs. Farren, and Nuzzo in the amounts of $8,249 and $7,398,  respectively;  in the five-month  period for 1999 for Messrs.  Farren and Nuzzo in the amounts of $1,333 and $1,696, respectively;  in calendar  year 2000 for  Messrs.  Farren and Nuzzo in the amounts of $7,923 and $6,519,  respectively;  and in calendar year 2001 for
     Messrs.  Farren,  Nuzzo and  Cherian in the  amounts of $8,500,  $8,500 and
     $5,990, respectively.  The Company's contribution to the plan is based on a percentage of the  participant's  elective  contributions up to the maximum defined under the plan and a fixed percentage,  determined  annually by the
     Board of Directors,  of the participant's  total fiscal years 1998 and 1999 earnings.  Under the plan, benefits are payable at retirement as a lump sum or as an annuity.
(4)  Includes  premiums paid for group term life  insurance for Messrs.  Farren,
     Nuzzo and Cherian,  and premiums paid for an ordinary  whole life insurance policy on Mr.  Farren's life in the face amount of $1,000,000,  of which he is the owner with the right to designate beneficiaries.

            Pursuant to a standing  resolution of the Board of  Directors,  upon the death of any executive  officer  having more than five (5) years of service, the Company will pay his spouse,  over a 36-month period, an amount equal to the officer's salary at his death.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

            The following  table sets forth  information  concerning  options to purchase  Common Stock granted under the Company's 1991 Long Term Incentive Plan in 2001 to the named executive  officers.  Twenty percent of the options granted were  exercisable  on the date of grant with the balance  exercisable  in twenty percent increments,  one, two, three and four years after the date of grant. The material terms of such options appear in the following table.

                                                                                               Potential Realizable
                                                                                               Value at Assumed
                                                                                             Annual Rates of Stock
                                                                                             Price Appreciation for
                                    Individual Grants                                          Option Term (1)
-------------------------------------------------------------------------------------------------------------------
                      Number of       % of Total
                      Securities    Stock Options
                      Underlying     Granted to
                      Stock Options  Employees in       Exercise          Expiration
       Name           Granted (#)     Fiscal Year       Price($/SH)       Date              5%($)        10% ($)
       ----           -----------     -----------       -----------       ---------------   -----        -------

Owen Farren            20,000             12%             $ 5.75            09/25/2011     $72,323       $183,280
Jacob Cherian           7,000              4%             $12.175           05/18/2011     $53,598       $135,827
Jacob Cherian          10,000              6%             $ 5.75            09/25/2011     $36,161       $ 91,640
David R. Nuzzo          7,000              4%             $12.175           05/18/2011     $53,598       $135,827
David R. Nuzzo         10,000              6%             $ 5.75            09/25/2011     $36,161       $ 91,640
-------------
(1)  The Potential  Realizable  Value,  determined in accordance with SEC rules, assumes annualized market  appreciation rates of 5% and 10%,  respectively, from a market value of $5.75/share and  $12.175/share on September 25, 2001 and May 18, 2001 (the date of the grant) to September  25, 2011 and May 18,
     2011 (the date of  expiration  of such  options) for all  optionees.  These assumptions  are not intended to forecast the future price of the Company's stock  price.  The real value of the  options in this table  depends on the actual  performance  of the  Company's  Common Stock during the  applicable period,  which may  increase  or decrease in value over the time period set forth  above.  The  Potential  Realizable  Value  does  not  assume  future dividends,  stock or cash.  The option grant does not accrue cash dividends unless the options are exercised, should dividends be declared.

                                       39

AGGREGATED  STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END STOCK
OPTION VALUES

            The  following  table sets forth the number of shares  received upon exercise of stock  options by each of the Named  Executive  Officers  during the last  completed  fiscal year and the  aggregate  options to  purchase  shares of
Common Stock of the Company held by the Named Executive Officers at December 31,
2001.

                                                             Number of Securities
                                                             Underlying                 Value of Unexercised
                                                             Unexercised Options        In-The-Money Options
                                                             At Fiscal Year End (#)     at Fiscal Year End ($)(1)
                                                             -----------------------    -------------------------
                          Shares
                          Acquired Upon      Value               Exercisable/               Exercisable/
Name                      Exercise (#)       Realized ($)       Unexercisable             Unexercisable
----                      ------------       ------------       -------------             -------------
Owen Farren                  N/A                 N/A            227,200/27,800            252,300/1,500
David R. Nuzzo               N/A                 N/A             42,750/19,250                250/750
Jacob Cherian                N/A                 N/A              9,900/22,100                  0/0

(1) Computed by multiplying the number of options by the difference  between (i)
the per share closing price at fiscal  year-end and (ii) the exercise  price per share.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

            The Company did not grant awards to any of the  Company's  executive officers under any long-term  incentive plans during the year ended December 31,
2001.

DIRECTOR COMPENSATION

            Outside (i.e., non-employee) directors receive the following fees:

-           $4,375 quarterly retainer fee;
-           $1,000 for each Board of Directors meeting attended; and
-           $750 for each committee meeting attended.

            In fiscal year 1993,  the Board of Directors  adopted a Non-Employee
Director  Non-Qualified  Stock Option Plan (the  "Directors'  Plan"),  which was approved by the  shareholders  at the Company's 1993 Annual  Meeting.  Under the
Directors' Plan, non-employee Directors have the right annually during the month of June to elect to  receive  non-qualified  stock  options  in lieu of all or a stated  percentage  of  upcoming  yearly  directors  fees.  The number of shares covered by such options is determined  at the time such fees would  otherwise be payable based upon the fair market value of the  Company's  Common Stock at such times,  except,  with  respect  to an  election  to defer  all such  fees,  such determination  shall be based  upon  133% of fair  market  value at such  times.
Elections are irrevocable.

            Under the  Directors'  Plan,  Messrs.  Baumgardner  and Caruso  (Mr.
Caruso  served as a director  until January  2002),  elected for 2001 to receive non-qualified  stock options in lieu of all such fees.  In accordance  with such
elections,   they   received   options  to  acquire   7,487  and  7,122  shares,
respectively, during 2001.

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

            In 2001, the Company entered into change-in-control  agreements with senior executives and other key personnel.

            In January  2002,  the five  nominees  of the RORID  Committee  were elected to the Company's eight-member Board of Directors. Upon the occurrence of this event,  Messrs.  Farren,  Nuzzo and Cherian each received payment under his respective change-in-control agreement. As a result, in January 2002 the Company paid to Messrs. Farren, Nuzzo and Cherian, respectively,  $877,565, $352,556 and
$250,000  under  such  agreements.   Under  their  respective  change-in-control

                                       40

agreements,  these  executives  are not  entitled to receive  any  further  cash payments,  but are entitled to receive  insurance  benefits for  specified  time periods or until they obtain new employment, whichever occurs first.

            Upon receiving their resignations,  the Company exercised its rights under the  change-in-control  agreements to require  Messrs.  Farren,  Nuzzo and
Cherian  to remain in their  positions  for up to ninety  days.  Mr.  Farren was subsequently  terminated as Chief Executive Officer and President on February 4,
2002.  Mr. Nuzzo has  continued in his position  with the Company.  Mr.  Cherian resigned effective as of April 26, 2002, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            During  2001,  the  Compensation  Committee  members  were J.  Dwane
Baumgardner  (Chairman),  Richard E. Caruso and Walter I.  Rickard,  all of whom were non-employee directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The  following  table  sets  forth  certain  information   regarding
ownership of the  Company's  Common  Stock,  as of September 30, 2002 (except as otherwise  noted),  by: (i) each person or entity  (including  such  person's or entity's address) who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's  Directors and nominees for Director who beneficially  owns shares,  (iii) each Named Executive
Officer (as defined under Executive  Compensation) who beneficially owns shares, and (iv) all  executive  officers  and  Directors  as a group.  The  information presented in the table is based upon the most recent filings with the Securities and Exchange  Commission by such persons or upon information  otherwise provided by such persons to the Company.

                                             Number of Shares
Name of Beneficial Owner                    Beneficially Owned(1)          Percentage Owned(2)
------------------------                    ---------------------          -------------------

Dimensional Fund Advisors, Inc.                  296,900 (3)                     5.0%
1299 Ocean Avenue
11th Floor
Santa Monica, CA  90401

The Gabelli Funds                              1,545,700 (4)                    26.3%
One Corporate Center
Rye, NY  10580-1435

Oaktree Capital Management, LLC                  525,000 (5)                     8.9%
333 South Grand Avenue
28th Floor
Los Angeles, CA  90071

Steel Partners II, L.P.                          746,250 (6)                    12.7%
150 East 52nd Street
21st Floor
New York, NY  10022

J. Dwane Baumgardner                              64,639 (7)                     1.1%

David R. Nuzzo                                    53,186 (8)                      *

Warren Lichtenstein                              756,550 (9)                    12.8%

Glen Kassan                                            0                          *

Avrum Gray                                        26,200(10)                      *

                                       41

James Henderson                                        0                          *

Mark E. Schwarz                                  217,350(11)                     3.7%

Richard Smith                                          0                          *

Steven Wolosky                                         0                          *

All Directors and Executive
Officers as a Group                            1,117,925(12)                    18.7%

            * Less than one percent (1%).

            (1) Beneficial  ownership is determined in accordance with the rules of the Securities and Exchange  Commission.  Under such rules, shares are deemed to be  beneficially  owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares.  Except as otherwise indicated, and  subject to  community  property  laws where  applicable,  the  persons  and entities  named in the table  above have sole voting and  investment  power with respect  to all  shares of Common  Stock  shown as  beneficially  owned by them.
Shares of Common Stock subject to options or warrants  currently  exercisable or exercisable  within 60 days are deemed outstanding for purposes of computing the percentage  ownership of the person or entity holding such option or warrant but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

            (2) Based upon  5,888,158  shares  outstanding  as of September  30,
2002.

            (3)  Dimensional  Fund Advisors Inc.  ("Dimensional"),  a registered investment advisor, is deemed to have beneficial ownership of 296,900 shares, as of  January  30,  2002,  all of  which  shares  are  held in  portfolios  of DFA
Investment  Dimensions Group Inc., a registered  open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the
DFA Group Trust and DFA  Participation  Group  Trust,  investment  vehicles  for qualified  employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

            (4) Based  upon a Schedule  13D/A  Amendment  No. 20 dated  April 2,
2002,  filed with the Securities and Exchange  Commission by Gabelli Funds,  LLC
("Gabelli Funds").  Gabelli Group Capital Partners,  Inc.  ("Gabelli  Partners")
makes investments for its own account and is the parent company of Gabelli Asset
Management  Inc.  ("GAMI").  Mario J.  Gabelli is the  Chairman  of the Board of
Directors, Chief Executive Officer and majority shareholder of Gabelli Partners.
GAMI,  a public  company  listed on the New York Stock  Exchange,  is the parent company of a variety of companies engaged in the securities business,  including
(i) GAMCO  Investors,  Inc.  ("GAMCO"),  a  wholly-owned  subsidiary of GAMI, an investment  adviser  registered  under the  Investment  Advisers Act of 1940, as amended ("Advisers Act"), which provides  discretionary managed account services for employee  benefit plans,  private  investors,  endowments,  foundations  and others; (ii) Gabelli Advisers, Inc. ("Gabelli Advisers"),  a subsidiary of GAMI, which provides  discretionary  advisory  services to The Gabelli Westwood Mighty
Mites Fund;  (iii)  Gabelli  Performance  Partnership  L.P.  ("GPP"),  a limited partnership  whose primary business purpose is investing in securities (Mario J.
Gabelli is the general  partner and a portfolio  manager for GPP);  (iv) Gabelli
International  Limited ("GIL"),  a corporation whose primary business purpose is investing in a portfolio of equity  securities and securities  convertible into, or exchangeable  for,  equity  securities  offered  primarily to persons who are neither citizens nor residents of the United States; and (v) Gabelli Funds, LLC, an  investment  adviser  registered  under the  Advisers  Act,  which  presently
provides   discretionary   managed  account  services  for  various   registered
investment companies.

            Includes the following shares deemed to be owned beneficially by the following affiliates (the "Gabelli Affiliates"): 1,263,200 shares held by GAMCO;
107,000 shares held by GIL;  98,500 shares held by Gabelli  Funds;  1,000 shares held by Gabelli Foundation,  Inc. ("Foundation"),  a private foundation;  16,000 shares held by Gabelli  Advisers;  and 60,000  shares  held by GPP.  Each of the
Gabelli Affiliates claims sole voting and dispositive power over the shares held by it. The  foregoing  persons do not admit to  constituting  a group within the meaning of Section  13(d) of the  Exchange  Act.  Mario J.  Gabelli is the Chief
Investment Officer of each of the Gabelli Affiliates;  the majority  stockholder and Chairman of the Board of Directors  and Chief  Executive  Officer of Gabelli
Partners; the President, a Trustee and the Investment Manager of the Foundation;
and the General Partner and Portfolio Manager for GPP.

                                       42

            GAMCO,  Gabelli Advisors,  and Gabelli Funds, each has its principal business  office at One  Corporate  Center,  Rye,  New York  10580.  GPP has its
principal  business office at 401 Theodore Freund Ave., Rye, New York 10580. GIL has its principal  business office at c/o Fortis Fund Services (Cayman) Limited,
Grand Pavillion,  Commercial  Centre,  802 West Bay Road, Grand Cayman,  British
West  Indies.  The  Foundation  has its  principal  offices at 165 West  Liberty
Street, Reno, Nevada 89501.

            (5) Oaktree Capital Management,  LLC, a California limited liability company ("Oaktree"), is deemed to have beneficial ownership of 525,000 shares as of June 30, 2001.  The  principal  business of Oaktree is  providing  investment advice and  management  services  to  institutional  and  individual  investors.
Oaktree's General Partner is OCM Principal  Opportunities Fund, L.P., a Delaware
limited partnership.

            (6) Based upon a Schedule  13D/A  Amendment  No. 10 dated August 23,
2002,  filed  jointly  with the  Securities  and  Exchange  Commission  by Steel
Partners and other persons in addition to other information.

            (7)  Includes  2,000  shares  owned by Mr.  Baumgardner  and  62,639 shares, which Mr. Baumgardner has the right to acquire at any time upon exercise of stock options.

            (8)  Includes  4,500  shares  owned  by  Mr.  Nuzzo,   5,936  shares
beneficially  owned by Mr. Nuzzo as a participant  in the Company's  Savings and
Pension Plan,  and 42,750 shares which Mr. Nuzzo has the right to acquire at any time upon exercise of stock options.

            (9) Includes the 746,250 shares of which,  by virtue of his position as  Chairman  of the Board,  Chief  Executive  Officer  and  Secretary  of Steel
Partners (as described in Note 6 above), Mr.  Lichtenstein has the power to vote and dispose.

            (10) Includes 3,500 shares held by Mr. Gray's Individual  Retirement
Account, 13,400 shares held by 1993 GF Limited Partnership, in which the general partner is a corporation  owned solely by Mr. Gray, and 6,800 shares held by AVG
Limited Partnership, in which Mr. Gray is a general partner. Also includes 2,500 shares held by JYG Limited Partnership,  in which Mr. Gray's spouse is a general partner.  Except for the shares held in his Individual Retirement Account and by
JYG  Limited  Partnership,  Mr. Gray  disclaims  beneficial  ownership  of these shares.

            (11) Includes  217,350 shares of which, by virtue of his position as
Managing Member of Newcastle Capital Group, L.L.C., which is the General Partner of Newcastle Capital Management, L.P., which is the General Partner of Newcastle
Partners, L.P, Mr. Schwarz has the power to vote and dispose.

            (12) Includes 105,389 shares which directors and executive  officers have the right to acquire,  at any time, upon the exercise of  nonqualified  and incentive stock options granted by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Steven Wolosky,  a director of the Company,  is a partner at the law firm of Olshan Grundman Frome  Rosenzweig & Wolosky LLP  ("Olshan").  Olshan has
been retained by the Company as outside counsel.

            In connection with the refinancing of the Revolving Credit Facility,
Steel  Partners,  of which Warren  Lichtenstein,  the Company's  Chief Executive
Officer and the  Chairman of the Board,  is the  managing  member of its general partner,  has issued a commitment letter to the Company pursuant to which it has agreed to extend to the Company a  subordinated  loan in the  maximum  amount of
$5.0 million. See "Liquidity and Capital Resources."

                               THE RIGHTS OFFERING

BACKGROUND OF THE RIGHTS OFFERING

            The Board of Directors  has proposed that we attempt to raise equity capital  through a rights  offering  to all of our  shareholders  and to use the proceeds  from the equity  financing  to reduce  long term debt under our senior secured credit facility. In order to support the success of the rights offering,
Steel Partners,  of which Warren  Lichtenstein,  our Chief Executive Officer and
Chairman of the Board, is the managing member of the general partner, offered to purchase any shares of common stock unsubscribed in the rights offering.

                                       43

REASONS FOR THE RIGHTS OFFERING

            At a  meeting  held on  September  27,  2002 our  Board  unanimously approved the rights offering.

            The primary reasons for authorizing the rights offering are to repay an  interest-bearing  loan  made  to us by  Steel  Partners  and to  the  extent available,  meet our need for additional  working capital.  The Board determined that the rights  offering  with Steel  Partners'  purchase  of any  unsubscribed shares was our best alternative under the circumstances.

            In approving the rights offering and Steel Partners'  purchase,  our
Board of Directors considered a number of factors, including the following:

            o    the importance of  refinancing  our Revolving  Credit  Facility prior to October 31, 2002 and  avoiding  paying the  additional fee of $780,000;

            o    the difficulty of  refinancing  the Revolving  Credit  Facility without the additional proceeds to be realized hereby;

            o    the  requirement of refinancing  our Revolving  Credit Facility prior to December 31, 2002, its maturity date;

            o    the commercial and other risks  associated with a restructuring or recapitalization and the impact of those alternatives on our shareholders and our creditors;

            o    the  willingness  of Steel  Partners to agree to  purchase  any unsubscribed shares up to ______ shares; and

            o    the  belief  that  the  transaction  was the  best  alternative reasonably  available to us from the  perspective of our public shareholders and our creditors.

            The preceding  discussion of the information and factors  considered and given weight by our Board of  Directors  is not  intended to be  exhaustive.
However,  our board of directors believe that the discussion includes all of the material  factors that they  considered.  In reaching their decisions to approve and to recommend approval of the rights offering and Steel Partners' purchase of all unsubscribed  rights,  our Board of Directors did not assign any relative or specific weights to the factors they considered.  Individual  Directors may have given different weights to different factors.

NO BOARD OR FINANCIAL ADVISOR RECOMMENDATION

            An investment in our common stock must be made according to your own evaluation of your best interests.  Accordingly, our Board of Directors does not make any  recommendation  to you about whether you should  exercise your rights.
Neither have we retained a financial  advisor to make any  recommendation to you about whether you should exercise your rights.

THE RIGHTS

            We will  distribute  to each holder of record of our common stock on
____________,  2002, at no charge,  one  nontransferable  subscription right for each _____  shares of our common stock they own. The rights will be evidenced by rights certificates.  Each right will allow you to purchase one additional share of our common stock at a price of $___.

EXPIRATION OF THE RIGHTS OFFERING

            You may  exercise  your  subscription  privilege  at any time before
12:00 midnight, New York City time, on ______, 2002, the expiration date for the rights offering.  If you do not exercise your rights before the expiration date, your unexercised rights will be null and void. We will not be obligated to honor your  exercise  of rights  if the  subscription  agent  receives  the  documents relating to your exercise after the rights offering expires,  regardless of when you  transmitted  the  documents,  except when you have timely  transmitted  the documents under the guaranteed delivery procedures described below. We, with the consent of Steel  Partners,  may extend the  expiration  date by giving  oral or written notice to the subscription  agent on or before the scheduled  expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release  announcing the extension no later than 9:00 a.m., New York City time,  on the next  business day after the most  recently  announced  expiration date.

                                       44

SUBSCRIPTION   PRIVILEGES

BASIC SUBSCRIPTION PRIVILEGE.  With your basic subscription  privilege,  you may purchase one share of our common stock per right,  upon delivery of the required documents and payment of the subscription price of $_____ per share.  Fractional rights will be rounded up to the next higher whole  right.  The number of rights subject to the rights offering has been  arbitrarily  increased by ______ rights to cover increases  resulting from rounding up. You are not required to exercise all of your rights. We will deliver to you certificates  representing the shares that you purchased with your basic subscription privilege as soon as practicable after the rights offering has expired.

OVER-SUBSCRIPTION  PRIVILEGE.  Subject to the allocation  described below,  each subscription right also grants each rights holder an over-subscription privilege to purchase  additional  shares of common stock that are not  purchased by other rights  holders  pursuant  to  the  other  rights  holders'  basic  subscription privileges.  You are entitled to exercise your over-subscription  privilege only if you exercise your basic subscription privilege in full.

            If you wish to exercise your over-subscription privilege, you should indicate the number of additional  shares that you would like to purchase in the space  provided  on  your  subscription  certificate.  When  you  send  in  your subscription  certificate,  you must also send the full  purchase  price for the number of additional  shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege).
If the number of shares  remaining after the exercise of all basic  subscription privileges  is not  sufficient  to satisfy all requests  for shares  pursuant to over-subscription  privileges,  you will be allocated additional shares pro-rata
(subject to elimination of fractional shares), based on the number of shares you purchased  through the basic  subscription  privilege in proportion to the total number of  shares  that you and other  over-subscribing  shareholders  purchased through the basic subscription  privilege.  However, if your pro-rata allocation exceeds the number of shares you  requested  on your  subscription  certificate, then you will  receive  only the number of shares  that you  requested,  and the remaining  shares  from your  pro-rata  allocation  will be divided  among other rights holders exercising their over-subscription privileges.

            As   soon   as    practicable    after    the    expiration    date,
_______________________,  acting as our subscription  agent,  will determine the number  of  shares  of  common  stock  that  you may  purchase  pursuant  to the over-subscription  privilege.  You will receive certificates  representing these shares as soon as practicable  after the expiration date. If you request and pay for more shares  than are  allocated  to you,  we will refund that  overpayment, without  interest.  In  connection  with the  exercise of the  over-subscription privilege,  banks,  brokers and other nominee holders of subscription rights who act on behalf of beneficial  owners will be required to certify to us and to the subscription  agent as to the aggregate number of subscription  rights that have been  exercised,  and the  number  of  shares  of  common  stock  that are being requested through the over-subscription  privilege,  by each beneficial owner on whose behalf the nominee holder is acting.

            Steel  Partners  has  agreed  to  exercise  all  of its  rights  and additionally purchase any unsubscribed shares up to _____ shares.

NON-TRANSFERABILITY OF THE RIGHTS

            Except in the limited  circumstances  described below,  only you may exercise the basic subscription  privilege and the over-subscription  privilege.
You may not  sell,  give  away or  otherwise  transfer  the  basic  subscription privilege or the over-subscription privilege.

            Notwithstanding  the foregoing,  you may transfer your rights to any affiliate of yours and your rights also may be  transferred by operation of law;
for example a transfer of rights to the estate of the  recipient  upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence  satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the rights offering.

METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS

            You may  exercise  your rights by  delivering  the  following to the subscription  agent,  at or prior to 12:00  midnight,  New York  City  time,  on
______________, 2002, the date on which the rights expire:

            o    your properly  completed and executed rights  certificate  with
                 any  required   signature   guarantees  or  other  supplemental
                 documentation; and

            o    your full subscription  price payment for each share subscribed
                 for  under  your   basic   subscription   privilege   and  your
                 over-subscription privilege.

                                       45

METHOD OF PAYMENT

            Your payment of the subscription  price must be made in U.S. dollars for the full number of shares of common stock you are subscribing for by either:

            o    check  or  bank  draft  drawn  upon  a  U.S.  bank  or  postal, telegraphic or express money order payable to the  subscription agent; or

            o    wire  transfer  of   immediately   available   funds,   to  the
                 subscription  account  maintained by the subscription  agent at
                 ______________________.

RECEIPT OF PAYMENT

            Your payment will be considered  received by the subscription  agent only upon:

            o    receipt by the subscription  agent of any uncertified check, or certified  check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order; or

            o    receipt  of  collected  funds  in  the   subscription   account
                 designated above.

DELIVERY OF SUBSCRIPTION MATERIALS AND PAYMENT

            You  should  deliver  your  rights  certificate  and  payment of the subscription  price or, if  applicable,  notice of guaranteed  delivery,  to the subscription agent by one of the methods described below:

            If by mail, by hand or by overnight courier to: ______________

            [You    may    call    the     subscription     agent    at    (800)
            ______________________or ( ) ______________.]

            Your  delivery to an address  other than the address set forth above will not constitute valid delivery.

CALCULATION OF RIGHTS EXERCISED

            If you do not indicate the number of rights being  exercised,  or do not  forward  full  payment  of the total  subscription  price for the number of rights that you  indicate are being  exercised,  then you will be deemed to have exercised your basic  subscription  privilege with respect to the maximum number of rights that may be exercised  with the aggregate  subscription  price payment you  delivered  to  the  subscription  agent.  If  we do  not  apply  your  full subscription  price payment to your  purchase of shares of our common stock,  we will return the excess  amount to you by mail  without  interest or deduction as soon as practicable after the expiration date of the rights offering.

YOUR FUNDS WILL BE HELD BY THE  SUBSCRIPTION  AGENT UNTIL SHARES OF COMMON STOCK
ARE ISSUED

            The  subscription  agent will hold your payment of the  subscription price payment in a segregated  account with other  payments  received from other rights holders until we issue your shares to you.

SIGNATURE GUARANTEE MAY BE REQUIRED

            Your signature on each rights  certificate  must be guaranteed by an eligible  institution such as a member firm of a registered  national securities exchange or a member of the National Association of Securities Dealers, Inc., or
from a commercial bank or trust company having an office or correspondent in the
United States,  subject to standards and procedures  adopted by the subscription agent, unless:

            o    your  rights  certificate   provides  that  shares  are  to  be
                 delivered to you as record holder of those rights; or

            o    you are an eligible institution.

NOTICE TO BENEFICIAL HOLDERS

            If you are a broker,  a trustee or a depositary  for  securities who holds  shares of our common  stock for the account of others on  _______________
2002, the record date for the rights offering,  you should notify the respective beneficial  owners of such shares of the rights  offering as soon as possible to find out their  intentions with respect to exercising  their rights.  You should obtain  instructions  from the beneficial  owners with respect to the rights, as set forth in the  instructions we have provided to you for your  distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate  rights  certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of

                                       46

more than one beneficial  owner,  you may exercise the number of rights to which all such beneficial  owners in the aggregate  otherwise would have been entitled had they been direct  record  holders of our common stock on the record date for the rights  offering,  provided that,  you, as a nominee  record holder,  make a proper  showing  to the  subscription  agent by  submitting  the  form  entitled
"Nominee  Holder  Certification"  which we will  provide to you with your rights offering materials.

BENEFICIAL OWNERS

            If you are a beneficial  owner of shares of our common stock or will receive your rights through a broker,  custodian bank or other nominee,  we will ask your broker,  custodian  bank or other  nominee to notify you of this rights offering.  If you wish to  exercise  your  rights,  you will  need to have  your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock  directly and would prefer to have your broker,  custodian bank or other  nominee  exercise  your  rights,  you should  contact your nominee and request it to effect the  transaction  for you. To indicate  your  decision with respect to your rights, you should complete and return to your broker, custodian bank or other nominee the form entitled  "Beneficial  Owners Election Form." You should receive this form from your broker,  custodian bank or other nominee with the other rights  offering  materials.  If you wish to obtain a separate  rights certificate, you should contact the nominee as soon as possible and request that a separate rights certificate be issued to you.

INSTRUCTIONS FOR COMPLETING YOUR RIGHTS CERTIFICATE

            You should read and follow the instructions  accompanying the rights certificate(s) carefully.

            If you want to  exercise  your  rights,  you should send your rights certificate(s)  with your subscription price payment to the subscription  agent.
Do not send your rights certificate(s) and subscription price payment to us.

            You are  responsible  for the  method  of  delivery  of your  rights certificate(s)  with your subscription price payment to the subscription  agent.
If you send your rights  certificate(s)  and subscription price payment by mail, we recommend  that you send them by  registered  mail,  properly  insured,  with return receipt requested. You should allow a sufficient number of days to ensure delivery  to the  subscription  agent  prior  to the time  the  rights  offering expires.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR RIGHTS

            We will decide all questions  concerning the  timeliness,  validity, form and eligibility of your exercise of your rights and our determinations will be final and  binding.  We,  in our sole  discretion,  may  waive any  defect or irregularity,  or permit a defect or  irregularity  to be corrected  within such time as we may  determine.  We may reject  the  exercise  of any of your  rights because  of any  defect or  irregularity.  We will not  receive  or  accept  any subscription  until all  irregularities  have been  waived by us or cured by you within such time as we decide, in our sole discretion.

            Neither  we nor the  subscription  agent  will be under  any duty to notify you of any defect or  irregularity  in connection with your submission of rights  certificates  and we will not be liable for failure to notify you of any defect or  irregularity.  We reserve the right to reject your exercise of rights if your exercise is not in accordance  with the terms of the rights  offering or in proper form.  We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed  unlawful under  applicable law or is materially burdensome to us.

REGULATORY LIMITATION

            We will not be  required  to issue to you  shares  of  common  stock pursuant to the rights  offering  if, in our  opinion,  you would be required to obtain  prior  clearance  or  approval  from  any  state or  federal  regulatory authority to own or control such shares if, at the time the subscription  rights expire, you have not obtained such clearance or approval.

GUARANTEED DELIVERY PROCEDURES

            If you wish to exercise your rights,  but you do not have sufficient
time  to  deliver  the  rights   certificate   evidencing  your  rights  to  the
subscription  agent on or before the time your rights  expire,  you may exercise your rights by the following guaranteed delivery procedures:

                                       47

            o    deliver your subscription  price payment in full for each share you  subscribed for under your  subscription  privileges in the manner  set  forth in  "Method  of  Payment"  on page __ to the subscription agent on or prior to the expiration date;

            o    deliver  the form  entitled  "Notice of  Guaranteed  Delivery,"
                 substantially in the form provided with the "Instructions as to
                 Use of SL Rights  Certificates"  distributed  with your  rights certificates at or prior to the expiration date; and

            o    deliver the properly  completed rights  certificate  evidencing your rights  being  exercised  and the related  nominee  holder certification,  if  applicable,  with any  required  signatures guaranteed,  to the  subscription  agent within three  business days following the date of your Notice of Guaranteed Delivery.

            Your  Notice  of   Guaranteed   Delivery   must  be   delivered   in
substantially  the same form provided with the  Instructions as to the Use of SL
Rights  Certificates,  which  will  be  distributed  to  you  with  your  rights certificate.  Your  Notice of  Guaranteed  Delivery  must come from an  eligible institution,  or other eligible guarantee  institutions which are members of, or participants in, a signature  guarantee  program  acceptable to the subscription agent.

            In your Notice of Guaranteed Delivery, you must state:

            o    your name;

            o    the number of rights  represented  by your rights  certificates
                 and  the  number  of  shares  of  our  common   stock  you  are
                 subscribing for under your basic subscription privilege; and

            o    your guarantee that you will deliver to the subscription  agent
                 any  rights   certificates   evidencing   the  rights  you  are
                 exercising  within three  business days  following the date the subscription agent receives your Notice of Guaranteed Delivery.

            You  may  deliver  your  Notice  of   Guaranteed   Delivery  to  the
subscription agent in the same manner as your rights certificates at the address set forth above under "--Delivery of Subscription Materials and Payment" on page
___.  Alternatively,  you may transmit your Notice of Guaranteed Delivery to the subscription agent by facsimile transmission  (Facsimile No.: (___) ____-_____).
To confirm facsimile deliveries, you may call (___) ____________________.

            The subscription  agent will send you additional  copies of the form of Notice of Guaranteed  Delivery if you need them.  Please call (__) __________
to request any copies of the form of Notice of  Guaranteed  Delivery.  Banks and brokerage  firms  please call (800)  _____________  to request any copies of the form of Notice of Guaranteed Delivery.

QUESTIONS ABOUT EXERCISING RIGHTS

            If you have any questions or require assistance regarding the method of exercising your rights or requests for additional  copies of this prospectus, the  Instructions  as to the Use of SL  Rights  Certificates  or the  Notice  of
Guaranteed Delivery,  you should contact the subscription agent at the following address and telephone number: _________________.

SUBSCRIPTION AGENT

            We have appointed  _______________  to act as subscription agent for the rights offering. We will pay all fees and expenses of the subscription agent
related  to  the  rights   offering  and  have  also  agreed  to  indemnify  the
subscription  agent from  liabilities  which it may incur in connection with the rights offering.

NO REVOCATION

            Once you have exercised your  subscription  privileges,  you may not revoke your exercise.  Rights not exercised  prior to the expiration date of the rights offering will expire.

PROCEDURES FOR DTC PARTICIPANTS

            We expect that your  exercise of your basic  subscription  privilege may be made through the  facilities of the  Depository  Trust  Company.  If your rights are held of record through DTC, you may exercise your basic  subscription privilege and your  over-subscription  privilege by instructing  DTC to transfer your rights from your account to the account of the subscription agent, together with  certification  as to the aggregate number of rights you are exercising and

                                       48

the  number of shares of our  common  stock you are  subscribing  for under your basic subscription privilege and your over-subscription  privilege,  if any, and your  subscription  price payment for each share you  subscribed for pursuant to your basic subscription privilege and your over-subscription privilege.

            No change will be made to the cash  subscription  price by reason of changes in the  trading  price of our common  stock  prior to the closing of the rights offering.

FOREIGN AND OTHER SHAREHOLDERS

            Rights certificates will be mailed to rights holders whose addresses are  outside  the  United  States or who have an Army Post  Office or Fleet Post
Office address. To exercise such rights, you must notify the subscription agent, and take all other steps that are  necessary to exercise your rights on or prior to the expiration  date of the rights  offering.  If the procedures set forth in the preceding sentence are not followed prior to the expiration date your rights will expire.

EXPIRATION DATE, EXTENSIONS AND TERMINATION

            We may extend the rights offering and the period for exercising your rights,  in our sole discretion.  The rights will expire at 12:00 midnight,  New
York City time, on ________________  2002, unless we decide to extend the rights offering.  If the commencement of the rights offering is delayed, the expiration date will be similarly extended.  If you do not exercise your basic subscription privilege  prior to that time, your rights will be null and void. We will not be required  to issue  shares  of  common  stock to you if the  subscription  agent receives  your  subscription  certificate  or  your  payment  after  that  time, regardless of when you sent the subscription certificate and payment, unless you send the  documents  in  compliance  with  the  guaranteed  delivery  procedures described above.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING

            Approximately  ______  million  shares of our  common  stock will be issued and outstanding after the rights offering.

EFFECTS OF RIGHTS OFFERING ON OUR STOCK OPTION PLANS AND OTHER PLANS

            As of _____,  2002,  there  were  outstanding  options  to  purchase
___________ shares of our common stock issued or committed to be issued pursuant to stock  options  granted  by the  Company  and its  predecessors.  None of the outstanding  options have  antidilution  or other  provisions  for adjustment to exercise price or number of shares which will be automatically  triggered by the rights offering.  Each outstanding and unexercised  option will remain unchanged and will be exercisable for the same number of shares of common stock and at the same exercise price as before the rights offering.

EFFECTS OF RIGHTS OFFERING ON STEEL PARTNERS' SECURITIES AND OWNERSHIP

            Set forth below, for  illustrative  purposes only, are two scenarios which  indicate the effect the rights  offering and related share issuance could have on Steel Partners' relative voting and economic interest. As of the date of this  prospectus,  Steel  Partners  controls  12.7% of the  voting  power of our outstanding capital stock, and owns 12.7% of our outstanding common stock.

            SCENARIO  A -- All  shares of common  stock  offered  in the  rights offering are fully subscribed.

            SCENARIO B -- Steel  Partners is the only  rights  holder to acquire shares of common stock pursuant to the rights offering.

                                                                                                  Steel Partners
                                                                                               Economic Ownership
                                                                                                   Percentage
                                                                              Steel            (at June 30, 2002)
                         Total          Steel Partners                        Partners         ------------------
                         Rights             Rights           Cash             Voting                          Maximum
    Scenario            Offered            Exercised         Raised              %           Undiluted        Dilution
    --------            -------            ---------         ------              -           ---------        ---------
       A
       B

                                       49

OTHER MATTERS

            We are not  making  this  rights  offering  in any  state  or  other jurisdiction  in which it is unlawful to do so, nor are we selling or  accepting any offers to purchase  any shares of our common  stock from rights  holders who are  residents  of  those  states  or  other  jurisdictions.  We may  delay  the commencement of the rights offering in those states or other  jurisdictions,  or change the terms of the rights offering,  in order to comply with the securities law requirements of those states or other jurisdictions.  We may decline to make modifications  to the terms of the rights offering  requested by those states or other  jurisdictions,  in which case,  if you are a resident in those  states or jurisdictions, you will not be eligible to participate in the rights offering.

                               BACKSTOP AGREEMENT

            We  entered  into an  agreement  with  Steel  Partners  dated  as of
___________,  2002. Under the backstop  agreement,  Steel Partners has agreed to exercise all their rights and to subscribe for the purchase of any  unsubscribed shares of common stock in the rights offering up to ____ shares.

            Under the backstop  agreement,  the subscription price will be equal to the  subscription  price  applicable  to all  shareholders  under the  rights offering.

            Steel Partners,  which owns  approximately  12.7% of our outstanding voting  stock,  has agreed  with us to  exercise  all of its  rights,  including over-subscription rights, and further purchase any unsubscribed shares remaining after the expiration of the  over-subscription  privilege in the rights offering up to ____ shares.

            Warren Lichtenstein, our Chief Executive Officer and Chairman of the
Board, is also the Managing Member of the General Partner of Steel Partners.  By
virtue of his position at Steel Partners, Mr. Lichtenstein has the power to vote and dispose all of Steel Partners' shares of our stock.

            REPRESENTATIONS AND WARRANTIES.  Under the backstop  agreement,  the
Company has made representations and warranties relating to:

            o    its  organization,  good  standing,   qualification  and  other
                 corporate matters;

            o    its power and  authority  to  execute,  deliver and perform its obligations in connection with the rights offering;

            o    required  consents and approvals,  and absence of violations of laws;

            o    the due  authorization  of the  issuance  of the rights and the common stock;

            o    that it is not an  "investment  company"  or a "public  utility holding company;" and

            o    brokers.

            Steel Partners has made representations and warranties relating to:

            o    its  organization,  good  standing,   qualification  and  other
                 corporate matters;

            o    its power and  authority  to  execute,  deliver and perform its obligations in connection with the rights offering;

            o    required  consents and approvals,  and absence of violations of laws;

            o    brokers; and

            o    its  understanding  of the investment risks associated with the rights and the common stock it will be  purchasing  pursuant to the backstop agreement.

            CONDITIONS TO CLOSING. Execution of the backstop agreement does not, by itself,  obligate the parties to consummate the rights offering. Each party's obligation to consummate the rights  offering is conditioned  upon the following closing conditions:

            o    no legal or judicial barriers to the rights offering;

            o    effectiveness of the registration statement, with no stop order issued or threatened by the SEC;

            o    the accuracy of the representations and warranties of the other party; and

            o    receipt  of  required  consents,   approvals,   authorizations,
                 waivers and amendments.

                                       50

            Steel Partners'  obligation to consummate the purchase of securities provided for in the backstop  agreement is also  conditioned  upon the following closing conditions:

            o    completion  of the  rights  offering  in  conformity  with  the requirements provided in the registration statement;

            o    approval  of the common  stock  issuable  upon  exercise of the rights for listing on the NYSE;

            INDEMNIFICATION.  The Company has agreed to indemnify Steel Partners and its  representatives  for any  losses  suffered  by Steel  Partners  and its representatives  resulting  from the breach of any  representation,  warranty or covenant made by the Company in the backstop  agreement or any related document, except to the extent that such losses are  determined to be the direct result of fraud or crime committed by Steel Partners.  Steel Partners shall be entitled to
initiate  claims  for   indemnification  for  breaches  of  representations  and
warranties until the first anniversary of the closing of the rights offering.

            TERMINATION OF THE BACKSTOP AGREEMENT. The backstop agreement may be terminated  at any time  following its execution but prior to the closing of the rights offering by:

            o    the mutual consent of the Company and Steel Partners;

            o    either the Company or Steel Partners if any governmental entity has  issued  a final  and  nonappealable  order  enjoining  the issuance  of the  rights  and  shares  of  common  stock or the consummation of the transaction;

            o    by Steel Partners if:

--any of the  representations  and  warranties of the Company fail to be true and correct and such failure causes a material adverse effect; or

--the Company  breaches  or fails to  comply  in any  material  respect  with its obligations  under the  agreement  and does not cure such breach or failure within 15 days after notice by Steel Partners; and

            o    by the Company if:

--any of the  representations  and  warranties of Steel  Partners fail to be true and correct and such failure causes a material adverse effect; or

--Steel  Partners  breaches or fails to comply in any  material  respect with their  obligations  under  the  agreement  and do not cure  such  breach or failure within 15 days after notice by the Company.

            The foregoing  description of the backstop agreement is qualified in its  entirety by the text of the backstop  agreement  which is an exhibit to the registration  statement that includes this  prospectus.  See "Where You Can Find
More Information" on page ___ of this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

            As of September 30, 2002, our authorized  capital stock consisted of
25,000,000  shares of common  stock,  par value $0.20 per share,  and  6,000,000 shares of  preferred  stock,  no par value.  As of that date,  we had  5,888,158 shares of common stock outstanding and no shares of preferred stock outstanding.
The  following is a summary of the  material  terms of our capital  stock.  This summary does not purport to be complete or to contain all the  information  that may be  important  to you,  and is qualified in its entirety by reference to our
amended  and   restated   articles  of   incorporation,   or  our   articles  of
incorporation,  and bylaws.  We encourage  you to read the  provisions  of these documents  to the extent they  relate to your  individual  investment  strategy.
Copies of our articles of incorporation, as amended, and our bylaws, as amended, are filed as  exhibits  to our  annual  report  on Form 10-K for the year  ended
December 31, 2000.

PREFERRED STOCK

            Our articles of incorporation  authorize us to issue preferred stock in one or more series having  designations,  rights, and preferences  determined from time to time by our Board of Directors.  Accordingly, subject to applicable stock exchange  rules and the terms of existing  preferred  stock,  our Board of
Directors is empowered,  without the approval of the holders of common stock, to issue shares of preferred stock with dividend, liquidation,  conversion, voting,

                                       51

or other rights that could adversely  affect the voting power or other rights of the holders of common stock.  Currently, we have not issued any preferred stock.
In some cases,  the issuance of preferred  stock could delay a change of control of the Company or make it harder to remove  incumbent  management.  In addition, the voting and conversion  rights of a series of preferred stock could adversely affect the voting power of our common  shareholders.  Preferred stock could also restrict dividend  payments to holders of our common stock.  Although we have no present  intention to issue any shares of preferred stock, we could do so at any time in the future.

COMMON STOCK

VOTING  RIGHTS.  Each share of our common  stock is  entitled to one vote in the election  of  Directors  and other  matters.  A majority of shares of our voting stock  constitute a quorum at any meeting of shareholders.  Common  shareholders are not entitled to cumulative voting rights.

DIVIDENDS.  Subject  to the  preferential  rights of any  outstanding  shares of preferred  stock  and the  restrictive  terms  of our  credit  agreement,  which prohibits the payment of  dividends,  dividends may be paid to holders of common stock  as may be  declared  by our  Board  of  Directors  out of  funds  legally available  for that  purpose.  We do not intend to pay  dividends at the present time or in the near future.

LIQUIDATION.  If  we  liquidate,   dissolve  or  wind-up  our  business,  either
voluntarily  or not,  common  shareholders  will  receive  pro rata  all  assets remaining after we pay our creditors.

MISCELLANEOUS.  Holders  of  common  stock  have  no  preemptive,  subscription, redemption, or conversion rights.

            The transfer  agent and  registrar  for the common stock is American
Stock Transfer Company.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            The following  discussion is a summary of certain federal income tax consequences  of the rights  offering to holders of common  stock that hold such stock as a capital  asset for federal  income tax purposes.  This  discussion is based on laws, regulations,  rulings and decisions in effect on the date hereof, all of which are subject to change  (possibly  with  retroactive  effect) and to differing interpretations. This discussion applies only to holders that are U.S.
persons,  which is defined  as a citizen or  resident  of the United  States,  a domestic partnership,  a domestic corporation,  any estate (other than a foreign estate),  and any trust so long as a court  within the United  States is able to exercise  primary  supervision over the  administration  of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.  Generally,  for federal income tax purposes an estate is classified as a
"foreign estate" based on the location of the estate assets,  the country of the estate's  domiciliary  administration,  and the nationality and residency of the domiciliary personal representative.

            This  discussion  does not  address  all  aspects of federal  income taxation  that  may  be  relevant  to  holders  in  light  of  their  particular circumstances  or to holders who may be subject to special tax  treatment  under the Internal Revenue Code of 1986, as amended, including, holders of outstanding participatory preferred stock or warrants, holders who are dealers in securities or foreign  currency,  foreign  persons  (defined as all persons other than U.S.
persons),  insurance  companies,  tax-exempt  organizations,   banks,  financial
institutions,  broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired common stock  pursuant to the  exercise of  compensatory  stock  options or warrants or otherwise as compensation.

            We have not  sought,  and will not seek,  an opinion of counsel or a ruling from the  Internal  Revenue  Service  regarding  the  federal  income tax consequences of the rights offering or the related share issuance. The following summary  does not address  the tax  consequences  of the rights  offering or the related share  issuance under foreign,  state,  or local tax laws.  ACCORDINGLY,
EACH HOLDER OF COMMON STOCK  SHOULD  CONSULT ITS TAX ADVISOR WITH RESPECT TO THE
PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING OR THE RELATED SHARE ISSUANCE
TO SUCH HOLDER.

            The federal income tax  consequences for a holder of common stock on a receipt of subscription rights under the rights offering should be as follows:

            o    A holder should not recognize taxable income for federal income tax  purposes in  connection  with the receipt of  subscription rights in the rights offering.

                                       52

            o    Except as provided in the following sentence,  the tax basis of the  subscription  rights  received  by a holder in the  rights offering should be zero. If either (i) the fair market value of the subscription  rights on the date such  subscription  rights are  distributed  is equal to at least  15% of the fair  market value on such date of the common  stock  with  respect to which the subscription rights are received or (ii) the holder elects, by attaching a statement  to its federal  income tax return for the taxable year in which the subscription rights are received, to allocate  part of the tax basis of such common  stock to the subscription  rights,  then upon  exercise  or  transfer of the subscription rights, the holder's tax basis in the common stock
                 should  be   allocated   between  the  common   stock  and  the
                 subscription  rights in  proportion  to their  respective  fair
                 market  values  on  the  date  the   subscription   rights  are
                 distributed.  A holder's  holding  period for the  subscription rights  received  in the rights  offering  should  include  the holder's  holding  period for the common  stock with respect to which the subscription rights were received.

            o    A holder that allows the  subscription  rights  received in the rights  offering  to expire  should not  recognize  any gain or loss,  and the tax  basis  of the  common  stock  owned by such holder  with  respect to which such  subscription  rights  were distributed  should  be equal to the tax  basis of such  common stock immediately before the receipt of the subscription rights in the rights offering.

            o    A  holder  should  not  recognize  any  gain or loss  upon  the exercise  of the  subscription  rights  received  in the rights offering.

            o    The tax basis of the common stock acquired  through exercise of
                 the   subscription   rights   should   equal  the  sum  of  the
                 subscription  price for the common  stock and the  holder's tax basis, if any, in the rights as described above.

            o    The  holding  period  for the  common  stock  acquired  through exercise of the  subscription  rights  should begin on the date the subscription rights are exercised.

                                  LEGAL MATTERS

            The  validity of the shares of common stock  offered  hereby will be passed upon for us by Olshan Grundman Frome  Rosenzweig & Wolosky LLP, New York,
New York. Steven Wolosky, a member of such firm, is a Director of the Company.

                                     EXPERTS

            The consolidated  balance sheets of SL Industries as of December 31,
2001  and  2000,  and  the  related   consolidated   statements  of  operations,
comprehensive  income (loss),  shareholders' equity and cash flows for the years ended  December  31,  2001 and 2000 and July 31,  1999,  and for the five months ended December 31, 1999, appearing in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon appearing  elsewhere  herein,  and are included in reliance  upon such  report  given on the  authority  of such firm as experts in accounting  and  auditing.  We have not been able to  obtain,  after  reasonable efforts,  the written  consent of Arthur Andersen to the inclusion of its report in this  prospectus,  and we have not filed its consent in reliance on Rule 437a under the  Securities  Act.  Because  Arthur  Andersen has not  consented to the inclusion  of its  report in this  prospectus,  your  ability  to assert  claims against Arthur Andersen may be limited.  In particular,  because of this lack of consent,  you will not be able to sue Arthur Andersen under Section  11(a)(4) of the Securities Act for any untrue statements of a material fact contained in the financial  statements  audited by Arthur  Andersen or any  omissions  to state a material fact required to be stated in those financial  statements and therefore your right of recovery under that section may be limited.

                                       53

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other  information with the SEC. The SEC allows us to "incorporate by reference"
the  information  we file with it,  which means that we can  disclose  important information  to you  by  referring  you  to  those  documents.  The  information incorporated  by reference  into this  prospectus  is an important  part of this prospectus,  and information that we file later with the SEC will  automatically update and supersede  this  information as well as the  information  included in this prospectus.

            You may  read  and copy  any  document  we file  with the SEC at its public  reference room located at Room 1024,  Judiciary Plaza, 450 Fifth Street,
N.W., Washington, D.C. 20549.

            Please call the SEC at 1-800-SEC-0330 for further information on the public  reference  rooms  and  their  copy  charges.  Our SEC  filings  are also available to the public on the SEC's web site at http://www.sec.gov  and through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on
which our shares of common stock are traded.

            We have  filed  with the SEC a  registration  statement  on Form S-3 under  the  Securities  Act of 1933  regarding  to this  rights  offering.  This prospectus does not contain all of the information set forth in the registration statement and its exhibits.

                           FORWARD-LOOKING STATEMENTS

            This document and the information  incorporated  herein by reference
contain   "forward-looking   statements"  within  the  meaning  of  the  Private
Securities  Litigation Reform Act of 1995. These statements are subject to risks and  uncertainties  and are based on the beliefs and  assumptions of management,
based  on  information   currently  available  to  management.   Forward-looking
statements  can  be  identified  by  the  use  of  the  future  tense  or  other forward-looking  words  such as  "believe,"  "expect,"  "anticipate,"  "intend,"
"plan,"  "estimate,"   "should,"  "may,"  "will,"   "objective,"   "projection,"
"forecast,"  "management  believes,"  "continue,"  "strategy," "position" or the
negative  of  those  terms  or  other   variations  of  them  or  by  comparable
terminology.  In particular,  statements,  express or implied, concerning future operating  results or the  ability to  generate  sales,  income or cash flow are forward-looking  statements.  Forward-looking statements include the information concerning  possible or assumed  future  results of our  operations set forth in this document under:

            o    Summary;

            o    Risk Factors;

            o    Business; and

            o    Capitalization.

and in the documents incorporated by reference under the captions:

            o    Description of Business; and

            o    Management's Discussion and Analysis of Financial Condition and
                 Results of Operations.

            Forward-looking  statements are not guarantees of performance.  They involve  risks,  uncertainties  and  assumptions.  Our future results may differ materially from those expressed in these forward-looking statements. Many of the factors that will  determine  these  results and values are beyond  management's ability to control or  predict.  These  statements  are  necessarily  based upon various  assumptions  involving  judgments with respect to the future including, among others:

            o    the ability to achieve synergies and revenue growth;

            o    national,   regional  and  local   economic,   competitive  and
                 regulatory conditions and developments;

            o    technological developments;

            o    capital market conditions;

            o    inflation rates;

            o    interest rates;

                                       54

            o    weather conditions;

            o    the timing and success of integration and business  development efforts;

            o    the impact of a national energy policy; and

            o    other uncertainties,

all of which are difficult to predict and many of which are beyond  management's control.  You are  cautioned  not to put undue  reliance on any  forward-looking statements.

            You should  understand  that the  foregoing  important  factors,  in addition to those  discussed  elsewhere in this document,  including those under the heading  "Risk  Factors,"  could  affect our future  results and could cause results  to differ  materially  from  those  expressed  in such  forward-looking statements.

                                       55

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page Number in this Report

Report of Independent Public Accountants                                              F-2
Consolidated Financial Statements:
Consolidated Balance Sheets December 31, 2001 and 2000                                F-3
Consolidated Statements of Operations
            Twelve Months Ended December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                          F-4
Consolidated Statements of Comprehensive Income (Loss)
            Twelve Months Ended December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                          F-4
Consolidated Statements of Shareholders' Equity
            December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                          F-5
Consolidated Statements of Cash Flows
            Twelve Months Ended December 31, 2001 and 2000 and July 31, 1999
            And Five Months Ended December 31, 1999 and 1998                          F-6
Notes to Consolidated Financial Statements                                            F-7
Financial Statement Schedule:
            II.  Valuation and Qualifying Accounts                                    F-32

Consolidated Balance Sheets (unaudited)
            June 30, 2002 and December 31, 2001                                       F-33
Consolidated Statements of Operations (unaudited)
            Three Months Ended June 30, 2002 and 2001
            And Six Months Ended June 30, 2002 and 2001                               F-34
Consolidated Statements of Comprehensive Operations (Unaudited)
            Three Months Ended June 30, 2002 and 2001
            and Six Months Ended June 30, 2002 and 2001                               F-35
Consolidated Statements of Cash Flows (unaudited)
            Six Months Ended June 30, 2002 and 2001                                   F-36
Notes to Consolidated Financial Statements (unaudited)                                F-37

                                     F-1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SL Industries, Inc.:

We have audited the accompanying consolidated balance sheets of SL Industries,
Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity and cash flows for the years ended December 31, 2001 and
2000 and July 31, 1999, and for the five months ended December 31, 1999. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SL Industries,
Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000 and July 31, 1999, and for the five months ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company was in technical default under its revolving credit facility at December 31, 2001 and an additional event of default occurred on March 1, 2002. Due to these events of default, the lenders that provide the revolving credit facility do not have to provide any further financing and have the right to terminate the facility and demand repayment of all amounts outstanding. The existence of these events of default raises substantial doubt about the Company's ability to continue as a going concern.
Management's plans in regard to this matter are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements and financial statement schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                  /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
March 15, 2002

                                       F-2

                               SL INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                 December 31,        December 31,
                                                                                    2001                2000
                                                                                    ----                ----

ASSETS
Current assets:
   Cash and cash equivalents ...........................................       $   6,577,000        $   1,189,000
   Receivables, net ....................................................          36,041,000           21,986,000
   Inventories .........................................................          20,497,000           23,491,000
   Prepaid expenses ....................................................             815,000            1,140,000
   Net current assets of discontinued operations .......................                  --            3,192,000
   Deferred income taxes ...............................................           6,300,000            4,864,000
                                                                               -------------        -------------
       Total current assets ............................................          70,230,000           55,862,000

Property, plant and equipment, net .....................................          18,829,000           19,781,000
Property, plant and equipment of discontinued operations, net ..........                  --              980,000
Long-term note receivable ..............................................               6,000            2,118,000
Deferred income taxes ..................................................           2,014,000            1,629,000
Cash surrender value of life insurance policies ........................           1,323,000           11,486,000
Intangible assets, net .................................................          14,799,000           20,770,000
Other assets ...........................................................             557,000              855,000
                                                                               -------------        -------------
        Total assets ...................................................       $ 107,758,000        $ 113,481,000
                                                                               =============        =============

LIABILITIES
Current liabilities:
   Short-term bank debt ................................................       $   1,367,000        $          --
   Long-term debt due within one year ..................................          35,829,000              186,000
   Accounts payable ....................................................           8,149,000           11,309,000
   Accrued income taxes ................................................           2,019,000              724,000
   Accrued liabilities:
     Payroll and related costs .........................................           7,609,000            5,070,000
     Other .............................................................          11,781,000            7,393,000
                                                                               -------------        -------------
        Total current liabilities ......................................          66,754,000           24,682,000
Long-term debt less portion due within one year ........................           1,009,000           36,533,000
Deferred compensation and supplemental retirement benefits .............           4,268,000            5,892,000
Other liabilities ......................................................           2,523,000            3,024,000
                                                                               -------------        -------------
        Total liabilities ..............................................       $  74,554,000        $  70,131,000
                                                                               -------------        -------------

Commitments and contingencies (Note 11)

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized 6,000,000 shares; none issued        $          --        $          --
Common stock, $.20 par value; authorized 25,000,0000 shares;
  issued 8,298,000 shares ..............................................           1,660,000            1,660,000
Capital in excess of par value .........................................          39,025,000           38,455,000
Retained earnings ......................................................           8,897,000           19,547,000
Accumulated other comprehensive (loss) income ..........................              (5,000)              62,000
Treasury stock at cost, 2,587,000 and 2,639,000 shares, respectively ...         (16,373,000)         (16,374,000)
                                                                               -------------        -------------
        Total shareholders' equity .....................................          33,204,000           43,350,000
                                                                               -------------        -------------
        Total liabilities and shareholders' equity .....................       $ 107,758,000        $ 113,481,000
                                                                               =============        =============

See accompanying notes to consolidated financial statements

                                       F-3

                           SL INDUSTRIES, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Twelve-Months Ended    Twelve-Months Ended    Twelve-Months Ended
                                                                      December 31,           December 31,              July 31,
                                                                         2001                    2000                   1999
                                                                     -------------          -------------          -------------

Net sales ..................................................         $ 138,467,000          $ 148,405,000          $  88,694,000
                                                                     -------------          -------------          -------------
Cost and expenses:
  Cost of products sold ....................................            96,403,000             97,295,000             55,395,000
  Engineering and product development ......................             8,768,000              9,671,000              6,006,000
  Selling, general and administrative ......................            28,405,000             25,169,000             13,448,000
  Depreciation and amortization ............................             4,587,000              4,379,000              3,092,000
  Restructuring costs ......................................             3,868,000                     --                     --
  Impairment of intangibles ................................             4,270,000                     --                     --
  Settlement of class action suit ..........................                    --               (875,000)                    --
                                                                     -------------          -------------          -------------
Total cost and expenses ....................................           146,301,000            135,639,000             77,941,000
                                                                     -------------          -------------          -------------
Income (loss) from operations ..............................            (7,834,000)            12,766,000             10,753,000
                                                                     -------------          -------------          -------------
Other income (expense):
  Interest income ..........................................               366,000                344,000                250,000
  Interest expense .........................................            (3,407,000)            (3,045,000)              (991,000)
  Gain from demutualization of insurance company ...........                    --                     --                     --
                                                                     -------------          -------------          -------------
Income (loss) from continuing operations before income taxes           (10,875,000)            10,065,000             10,012,000
Income tax provision (benefit) .............................            (4,172,000)             3,642,000              4,213,000
                                                                     -------------          -------------          -------------
Income (loss) from continuing operations ...................            (6,703,000)             6,423,000              5,799,000
Income (loss) from discontinued operations (net of tax) ....            (3,947,000)            (4,723,000)              (393,000)
                                                                     -------------          -------------          -------------
Net income (loss) ..........................................         $ (10,650,000)         $   1,700,000          $   5,406,000
                                                                     =============          =============          =============

Basic net income (loss) per common share:

Income (loss) from continuing operations ...................         $       (1.18)         $        1.14          $        1.03
Loss from discontinued operations (net of tax) .............                 (0.69)                 (0.84)                 (0.07)
                                                                     -------------          -------------          -------------
Net income (loss) ..........................................         $       (1.87)         $        0.30          $        0.96
                                                                     =============          =============          =============
Diluted net income (loss) per common share:

Income (loss) from continuing operations ...................         $       (1.18)         $        1.12          $        0.99
Loss from discontinued operations (net of tax) .............                 (0.69)                 (0.82)                 (0.07)
                                                                     -------------          -------------          -------------
Net income (loss) ..........................................         $       (1.87)         $        0.30          $        0.92
                                                                     =============          =============          =============
Shares used in computing basic net income (loss)
  per common share .........................................             5,698,000              5,635,000              5,643,000
Shares used in computing diluted net income (loss)
  per common share .........................................             5,698,000              5,757,000              5,876,000

                                                                      Five-Months Ended       Five-Months Ended
                                                                         December 31,           December 31,
                                                                            1999                   1998
                                                                        -------------          -------------
                                                                                                (Unaudited)

Net sales ..................................................            $  59,032,000          $  32,809,000
                                                                        -------------          -------------
Cost and expenses:
  Cost of products sold ....................................               39,198,000             20,998,000
  Engineering and product development ......................                4,150,000              2,373,000
  Selling, general and administrative ......................                9,283,000              5,211,000
  Depreciation and amortization ............................                1,830,000              1,246,000
  Restructuring costs ......................................                       --                     --
  Impairment of intangibles ................................                       --                     --
  Settlement of class action suit ..........................                       --                     --
                                                                        -------------          -------------
Total cost and expenses ....................................               54,461,000             29,828,000
                                                                        -------------          -------------
Income (loss) from operations ..............................                4,571,000              2,981,000
                                                                        -------------          -------------
Other income (expense):
  Interest income ..........................................                   75,000                120,000
  Interest expense .........................................               (1,077,000)              (391,000)
  Gain from demutualization of insurance company ...........                1,812,000                     --
                                                                        -------------          -------------
Income (loss) from continuing operations before income taxes                5,381,000              2,710,000
Income tax provision (benefit) .............................                2,592,000              1,452,000
                                                                        -------------          -------------
Income (loss) from continuing operations ...................                2,789,000              1,258,000
Income (loss) from discontinued operations (net of tax) ....               (3,473,000)               703,000
                                                                        -------------          -------------
Net income (loss) ..........................................            $    (684,000)         $   1,961,000
                                                                        =============          =============

Basic net income (loss) per common share:

Income (loss) from continuing operations ...................            $        0.50          $        0.23
Loss from discontinued operations (net of tax) .............                    (0.62)                  0.12
                                                                        -------------          -------------
Net income (loss) ..........................................            $       (0.12)         $        0.35
                                                                        =============          =============
Diluted net income (loss) per common share:

Income (loss) from continuing operations ...................            $        0.50          $        0.21
Loss from discontinued operations (net of tax) .............                    (0.62)                  0.12
                                                                        -------------          -------------
Net income (loss) ..........................................            $       (0.12)         $        0.33
                                                                        =============          =============
Shares used in computing basic net income (loss)
  per common share .........................................                5,624,000              5,641,000
Shares used in computing diluted net income (loss)
  per common share .........................................                5,624,000              5,886,000

                               SL INDUSTRIES, INC.
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                                                            Twelve-Months Ended  Twelve-Months Ended  Twelve-Months Ended
                                                               December 31,           December 31,          July 31,
                                                                   2001                  2000                 1999
                                                               ------------          ------------         ------------

Net income (loss) .....................................        $(10,650,000)         $  1,700,000         $  5,406,000
Other comprehensive income (loss):
  Currency translation adjustment, net of related taxes             (67,000)                9,000              (31,000)
                                                               ------------          ------------         ------------
Comprehensive income (loss) ...........................        $(10,717,000)         $  1,709,000         $  5,375,000
                                                               ============          ============         ============

                                                                 Five-Months Ended   Five-Months Ended
                                                                    December 31,        December 31,
                                                                        1999                1998
                                                                    ----------          -----------
                                                                                        (Unaudited)

Net income (loss) .....................................             $ (684,000)         $ 1,961,000
Other comprehensive income (loss):
  Currency translation adjustment, net of related taxes                  4,000               72,000
                                                                    ----------          -----------
Comprehensive income (loss) ...........................             $ (680,000)         $ 2,033,000
                                                                    ==========          ===========

See accompanying notes to consolidated financial statements.

                                       F-4

                               SL INDUSTRIES, INC.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                                           Common Stock
                                                                    -------------------------------------------------------------

                                                                               Issued                    Held In Treasury
                                                                    --------------------------     ------------------------------

                                                                       Shares          Amount         Shares           Amount
                                                                    -------------------------------------------------------------

BALANCE JULY 31, 1998..........................................      8,153,000      $ 1,631,000     (2,546,000)    $ (13,903,000)
Net income....................................................
Cash dividends, $.09 per share................................
Other, including exercise of
  employee stock options and
  related income tax benefits.................................          87,000           17,000
Treasury stock sold.............................. ............                                          71,000           390,000
Treasury stock purchased......................................                                        (133,000)       (1,648,000)
Current year translation adjustment...........................
                                                                    -------------------------------------------------------------
BALANCE JULY 31, 1999.........................................       8,240,000      $ 1,648,000     (2,608,000)    $ (15,161,000)
Net loss......................................................
Cash dividends, $.05 per share................................
Other, including exercise of
  employee stock options and
  related income tax benefits.................................          32,000            6,000
Treasury stock sold...........................................                                          19,000           108,000
Treasury stock purchased......................................                                         (61,000)         (763,000)
Current year translation adjustment...........................
                                                                    -------------------------------------------------------------
BALANCE DECEMBER 31, 1999.....................................       8,272,000      $ 1,654,000     (2,650,000)    $ (15,816,000)
Net income....................................................
Cash dividends, $.10 per share................................
Other, including exercise of
  employee stock options and
  related income tax benefits.................................          26,000            6,000
Treasury stock sold...........................................                                         159,000           967,000
Treasury stock purchased......................................                                        (148,000)       (1,525,000)
Current year translation adjustment...........................
                                                                    -------------------------------------------------------------
BALANCE DECEMBER 31, 2000.....................................       8,298,000      $ 1,660,000     (2,639,000)    $ (16,374,000)
Net income....................................................
Other, including exercise of
  employee stock options and
  related income tax benefits.................................
Treasury stock sold...........................................                                         134,000           847,000
Treasury stock purchased......................................                                         (82,000)         (846,000)
Current year translation adjustment...........................
                                                                    -------------------------------------------------------------
BALANCE DECEMBER 31, 2001.....................................       8,298,000      $ 1,660,000     (2,587,000)    $ (16,373,000)
                                                                    =============================================================

                                                                                                                     Accumulated
                                                                         Capital in                                    Other
                                                                         Excess of                 Retained        Comprehensive
                                                                         Par Value                 Earnings        Income (Loss)
                                                                    --------------------------------------------------------------

BALANCE JULY 31, 1998.........................................         $ 36,061,000            $ 14,476,000           $ 80,000
Net income....................................................                                    5,406,000
Cash dividends, $.09 per share................................                                     (507,000)
Other, including exercise of
  employee stock options and
  related income tax benefits.................................              373,000                  (1,000)
Treasury stock sold...........................................              498,000
Treasury stock purchased......................................
Current year translation adjustment...........................                                                         (31,000)
                                                                    --------------------------------------------------------------
BALANCE JULY 31, 1999.........................................         $ 36,932,000            $ 19,374,000           $ 49,000
Net loss......................................................                                     (684,000)
Cash dividends, $.05 per share................................                                     (280,000)
Other, including exercise of
  employee stock options and
  related income tax benefits.................................              715,000
Treasury stock sold...........................................              124,000
Treasury stock purchased......................................
Current year translation adjustment...........................                                                           4,000
                                                                    --------------------------------------------------------------
BALANCE DECEMBER 31, 1999.....................................         $ 37,771,000            $ 18,410,000           $ 53,000
Net income....................................................                                    1,700,000
Cash dividends, $.10 per share................................                                     (563,000)
Other, including exercise of
  employee stock options and
  related income tax benefits.................................              320,000
Treasury stock sold...........................................              364,000
Treasury stock purchased......................................
Current year translation adjustment...........................                                                           9,000
                                                                    --------------------------------------------------------------
BALANCE DECEMBER 31, 2000................................. ...         $ 38,455,000            $ 19,547,000           $ 62,000
Net income....................................................                                  (10,650,000)
Other, including exercise of
  employee stock options and
  related income tax benefits.................................              440,000
Treasury stock sold...........................................              130,000
Treasury stock purchased......................................
Current year translation adjustment...........................                                                         (67,000)
                                                                    --------------------------------------------------------------
BALANCE DECEMBER 31, 2001.....................................         $ 39,025,000             $ 8,897,000           $ (5,000)
                                                                    ===============================================================

See accompanying notes to consolidated financial statements.

                                       F-5

                               SL INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                Twelve-Months      Twelve-Months      Twelve-Months
                                                                                   Ended              Ended               Ended
                                                                                December 31,       December 31,          July 31,
                                                                                   2001                2000                1999
                                                                              -----------------------------------------------------

OPERATING ACTIVITIES:
  Income (loss) from continuing operations ............................        $ (6,703,000)       $  6,423,000        $  5,799,000
  Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
     Depreciation .....................................................           3,001,000           2,808,000           1,961,000
     Amortization .....................................................           1,586,000           1,571,000           1,131,000
     Restructuring charges ............................................           3,868,000                  --                  --
     Impairment of intangibles ........................................           4,270,000                  --                  --
     Write-down of inventory ..........................................           2,940,000                  --                  --
     Provisions for losses on accounts receivable .....................             469,000             389,000              40,000
     Additions to other assets ........................................            (259,000)           (610,000)           (945,000)
     Cash surrender value of life insurance policies ..................            (981,000)         (1,548,000)           (753,000)
     Deferred compensation and supplemental retirement benefits .......             511,000             732,000             852,000
     Deferred compensation and supplemental retirement benefit payments            (440,000)           (490,000)           (620,000)
     Decrease (increase) in deferred income taxes .....................          (3,715,000)           (582,000)           (765,000)
     Discontinued product line expenses ...............................                  --                  --            (141,000)
     (Gain) loss on sales of equipment ................................              13,000              (3,000)            (13,000)
     Investment in Kreiss Johnson .....................................             107,000              69,000            (233,000)
     Changes in operating assets and liabilities, excluding effects of business acquisitions and dispositions:
       Accounts receivable ............................................          (1,672,000)          1,110,000          (1,405,000)
       Inventories ....................................................           2,701,000          (4,174,000)            (70,000)
       Prepaid expenses ...............................................             325,000              74,000             156,000
       Accounts payable ...............................................           5,492,000            (761,000)         (1,953,000)
       Other accrued liabilities ......................................           1,061,000          (1,125,000)         (2,012,000)
       Accrued income taxes ...........................................            (644,000)            105,000             340,000
                                                                               ------------        ------------        ------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ...................        $ 11,930,000        $  3,988,000        $  1,369,000
                                                                               ------------        ------------        ------------

INVESTING ACTIVITIES:
  Proceeds from sale of assets of subsidiary ..........................           1,053,000                  --                  --
  Proceeds from sales of equipment ....................................               3,000              76,000             920,000
  Purchases of property, plant and equipment ..........................          (2,342,000)         (2,563,000)         (1,901,000)
  Decrease (increase) in notes receivable .............................              36,000             (10,000)             32,000
  Payments for acquisitions, net of cash acquired .....................                  --            (376,000)        (19,082,000)
  Proceeds from cash surrender value of life insurance policies .......             880,000                  --                  --
                                                                               ------------        ------------        ------------

NET CASH USED IN INVESTING ACTIVITIES .................................        $   (370,000)       $ (2,873,000)       $(20,031,000)
                                                                               ------------        ------------        ------------

FINANCING ACTIVITIES:
  Cash dividends paid .................................................                  --            (563,000)           (507,000)
  Death Benefits from life insurance policy ...........................             256,000                  --                  --
  Proceeds from short-term debt .......................................           1,374,000                  --          21,863,000
  Proceeds from long-term debt ........................................          24,800,000          11,560,000          33,878,000
  Payments on short-term debt .........................................                  --            (809,000)        (21,012,000)
  Payments on long-term debt ..........................................         (24,276,000)        (13,936,000)        (17,395,000)
  Proceeds from stock options exercised ...............................             440,000             215,000             476,000
  Treasury stock (acquired) sold ......................................             131,000            (196,000)           (760,000)
                                                                               ------------        ------------        ------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ...................        $  2,725,000        $ (3,729,000)       $ 16,543,000
                                                                               ------------        ------------        ------------

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS ................          (8,694,000)          2,450,000           2,138,000
Effect of exchange rate changes on cash ...............................            (203,000)            236,000              52,000
                                                                               ------------        ------------        ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS .............................           5,388,000              72,000              71,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ......................           1,189,000           1,117,000                  --
                                                                               ------------        ------------        ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ............................        $  6,577,000        $  1,189,000        $     71,000
                                                                               ============        ============        ============

                                                                                   Five-Months         Five-Months
                                                                                      Ended              Ended
                                                                                   December 31,        December 31,
                                                                                       1999               1998
                                                                              --------------------------------------
                                                                                                       (Unaudited)

OPERATING ACTIVITIES:
  Income (loss) from continuing operations ............................           $  2,789,000         $  1,258,000
  Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
     Depreciation .....................................................              1,180,000              800,000
     Amortization .....................................................                650,000              446,000
     Restructuring charges ............................................                     --                   --
     Impairment of intangibles ........................................                     --                   --
     Write-down of inventory ..........................................                     --                   --
     Provisions for losses on accounts receivable .....................                 10,000               13,000
     Additions to other assets ........................................               (816,000)            (425,000)
     Cash surrender value of life insurance policies ..................               (298,000)            (249,000)
     Deferred compensation and supplemental retirement benefits .......                356,000              469,000
     Deferred compensation and supplemental retirement benefit payments               (219,000)            (275,000)
     Decrease (increase) in deferred income taxes .....................             (1,667,000)             526,000
     Discontinued product line expenses ...............................                     --                   --
     (Gain) loss on sales of equipment ................................                  1,000              (11,000)
      Investment in Kreiss Johnson ....................................                 58,000             (257,000)
     Changes in operating assets and liabilities, excluding effects of business acquisitions and dispositions:
       Accounts receivable ............................................             (3,041,000)             657,000
       Inventories ....................................................             (2,563,000)            (332,000)
       Prepaid expenses ...............................................               (336,000)             261,000
       Accounts payable ...............................................                235,000           (1,406,000)
       Other accrued liabilities ......................................               (996,000)          (3,296,000)
       Accrued income taxes ...........................................              1,086,000           (1,037,000)
                                                                                  ------------         ------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES ...................           $ (3,571,000)        $ (2,858,000)
                                                                                  ------------         ------------

INVESTING ACTIVITIES:
  Proceeds from sale of assets of subsidiary ..........................                     --                   --
  Proceeds from sales of equipment ....................................                  2,000              902,000
  Purchases of property, plant and equipment ..........................               (849,000)          (1,247,000)
  Decrease (increase) in notes receivable .............................                 28,000               37,000
  Payments for acquisitions, net of cash acquired .....................                     --                   --
  Proceeds from cash surrender value of life insurance policies .......                     --                   --
                                                                                  ------------         ------------

NET CASH USED IN INVESTING ACTIVITIES .................................           $   (819,000)        $   (308,000)
                                                                                  ------------         ------------

FINANCING ACTIVITIES:
  Cash dividends paid .................................................               (280,000)            (226,000)
  Death benefits from life insurance policy ...........................                     --                   --
  Proceeds from short-term debt .......................................                     --            1,267,000
  Proceeds from long-term debt ........................................             15,279,000           11,443,000
  Payments on short-term debt .........................................                     --                   --
  Payments on long-term debt ..........................................             (7,915,000)         (12,500,000)
  Proceeds from stock options exercised ...............................                257,000              108,000
  Treasury stock (acquired) sold ......................................               (531,000)             287,000
                                                                                  ------------         ------------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ...................           $  6,810,000         $    379,000
                                                                                  ------------         ------------

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS ................             (1,683,000)           2,940,000
Effect of exchange rate changes on cash ...............................                309,000             (153,000)
                                                                                  ------------         ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS .............................              1,046,000                   --
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ......................                 71,000                   --
                                                                                  ------------         ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ............................           $  1,117,000         $         --
                                                                                  ============         ============

See accompanying notes to consolidated financial statements.

                                       F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(INFORMATION FOR THE FIVE MONTHS ENDED DECEMBER 31, 1998 IS UNAUDITED)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND: SL Industries, Inc. ("the Company"), a New Jersey corporation, through its subsidiaries, designs, manufactures and markets power electronics, power motion and power protection equipment that is used in a variety of aerospace, computer, datacom, industrial, medical, telecom, transportation and utility equipment applications. Its products are incorporated into larger systems to increase operating safety, reliability and efficiency. The Company's products are largely sold to original equipment manufacturers and, to a lesser extent, commercial distributors.

On March 22, 2001, the Company announced, among other things, that the Board of
Directors had completed a previously announced review of strategic alternatives and had determined that it would explore a sale of the Company in order to maximize its value for shareholders. Credit Suisse First Boston assisted the
Company's Board of Directors in its review and has been engaged to lead this process, which is ongoing.

LIQUIDITY AND GOING CONCERN: The Company is party to a Revolving Credit
Facility (as defined in Note 9) that allows the Company to borrow for working capital and other purposes. The Revolving Credit Facility contains certain financial and non-financial covenants, including requirements for certain minimum levels of net income and a minimum fixed charge coverage ratio, as defined, on a quarterly basis. As of December 31, 2001, the Company was in violation of the net income covenant for the fourth quarter of 2001. The Company also may not be able to meet its net income covenant for the first quarter of
2002 due to the operating charges incurred in connection with certain change-in-control payments and proxy cost expenses. In addition, on March 1,
2002, the Company was notified that it was in default under the Revolving Credit
Facility due to its failure to meet the previously scheduled debt reduction to
$25,500,000 on March 1, 2002.

As a result of these covenant violations, the lender has all of the rights and remedies available under the Revolving Credit Facility, including the ability to demand immediate repayment of the outstanding balance. Management does not believe that the lender will exercise its rights under the Revolving Credit
Facility to demand immediate repayment and plans to negotiate waivers of the previous covenant violations, amendments to certain future required financial covenants and an extension of the deadline for the scheduled debt reduction.
There can be no assurance that the lender will not demand immediate repayment of the outstanding balance under the Revolving Credit Facility or that the Company will be able to obtain waivers of default from its lender, amend certain future required financial covenants, or extend the deadline for the scheduled debt reduction.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

CONSOLIDATION: The consolidated financial statements include the accounts of the
Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

REPORTING YEAR CHANGE: Pursuant to a resolution adopted by the Board of
Directors on September 24, 1999, the Company elected to change the date of its fiscal year-end from July 31 to December 31 commencing January 1, 2000. As a result, a transition period for the five-month period ended December 31, 1999, was previously reported on a transition report on Form 10-Q and is also presented herein. Consequently, the consolidated balance sheets have been prepared as of December 31. The consolidated statements of operations, other comprehensive income (loss) and cash flows present information for the calendar years ended December 31, 2001

                                       F-7

("2001") and 2000 ("2000"), the fiscal year ended July 31, 1999 ("fiscal 1999"), and the five months ended December 31, 1999 and 1998.

REVENUE RECOGNITION: Revenue from product sales is generally recognized at the time the product is shipped, with provisions established for estimated product returns. Upon shipment, the Company also provides for the estimated cost that may be incurred for product warranties. Rebates and other sales incentives offered by the Company to its customers are recorded as a reduction of revenue at the time of sale.

In accordance with Emerging Issues Task Force Issue No. 00-10, "Accounting for
Shipping and Handling Fees and Costs", shipping and handling costs billed to customers are included in net sales, while the costs of shipping and handling incurred by the Company are included in the cost of products sold.

INVENTORIES: Inventories are valued at the lower of cost or market. Cost is primarily determined using the first-in, first-out ("FIFO") method. Cost for certain inventories is determined using the last-in, first-out ("LIFO") method.

PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are carried at cost and include expenditures for new facilities and major renewals and betterments.
Maintenance, repairs and minor renewals are charged to expense as incurred. When assets are sold or otherwise disposed of, any gain or loss is recognized currently. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the assets, which range from 25 to 40 years for buildings, 3 to 15 years for equipment and other property, and the lease term for leasehold improvements.

INTANGIBLE ASSETS: Intangible assets consist primarily of goodwill, trademarks, covenants not to compete, patents, and a consulting agreement. The goodwill resulting from the 2000 and fiscal 1999 and 1998 acquisitions and the goodwill and trademarks resulting from the May 1995 acquisition are being amortized over
30 years or less. Goodwill resulting from acquisitions made prior to November 1,
1970, of $429,000 is considered to have continuing value over an indefinite period, and is not being amortized. Covenants not to compete are amortized over the stated terms and patents are amortized over the remaining estimated useful lives. The consulting agreement had an amortizable life of ten years. The
Company continually evaluates whether events or circumstances have occurred that would indicate that the remaining estimated useful life of an intangible asset may warrant revision or that the remaining balance may not be recoverable. When factors indicate that intangible assets should be evaluated for possible impairment, the Company uses an estimate of the related undiscounted cash flows over the remaining life of the intangible asset to measure recoverability. If impairment exists, measurement of the impairment is based on the valuation method which management believes most closely approximates the fair value of the intangible asset, which has historically been based upon future projected discounted cash flows. Impairment charges totaling $4,270,000 were recognized in
2001 related to corporate restructuring efforts (see Notes 8 and 16).

ENVIRONMENTAL EXPENDITURES: Environmental expenditures that relate to current operations are charged to expense or capitalized, as appropriate. Expenditures that relate to an existing condition caused by past operations, which do not contribute to future revenues, are charged to expense. Liabilities are recorded when remedial efforts are probable and the costs can be reasonably estimated.
The liability for remediation expenditures includes elements of costs such as site investigations, consultants' fees, feasibility studies, outside contractor expenses and monitoring expenses. Estimates are not discounted, nor are they reduced by potential claims for recovery from the Company's insurance carriers.
The liability is periodically reviewed and adjusted to reflect current remediation progress, prospective estimates of required activity and other relevant factors including changes in technology or regulations.

                                       F-8

PRODUCT WARRANTY COSTS: The Company offers various warranties on its products.
The Company provides for its estimated future warranty obligations in the period in which the related sale is recognized.

ADVERTISING COSTS: Advertising costs are expensed as incurred. For the years ended December 31, 2001, December 31, 2000, and July 31, 1999, these costs were
$404,000, $663,000, and $642,000, respectively. For the five months ended
December 31, 1999 and December 31, 1998, these costs were $303,000 and $237,000, respectively.

RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. For the years ended December 31, 2001, December 31, 2000, and July 31,
1999, these costs were $2,946,000, $3,136,000, and $1,901,000, respectively. For the five months ended December 31, 1999 and December 31, 1998, these costs were
$1,257,000 and $676,000, respectively.

INCOME TAXES: The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

FOREIGN CURRENCY CONVERSION: The balance sheets and statements of operations of the Company's Mexican subsidiaries are converted to US dollars at the year-end rate of exchange and the monthly weighted average rate of exchange, respectively. As the Mexican subsidiaries' functional currency is U.S. dollars, conversion gains or losses resulting from these foreign currency transactions are included in the accompanying consolidated statements of operations. The functional currencies for the Company's German and Hungarian subsidiaries are their local currencies. The translation from the local currency to U.S. dollars is performed for balance sheet accounts using the current exchange rate in effect at the balance sheet date and for earnings using the monthly weighted average exchange rate during the period. Gains or losses resulting from such translation are included in a separate component of shareholders' equity.
Through November 2001, a foreign currency loan was used to hedge the value of the investment in the German subsidiary. Gains and losses on the translation of this foreign currency loan to U.S. dollars were not included in the statement of operations but shown as a separate component of shareholders' equity.

USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant areas which require the use of management estimates relate to product warranty costs, allowance for doubtful accounts, allowance for inventory obsolescence and environmental costs.

EUROPEAN MONETARY UNIT ("EURO"): In 1999, most member countries of the European
Union established fixed conversion rates between their existing sovereign currencies and the European Union's new currency, the euro. This conversion permitted transactions to be conducted in either the euro or the participating countries' national currencies. By February 28, 2002, all member countries are expected to have permanently withdrawn their national currencies as legal tender and replaced their currencies with euro notes and coins.

                                       F-9

The euro conversion may have a favorable impact on cross-border competition by eliminating the effects of foreign currency translations, thereby creating price transparency. The Company will continue to evaluate the accounting, tax, legal and regulatory requirements associated with the euro introduction. The Company does not expect the conversion to the euro to have a material adverse affect on its consolidated financial position, results of operations, or cash flows.

NET INCOME (LOSS) PER COMMON SHARE: The Company determines net income (loss) per share in accordance with Statement of Financial Accounting Standards No. 128
"Earnings per Share." Basic earnings per share is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding. Diluted earnings per share is computed by dividing reported earnings available to common shareholders by weighted average shares outstanding plus the effect of outstanding dilutive stock options, using the treasury method.

The following table reconciles the numerators and denominators of the basic and diluted net income (loss) per common share calculations:

                                                    Income (Loss)            Shares     Per share amount
                                                  -------------------------------------------------------

For the Year Ended December 31, 2001:
Basic net income (loss) per common share ...        $(10,650,000)           5,698,000        $(1.87)
Effect of dilutive securities ..............                  --                   --           --
                                                  -------------------------------------------------------
Dilutive net income (loss) per common share         $(10,650,000)           5,698,000        $(1.87)
                                                  -------------------------------------------------------

For the Year Ended December 31, 2000:
Basic net income per common share ..........        $  1,700,000            5,635,000        $0.30
Effect of dilutive securities ..............                  --              122,000           --
                                                  -------------------------------------------------------
Dilutive net income per common share .......        $  1,700,000            5,757,000        $0.30
                                                  -------------------------------------------------------

For the Year Ended July 31, 1999:
Basic net income per common share ..........        $  5,406,000            5,643,000        $0.96
Effect of dilutive securities ..............                  --              233,000        (0.04)
                                                  -------------------------------------------------------
Dilutive net income per common share .......        $  5,406,000            5,876,000        $0.92
                                                  -------------------------------------------------------

For the Five Months Ended December 31, 1999:
Basic net income (loss) per common share ...        $   (684,000)           5,624,000        $(0.12)
Effect of dilutive securities ..............                  --                   --           --
                                                  -------------------------------------------------------
Dilutive net income (loss) per common share         $   (684,000)           5,624,000        $(0.12)
                                                  -------------------------------------------------------

For the Five Months Ended December 31, 1998:
Basic net income per common share ..........        $  1,961,000            5,641,000        $0.35
Effect of dilutive securities ..............                  --              245,000        (0.02)
                                                  -------------------------------------------------------
Dilutive net income per common share .......        $  1,961,000            5,886,000        $0.33
                                                  -------------------------------------------------------

During the years ended December 31, 2001, December 31, 2000, and July 31, 1999,
1,268,000, 703,000, and 496,000 stock options, respectively, were excluded from the dilutive computations because their effect would have been anti-dilutive.
During the five months ended December 31, 1999 and December 31, 1998, 793,000 and 508,000 stock options, respectively, were excluded from the dilutive computations because their effect would have been anti-dilutive.

                                      F-10

RECENT ACCOUNTING PRONOUNCEMENTS: In June 2001, the Financial Accounting
Standards Board ("FASB") issued Statement of Financial Accounting Standard No.
141, "Business Combinations" ("SFAS No. 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS No.
141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. In 2001, the Company adopted this statement, which did not have any impact on its consolidated financial position or results of operations.

In June 2001, the FASB issued Statement of Financial Accounting Standard No.
142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their useful lives. This statement is effective for the
Company's 2002 year. Effective January 1, 2002, the Company adopted SFAS No. 142 and implemented certain provisions, specifically the discontinuation of goodwill amortization, and will implement the remaining provisions during 2002. In 2001, the Company recorded goodwill amortization expense of approximately $808,000.
The Company is currently evaluating the remaining provisions of SFAS No. 142 to determine the effect, if any, they may have on its consolidated financial position or results of operations.

In August 2001, the FASB issued Statement of Financial Accounting Standard No.
143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This statement will be effective for the Company's 2003 year.
The adoption of SFAS No. 143 is not expected to have a material impact on the
Company's consolidated financial position or results of operations.

In October 2001, the FASB issued Statement of Financial Accounting Standard No.
144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No.
144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS No. 142. SFAS
No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. This statement will be effective for the Company's 2002 year. The Company is currently evaluating the impact of SFAS
No. 144 to determine the effect, if any, it may have on the Company's consolidated financial position or results of operations.

RECLASSIFICATIONS: Reclassifications, when applicable, are made to the prior year consolidated financial statements to conform with current year presentation.

                                      F-11

NOTE 2.  ACQUISITIONS AND DISPOSITIONS

On May 11, 1999, pursuant to a Share Purchase Agreement dated April 1, 1999, the
Company acquired 100% of the issued and outstanding shares of capital stock of
RFL Electronics Inc. ("RFL"). The Company paid $11,387,000 in cash and gave promissory notes with an aggregate face amount of $75,000 at closing. In addition, in fiscal 1999 the Company paid a contingent payment of $1,000,000 based upon the financial performance of RFL for its fiscal year ended March 31,
1999. RFL is a leading supplier of teleprotection and specialized communication equipment. The acquisition was accounted for using the purchase method.
Accordingly, the aggregate purchase price was allocated to the net assets acquired based on their respective fair values at the date of acquisition. The excess of the aggregate purchase price over the fair value of net tangible assets acquired of $5,838,000 has been allocated to goodwill and is being amortized on a straight-line basis over 30 years. The results of operations of
RFL, since the acquisition date, are included in the accompanying consolidated financial statements.

On July 27, 1999, pursuant to an Asset Purchase Agreement dated July 13, 1999,
Condor D.C. Power Supplies, Inc. ("Condor"), a wholly-owned subsidiary of the
Company, acquired certain of the net operating assets of Todd Products
Corporation and Todd Power Corporation (together, "Todd Products"). The Company paid $7,430,000 comprised of $3,700,000 in cash and assumption of debt equal to approximately $3,730,000. There was also a contingent "earn-out" payment of either $1,000,000, $3,000,000 or $5,000,000, payable in the event that sales from the purchased assets were at least $30,000,000, $35,000,000 or $40,000,000 during the twelve-month period ended March 31, 2001. No contingent payment was earned or paid. Condor also entered into a ten-year Consulting Agreement with the chief executive officer of Todd Products for an aggregate consulting fee of
$1,275,000 to be paid in quarterly installments over three years. Todd Products is a leading supplier of high quality power supplies to the datacom, telecommunications and computer industries. The acquisition was accounted using the purchase method. Accordingly, the aggregate purchase price was allocated to the net assets acquired, based on their respective fair values at the date of acquisition. The excess of the aggregate purchase price over the fair value of net tangible assets acquired of $4,665,000 was allocated to goodwill
($3,390,000) and a consulting agreement ($1,275,000). During 2001, an evaluation of the remaining value of the goodwill and the consulting agreement was undertaken, resulting in the write off of the remaining unamortized balance of
$4,145,000 due to the impairment of assets acquired in connection with the acquisition of Todd Products (see Notes 8 and 16).

In July 2001, the Board of Directors authorized the disposition of the Company's
SL Waber, Inc. ("SL Waber") subsidiary. Effective August 27, 2001, substantially all of the assets of SL Waber and the stock of Waber de Mexico S.A. de C.V. were sold for approximately $1,053,000. As part of this transaction, the purchaser acquired the rights to the SL Waber name and assumed certain liabilities and obligations of SL Waber. Subsequent to the sale, the Company changed the name of
SL Waber to SLW Holdings, Inc. ("SLW Holdings"). The net income or losses of this subsidiary are included in the consolidated statements of operations under discontinued operations for all periods presented. There was no activity from operations of SLW Holdings during the fourth quarter of 2001. Net sales from discontinued operations for the years ended December 31, 2001, December 31,
2000, and July 31, 1999 were $10,316,000, $19,341,000, and $36,434,000, respectively. Net sales from discontinued operations for the five months ended
December 31, 1999 and December 31, 1998 were $11,938,000 and $17,007,000, respectively. The after tax operating losses from discontinued operations for the years ended December 31, 2001, December 31, 2000, and July 31, 1999, and the
five months ended December 31, 1999

                                      F-12

were $3,947,000, $4,723,000, $393,000, and $3,473,000, respectively. The operating income from discontinued operations for the five months ended December
31, 1998 was $703,000. The provision for income or loss from discontinued
operations reflected in the accompanying consolidated statements of operations includes the loss recognized in 2001 from the sale of the assets of SL Waber of
$2,745,000 and the income or losses of the subsidiary's operations during all periods presented through December 31, 2001, net of the expected tax benefits applicable thereto. As of December 31, 2001, the Company had approximately
$1,300,000 accrued for liabilities related to SL Waber.

NOTE 3.  INCOME TAXES

Income (loss) from continuing operations before provision for income taxes consists of the following:

                Twelve Months    Twelve Months   Twelve Months   Five Months     Five Months
                    Ended           Ended           Ended           Ended           Ended
                 December 31,    December 31,      July 31,      December 31,    December 31,
                    2001             2000            1999            1999            1998
                -----------------------------------------------------------------------------

U.S. .......      $(16,405)        $  7,098        $  8,039        $  4,491        $  2,153
Non U.S. ...         5,530            2,967           1,973             890             557
                -----------------------------------------------------------------------------
                  $(10,875)        $ 10,065        $ 10,012        $  5,381        $  2,710
                =============================================================================

The provision (benefit) for income taxes consists of the following:

                         Twelve Months     Twelve Months    Twelve Months     Five Months        Five Months
                            Ended              Ended            Ended            Ended             Ended
                         December 31,       December 31,       July 31,       December 31,      December 31,
                             2001               2000             1999             1999              1998
                         ------------------------------------------------------------------------------------

Current:
    Federal .....          $(2,114)          $ 3,497           $ 2,503          $ 1,692           $   604
    International              677             1,214               876              317               212
    State .......              138               475               624              449               123
Deferred:
    Federal .....           (2,231)           (1,591)              173               40               453
    International                2                (3)                1               99                22
    State .......             (644)               50                36               (5)               38
                         ------------------------------------------------------------------------------------
                           $(4,172)          $ 3,642           $ 4,213          $ 2,592           $ 1,452
                         ====================================================================================

The pre-tax domestic loss incurred in 2001 was carried back to prior years resulting in recoverable income taxes of approximately $3,082,000.

The benefit for income taxes related to discontinued operations consists of
$1,193,000, $3,055,000, and $1,132,000 for the years ended December 31, 2001,
December 31, 2000, and July 31, 1999, respectively, and $2,904,000 and $434,000 for the five months ended December 31, 1999 and December 31, 1998, respectively.

                                      F-13

Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 and 2000 are as follows:

                                                                      December 31,        December 31,
                                                                         2001                 2000
                                                                      --------------------------------
                                                                               (In thousands)

Deferred tax assets:
  Deferred compensation ...................................            $  1,900             $  2,348
  Liabilities related to environmental matters ............                 122                  148
  Inventory valuation .....................................               1,405                  569
  Prepaid and accrued expenses ............................               3,478                2,595
  Assets and liabilities related to discontinued operations                 136                1,006
  State tax loss carryforwards ............................               1,681                1,625
  Intangibles .............................................               1,723                   --
  Foreign tax credit carryforwards ........................               1,272                   --
                                                                      --------------------------------
                                                                         11,717                8,291
  Less valuation allowances ...............................              (1,677)                  --
                                                                      --------------------------------
                                                                         10,040                8,291
Deferred tax liabilities:
  Accelerated depreciation and amortization ...............               1,696                1,738
  Other ...................................................                  30                   60
                                                                      --------------------------------
                                                                       $  8,314             $  6,493
                                                                      ================================

As of December 31, 2001, the Company's net operating loss carryforwards decreased by $4,778,000 to $0 for federal income tax purposes.

As of December 31, 2001, the Company generated foreign tax credits totaling approximately $1,272,000, through the repatriation of earnings from its German subsidiaries. These credits can be carried forward for five years and will expire at the end of 2006.

The Company has assessed its past earnings history and trends, sales backlog, budgeted sales, and expiration dates of carryforwards and has determined that it is more likely than not that the $8,314,000 of net deferred tax assets as of
December 31, 2001 will be realized. In 2001, a valuation allowance of approximately $1,677,000 was provided against gross deferred tax assets due to the uncertainty of the realization of tax benefits for certain state net operating loss carryforwards and foreign tax credits.

                                      F-14

Following is a reconciliation of income tax expense (benefit) at the applicable federal statutory rate and the effective rates:

                                                             Twelve          Twelve        Twelve       Five            Five
                                                             Months          Months        Months       Months          Months
                                                             Ended           Ended         Ended        Ended           Ended
                                                           December 31,    December 31,   July 31,   December 31,    December 31,
                                                              2001            2000          1999         1999            1998
                                                           -------------------------------------------------------------------------

Statutory rate ......................................         (34%)            34%           34%          34%             34%
Tax rate differential on Foreign Sales
Corporation/Extraterritorial Income Exclusion benefit
earnings ............................................           5              (1)           --           --              (1)
International rate differences ......................          (1)              3             1            2               3
State income taxes, net of federal income tax .......          (1)              4             4            8               6
Non-taxable settlement of life insurance class action
suit ................................................          --              (5)           --           --              --
Cumulative effect of reduction in German tax
rates ...............................................           9              --            --           --              --
Taxable gain from surrender of life insurance
policies ............................................         (14)             --            --           --              --
Discontinued operations adjustments .................          (1)              1             2            3              11
Other ...............................................          (1)             --             1            1               1
                                                           -------------------------------------------------------------------------
                                                              (38%)            36%           42%          48%             54%
                                                            ========================================================================

NOTE 4. RECEIVABLES
Receivables consist of the following:

                                                    December 31,           December 31,
                                                       2001                   2000
                                                   -------------------------------------
                                                              (In thousands)

Trade receivables..........................          $ 20,189               $ 22,023
Less allowances for doubtful accounts .....              (568)                  (560)
                                                   -------------------------------------
                                                       19,621                 21,463
Receivables for life insurance policies
surrendered ...............................            10,229                     --
Recoverable income taxes ..................             4,355                     --
Other .....................................             1,836                    523
                                                   -------------------------------------
                                                     $ 36,041               $ 21,986
                                                   =====================================

Cash surrender value of life insurance policies at December 31, 2000 of
$11,486,000 was reduced to $1,323,000 as of December 31, 2001 due to surrender of policies aggregating $10,229,000 and other adjustments of $66,000
(see Note 10).

In December 2001, the Company sold back to the purchaser of a former subsidiary a mortgage note in the outstanding principal amount of $2,200,000. The mortgage note secured the real property of the former subsidiary. The Company received cash proceeds of $1,600,000, which was included in other receivables as of
December 31, 2001, in January 2002, all of which were used to pay down debt under the Company's Revolving Credit Facility (as defined in Note 9).

NOTE 5.  CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across many industries and geographic regions.

                                      F-15

NOTE 6.  INVENTORIES
Inventories consist of the following:

                                                          December 31,         December 31,
                                                              2001                 2000
                                                         -----------------------------------
                                                                      (In thousands)

Raw materials....................................           $15,341              $17,419
Work in process..................................             5,261                6,496
Finished goods...................................             3,401                2,065
                                                         -----------------------------------
                                                             24,003               25,980
Less allowances..................................            (3,506)              (2,489)
                                                         -----------------------------------
                                                            $20,497              $23,491
                                                         ===================================

The above includes certain inventories, which are valued using the LIFO method, which aggregated $4,560,000 and $3,488,000 as of December 31, 2001 and 2000,
respectively. The excess of FIFO cost over LIFO cost as of December 31, 2001 and
2000 was approximately $335,000 and $507,000, respectively.

NOTE 7. PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment consist of the following:

                                                            December 31,       December 31,
                                                               2001               2000
                                                            -------------------------------
                                                                    (In thousands)

Land ................................................         $4,654              $4,494
Buildings and leasehold improvements.................         10,406              10,550
Equipment and other property . ......................         22,710              21,595
                                                            -------------------------------
                                                              37,770              36,639
Less accumulated depreciation. ......................        (18,941)            (16,858)
                                                            -------------------------------
                                                             $18,829             $19,781
                                                            ===============================

NOTE 8. INTANGIBLE ASSETS
Intangible assets consist of the following:

                                                      December 31,             December 31,
                                                         2001                     2000
                                                      -------------------------------------
                                                                 (In thousands)

Patents ...............................                $    932                 $    925
Covenants not to compete and consulting
  agreement ...........................                   2,980                    4,255
Goodwill ..............................                  15,463                   19,523
Trademarks ............................                     920                      920
Other .................................                     503                      503
                                                      -------------------------------------
                                                         20,798                   26,126
Less accumulated amortization .........                  (5,999)                  (5,356)
                                                      -------------------------------------
                                                       $ 14,799                 $ 20,770
                                                      =====================================

                                      F-16

During the year ended December 31, 2001, the Company determined that goodwill of
$3,179,000 and a consulting agreement of $966,000 related to the Todd Products acquisition had become impaired (see Note 16). In addition, goodwill related to SL Waber was written off in connection with the sale of substantially all of its assets. A portion of the goodwill related to SL Surface Technologies, Inc.
("Surf Tech") was also written off in 2001.

NOTE 9. DEBT
Debt consists of the following:

                                    December 31,     December 31,
                                       2001             2000
                                    -----------------------------
                                           (In thousands)

Short-term bank debt ...........      $ 1,367          $    --
                                    =============================
Revolving lines of credit ......      $35,689          $35,318
Mortgages payable ..............          237              437
Term loan ......................          912              964
                                    -----------------------------
                                       36,838           36,719
Less portion due within one year       35,829              186
                                    -----------------------------
Long-term bank debt ............      $ 1,009          $36,533
                                    =============================

The Company is party to a Second Amended and Restated Credit Agreement dated as of December 13, 2001, as amended (the "Revolving Credit Facility"). Under the terms of the Revolving Credit Facility, the Company can borrow for working capital and other purposes at the prime interest rate plus two percent.
Borrowings are collateralized by substantially all of the Company's assets. The
Revolving Credit Facility contains limitations on borrowings and requires maintenance of certain financial and non-financial covenants, the most restrictive of which require certain levels of quarterly net income and a quarterly minimum fixed charge coverage, which is the ratio of earnings before interest, taxes, depreciation and amortization, plus operating rent to operating rent, capital expenditures and interest charges. In addition, the Company is prohibited from paying dividends. The Revolving Credit Facility matures on
December 31, 2002 and provides for the payment of a fee of approximately
$780,000 in the event that the facility is not retired on or before October 31,
2002.

As of December 31, 2001, outstanding borrowings under the Company's Revolving
Credit Facility were $35,689,000. Available borrowings under the Company's
Revolving Credit Facility were $1,268,000 as of December 31, 2001. The weighted average interest rate during the years ended December 31, 2001 and December 31,
2000 was 7.57% and 8.98%, respectively.

On March 1, 2002 the Company received a notice from its lenders under the
Revolving Credit Facility stating that it is currently in default under the
Revolving Credit Facility due to its failure to meet the previously scheduled debt level to $25,500,000 on March 1, 2002. The Company's outstanding debt under the Revolving Credit Facility was approximately $26,200,000 as of March 1, 2002.
Additionally, the Company did not meet its net income covenant under the
Revolving Credit Facility for the fourth quarter of 2001 due to the charge related to the impairment of the intangible assets of Condor at December 31,
2001. Also, the Company may not be able to meet its net income covenant for the first quarter of 2002. The Company and its lenders are currently in discussions to extend the deadline for the scheduled debt reduction and to obtain a waiver of the earnings covenant for the fourth quarter of 2001.

The Company's German subsidiary also has $3,457,000 in lines of credit with its banks that mature in 2002. Under the terms of its lines of credit, the subsidiary can borrow for any purpose at interest rates ranging from 5.2% to
8.25%. No financial covenants are required. As of December 31, 2001 and 2000, outstanding borrowings under these facilities were $1,367,000 and $0, respectively.

                                      F-17

As of December 31, 2001 and December 31, 2000, the Company's German subsidiary had mortgages payable on building additions, at interest rates of 3.95% and
4.75%, respectively, that require principal repayments through 2002 to 2004.

Principal maturities of debt payable over the next three years are $35,829,000,
$996,000, and $13,000 in 2002, 2003, and 2004, respectively.

NOTE 10. RETIREMENT PLANS AND DEFERRED COMPENSATION

The Company maintains three noncontributory defined contribution pension plans covering substantially all employees. The Company's contribution to its plans is based on a percentage of employee elective contributions and, in one plan, plan year gross wages, as defined. Contributions to plans maintained by Teal
Electronics Corporation ("Teal") and RFL are based on a percentage of employee elective contributions. RFL also makes a profit sharing contribution annually.
Costs accrued under the plans during the years ended December 31, 2001, December
31, 2000 and fiscal year ended July 31, 1999 amounted to approximately
$1,307,000, $1,485,000, and $788,000, respectively. Costs for the five months ended December 31, 1999 and December 31, 1998 amounted to $624,000 and $312,000, respectively. It is the Company's policy to fund its accrued retirement income costs.

In addition, the Company makes contributions, based on rates per hour, as specified in two union agreements, to two union-administered defined benefit multi-employer pension plans. Contributions to these plans amounted to $55,000,
$60,000, and $60,000 for the years ended December 31, 2001, December 31, 2000 and fiscal year ended July 31, 1999, respectively. For the five months ended
December 31, 1999 and December 31, 1998, the amounts were $21,000 and $26,000, respectively. Under the multi-employer Pension Plan Amendments Act of 1980, an employer is liable upon withdrawal from or termination of a multi-employer plan for its proportionate share of the plan's unfunded vested benefits liability.
The Company's share of the unfunded vested benefits liabilities of the union plans to which it contributes is not material.

The Company has agreements with certain active and retired directors, officers and key employees providing for supplemental retirement benefits. The liability for supplemental retirement benefits is based on the most recent mortality tables available and discount rates of 6%, 8%, 10% and 12%. The amount charged to income in connection with these agreements amounted to $396,000, $420,000, and $438,000 for the years ended December 31, 2001, December 31, 2000 and fiscal year ended July 31, 1999, respectively, and $168,000 and $230,000 for the five months ended December 31, 1999 and December 31, 1998, respectively.

In addition, the Company has agreements with certain active officers and key employees providing for deferred compensation benefits. Benefits to be provided to each participant are stated in separate elective salary deferral agreements.
The amount charged to income in connection with these agreements amounted to
$115,000, $312,000, and $414,000 for the years ended December 31, 2001, December
31, 2000 and fiscal year ended July 31, 1999, respectively, and $188,000 and
$239,000 for the five months ended December 31, 1999 and December 31, 1998, respectively.

The Company is the owner and beneficiary of life insurance policies on the lives of a majority of the participants having a deferred compensation or supplemental retirement agreement. As of

                                      F-18

December 31, 2001, the aggregate death benefit totaled $1,938,000, with the corresponding cash surrender value of all policies totaling $1,323,000.

As of December 31, 2001, life insurance policies with a cash surrender value of approximately $11,109,000 were surrendered to the life insurance company in exchange for the cash proceeds from the build up of cash surrender value in the policies. In December 2001 and January 2002, the Company received approximately
$880,000 and $10,229,000, respectively, from the surrender of these policies.
These funds were used to pay down debt under the Company's Revolving Credit
Facility.

As of December 31, 2001, certain agreements may restrict the Company from utilizing cash surrender value totaling approximately $760,000 for purposes other than the satisfaction of the specific underlying deferred compensation agreements, if benefits are not paid by the Company. The Company nets the dividends realized from the insurance policies with premium expenses. Net credits included in income in connection with the policies amounted to $789,000,
$1,399,000, and $354,000 for the years ended December 31, 2001, December 31,
2000 and fiscal year ended July 31, 1999, respectively, and $159,000 and $85,000 for the five months ended December 31, 1999 and December 31, 1998, respectively.

NOTE 11. COMMITMENTS AND CONTINGENCIES

For the years ended December 31, 2001, December 31, 2000 and fiscal year ended
July 31, 1999, rental expense applicable to continuing operations aggregated approximately $1,696,000, $1,728,000, and $1,114,000, respectively. For the five months ended December 31, 1999 and 1998, rental expense applicable to continuing operations aggregated approximately $706,000 and $479,000, respectively. These expenses are primarily for facilities and vehicles. The minimum rental commitments as of December 31, 2001 are as follows:

(In thousands)

2002                                     $1,326
2003                                        866
2004                                        680
2005                                        665
2006                                        656
Thereafter                                  164
                                         ------
                                         $4,357
                                         ======

As of December 31, 2001, the Company was contingently liable for $543,000 under outstanding letters of credit issued for casualty insurance requirements.

LITIGATION: In the ordinary course of its business, the Company is subject to loss contingencies pursuant to foreign and domestic federal, state and local governmental laws and regulations and is also party to certain legal actions, most frequently involving complaints by terminated employees and disputes with customers and suppliers. It is management's opinion that the impact of these legal actions will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

The Company's subsidiary, SL Montevideo Technology, Inc. ("SL-MTI"), is currently defending a cause of action, brought against it in the fall of 2000 in the federal district court for the western district of Michigan. The lawsuit was filed by a customer, alleging breach of contract and warranty in the defective design and manufacture of a high precision motor. The high precision

                                      F-19

motor was developed for use in an aircraft actuation system intended for use by
Vickers Corporation. The complaint seeks compensatory damages of approximately
$3,900,000. Management believes it has strong defenses to these claims and intends to defend them vigorously.

ENVIRONMENTAL: Loss contingencies include potential obligations to investigate and eliminate or mitigate the affects on the environment of the disposal or release of certain chemical substances at various sites, such as Superfund sites and other facilities, whether or not they are currently in operation. The
Company is currently participating in environmental assessments and cleanups at a number of sites under these laws and may in the future be involved in additional environmental assessments and cleanups. Based upon investigations completed by the Company and its independent engineering consulting firm to date, management has provided an estimated accrual for all known costs believed to be probable. However, it is in the nature of environmental contingencies that other circumstances might arise, the costs of which are indeterminable at this time due to such factors as changing government regulations and stricter standards, the unknown magnitude of defense and cleanup costs, the unknown timing and extent of the remedial actions that may be required, the determination of the Company's liability in proportion to other responsible parties, and the extent, if any, to which such costs are recoverable from other parties or from insurance. Although these contingencies could result in additional expenses or judgments, or off-sets thereto, at present such expenses or judgments are not expected to have a material effect on the consolidated financial position or results of operations of the Company.

In the fourth quarter of fiscal year 1990, the Company made a provision of
$3,500,000 to cover various such environmental costs for six locations, based upon estimates prepared at that time by an independent engineering consulting firm. In fiscal 1991, 1996 and 1999, based upon estimates, the Company made additional provisions of $480,000, $900,000 and $375,000, respectively. The fiscal 1996 provision was necessary since, during the latter part of fiscal
1995, the New Jersey Department of Environmental Protection required the Company to begin additional investigation of the extent of off-site contamination at its former facility in Wayne, New Jersey, where remediation had been underway. Based on the results of that investigation, which were received in fiscal 1996, the
Company determined that additional remediation costs of approximately $1,000,000 were probable.

The Company filed claims with its insurers seeking reimbursement for many of these costs, and received $900,000 from one insurer during fiscal year 1996 and a commitment to pay 15% of the environmental costs associated with one location up to an aggregate of $300,000. During fiscal 1997, the Company received
$1,500,000 from three additional insurers and from two of those insurers, commitments to pay 15% and 20% of the environmental costs associated with the same location up to an aggregate of $150,000 and $400,000, respectively. In addition, the Company received $100,000 during 2001, 2000, and fiscal 1999, as stipulated in the settlement agreement negotiated with one of the three insurers. During 2000, the Company reversed a separate accrual for a potential environmental penalty after being advised by legal counsel that there was only a remote chance such penalty would be enforced. As of December 31, 2001 and
December 31, 2000, the remaining environmental accrual was $290,000 and
$357,000, respectively, of which $190,000 and $257,000, respectively, have been included in "Accrued Liabilities" and $100,000 and $100,000, respectively, in
"Other Liabilities" in the accompanying consolidated balance sheets.

The Company is the subject of various other lawsuits and actions relating to environmental issues, including administrative action in connection with Surf
Tech's Pennsauken facility which

                                      F-20

could subject the Company to, among other things, $9,266,000 in collective reimbursements (with other parties) to the New Jersey Department of
Environmental Protection. The Company believes that it has a significant defense against all or any part of the claim and that any material impact is unlikely.

In May 2000, the Company discovered evidence of possible soil contamination at its facility in Auburn, New York. The New York State Department of Environmental
Controls has been contacted and an investigation is currently underway. Based upon the preliminary evidence, management does not believe that it will incur material remediation costs at this site.

In December 2001, the Company received notice from the Connecticut Department of
Environmental Protection of an administrative hearing to determine responsibility for contamination at a former industrial site located in New
Haven, Connecticut. The Company has requested an extension of time to determine the nature of the alleged contamination and the extent of the Company's responsibility. It is still very early in the investigation; however, based upon the preliminary investigations, management does not believe that remediation of this site will have a material adverse effect on its business or operations.

The Company is investigating a possible ground water containment plume on its property in Camden, New Jersey. The Company does not know the extent of the contamination or the amount of the cost to remediate.

EMPLOYMENT AGREEMENTS: In 2001, the Company entered into change-of-control agreements with certain officers of the Company. On January 22, 2002, the
Company held its annual meeting of shareholders for 2001. At the annual meeting, all eight members of the Board of Directors stood for election. In addition, five nominees from a committee comprised of representatives of two institutional shareholders (such committee, the "RORID Committee"), stood for election to the
Board of Directors. Upon the certification of the election results on January
24, 2002, the five nominees of the RORID Committee were elected and three incumbent directors were re-elected. Following the election of the five new directors, the Company made payments to such officers under these change-of-control agreements totaling approximately $1,480,000.

The Company also entered into severance agreements with certain key employees in
2001 that provide for one-time payments in the event of a change in control, as defined, if the employee is terminated within 12 months of the change. These payments range from three to 24 months of the employee's base salary as of the termination date, as defined. If the change in control had occurred on December
31, 2001, and these employees had been terminated, the payments would have aggregated approximately $4,500,000. All senior divisional management teams are continuing in their positions.

NOTE 12. STOCK OPTIONS AND CAPITAL STOCK

At the Company's 1993 Annual Meeting, the shareholders approved a Nonemployee
Director Nonqualified Stock Option Plan (the "Director Plan"), which was effective June 1, 1993. The Director Plan provides for the granting of nonqualified options to purchase up to 250,000 shares of the Company's common stock to non-employee directors of the Company in lieu of paying quarterly retainer fees and regular quarterly meeting attendance fees, when elected. The
Director Plan enables the Company to grant options, with an exercise price per share not less than fair market value of the Company's common stock on the date of grant, which are exercisable at any

                                      F-21

time. Each option granted under the Director Plan expires no later than ten years from date of grant and no options can be granted under the Director Plan after its May 31, 2003 expiration date. Information for fiscal year ended July
31, 1999, the five months ended December 31, 1999, and years ended December 31,
2000 and December 31, 2001 with respect to the Director Plan is as follows:

                                                            SHARES            OPTION PRICE
                                                         (In thousands, except for Option Price)
                                                         ---------------------------------------

Outstanding and exercisable as of August 1, 1998 ..           54          $3.5625 to $14.625
Granted ...........................................           20          $11.1563 to $14.625
Cancelled .........................................           (6)         $12.0313 to $14.625
                                                         ---------------------------------------
Outstanding and exercisable as of July 31, 1999 ...           68          $3.5625 to $14.625
Granted ...........................................            8          $12.3125 to $13.875
                                                         ---------------------------------------
Outstanding and exercisable as of December 31, 1999           76          $3.5625 to $14.625
Granted ...........................................           18          $9.1875 to $12.84
                                                         ---------------------------------------
Outstanding and exercisable as of December 31, 2000           94          $3.5625 to $14.625
Granted ...........................................           16          $6.80 to $14.65
Exercised .........................................           (6)         $9.1875 to $11.25
                                                         ---------------------------------------
OUTSTANDING AND EXERCISABLE AS OF DECEMBER 31, 2001          104          $3.5625 to $14.625
                                                         =======================================

As of December 31, 2001 the number of shares available for grant was 54,000.

At the Company's 1991 Annual Meeting, the shareholders approved the adoption of a Long Term Incentive Plan (the "1991 Plan") which provided for the granting of options to officers and key employees of the Company to purchase up to 500,000 shares of the Company's common stock. At the 1995 Annual Meeting, the shareholders approved an amendment to increase the number of shares subject to options under the 1991 Plan from 500,000 to 922,650. At the 1998 Annual Meeting, the shareholders approved an amendment to increase the number of shares subject to options under the 1991 Plan from 922,650 to 1,522,650. The 1991 Plan enables the Company to grant either nonqualified options, with an exercise price per share established by the Board's Compensation Committee, or incentive stock options, with an exercise price per share not less than the fair market value of the Company's common stock on the date of grant, which are exercisable at any time. Each option granted under the 1991 Plan expires no later than ten years from date of grant, and no future options can be granted under the 1991 Plan as a result of its expiration on September 25, 2001. Information for fiscal year ended July 31, 1999, the five months ended December 31, 1999, and years ended
December 31, 2000 and December 31, 2001 with respect to the 1991 Plan is as follows:

                                            SHARES            OPTION PRICE
                                         (In thousands, except for Option Price)
                                         ---------------------------------------

Outstanding at August 1, 1998 .....           422         $3.25 to $14.5625
Granted ...........................           174         $11.125 to $12.875
Exercised .........................           (63)        $3.25 to $11.125
Cancelled .........................           (24)        $9.375 to $11.125
                                         ---------------------------------------
Outstanding as of July 31, 1999 ...           509         $3.25 to $14.5625
Granted ...........................           140         $12.125 to $13.50
Exercised .........................           (22)        $3.25 to $11.125
Cancelled .........................           (52)        $11.00 to $14.5625
                                         ---------------------------------------
Outstanding as of December 31, 1999           575         $3.25 to $13.50
Granted ...........................           145         $9.781 to $12.00
Exercised .........................           (63)        $3.25 to $9.375
Cancelled .........................           (34)        $6.875 to $13.50
                                         ---------------------------------------
Outstanding as of December 31, 2000           623         $3.25 to $13.50
Granted ...........................           486         $5.75 to $12.175
Exercised .........................           (35)        $6.875 to $13.50
Cancelled .........................           (18)        $3.25 to $13.50
                                         ---------------------------------------
OUTSTANDING AS OF DECEMBER 31, 2001         1,056         $3.25 to $13.50
                                         ---------------------------------------

                                      F-22

The number of shares exercisable as of December 31, 2001 was 536,000.

During fiscal 1991, the Board of Directors approved the granting of nonqualified stock options to purchase 110,000 shares at an option price of $4.13 to the
Chief Executive Officer of the Company. In fiscal 1992, an option to purchase
50,000 shares was granted to another officer of the Company at an option price of $3.25, with an expiration date of November 30, 1998. Options for 25,100 and
24,900 shares were exercised during fiscal 1998 and 1999, respectively. In fiscal 1996, an option to purchase 50,000 shares was granted to a subsidiary officer at an option price of $8.375 and was exercisable 20% at July 31, 1997, and 50%, 20% and 10% on or after October 13, 1997, April 13, 1998, and April 13,
1999, respectively, with no expiration date, except in the event of termination, disability or death, provided that the subsidiary officer has been employed through such date. Options for 8,000 shares, 10,000 shares and 34,000 shares were exercised during the fiscal year ended July 31, 1998, the five months ended
December 31, 1999, and year ended December 31, 2000, respectively. The remaining options are exercisable at any time after the date of grant with no expiration date, except in the event of termination, disability or death. All of the option prices are equivalent to 100% of market value at date of grant.

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for
Stock Issued to Employees," and related interpretations in accounting for its plans. Accordingly, no compensation expense has been recognized in the accompanying consolidated statements of operations for its stock-based compensation plans. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under these plans consistent with the methodology prescribed under SFAS No. 123,
"Accounting for Stock-Based Compensation," the Company's net income (loss) and net income (loss) per common share would have been as follows:

                                    Twelve Months    Twelve Months     Twelve Months    Five Months       Five Months
                                       Ended             Ended            Ended            Ended             Ended
                                     December 31,     December 31,       July 31,       December 31,      December 31,
                                        2001             2000             1999              1999             1998
                                   ----------------------------------------------------------------------------------

Net income (loss) - as
  reported ..................      $(10,650,000)      $1,700,000       $5,406,000        $(684,000)       $1,961,000
Net income (loss) - pro forma      $(11,389,000)      $1,153,000       $4,799,000        $(909,000)       $1,695,000
Diluted net income (loss) per
 common share as reported ...      $      (1.87)      $      .30       $      .92        $    (.12)       $      .33
Diluted net income (loss) per
 common share pro forma .....      $      (2.00)      $      .20       $      .82        $    (.16)       $      .29

                                      F-23

The fair value of each option grant is estimated on the date of grant using the
Black-Scholes option pricing model with the following weighted average assumptions:

                                        Twelve Months      Twelve Months       Twelve Months       Five Months     Five Months
                                           Ended               Ended               Ended             Ended            Ended
                                        December 31,        December 31,          July 31,        December 31,     December 31,
                                            2001                2000                1999               1999            1998
                                        ---------------------------------------------------------------------------------------

Expected dividend yield ...........          0.0%                .94%               .73%               .38%             .33%
Expected stock price volatility ...        45.95%              29.58%              29.7%             29.58%            36.6%
Risk-free interest rate ...........          5.0%                6.3%               5.0%               6.1%             4.9%
Expected life of option ...........       7 years             7 years            7 years            7 years          7 years

Transactions from August 1, 1998 through December 31, 2001, under the above plans, were as follows:

                                          Number of                                                  Weighted Average
                                            Shares             Option Price           Weighted        Life Remaining
                                        (In thousands)          per Share           Average Price        (Years)
                                        ------------------------------------------------------------------------------

Outstanding as of August 1, 1998 ..           653           $3.25 to $14.625            $ 7.67             6.73
Granted ...........................           194           $11.125 to $14.625
Exercised .........................           (88)          $3.25 to $11.125
Cancelled .........................           (30)          $9.375 to $14.625
                                        ------------------------------------------------------------------------------
Outstanding as of July 31, 1999 ...           729           $3.25 to $14.625            $ 8.85             6.71
Granted ...........................           148           $12.125 to $13.875
Exercised .........................           (32)          $3.25 to $11.156
Cancelled .........................           (52)          $11.00 to $14.5625
                                        ------------------------------------------------------------------------------
Outstanding as of December 31, 1999           793           $3.25 to $14.625            $ 9.46             6.80
Granted ...........................           163           $9.1875 to $12.84
Exercised .........................           (97)          $3.25 to $9.375
Cancelled .........................           (34)          $6.875 to $13.50
                                        ------------------------------------------------------------------------------
Outstanding as of December 31, 2000           825           $3.25 to $14.625            $10.06             6.64
Granted ...........................           502           $5.75 to $12.175
Exercised .........................           (41)          $6.875 to $13.50
Cancelled .........................           (18)          $3.25 to $13.50
                                        ------------------------------------------------------------------------------
OUTSTANDING AS OF DECEMBER 31, 2001         1,268           $3.25 to $14.625            $ 9.56             7.98
                                        ------------------------------------------------------------------------------
EXERCISABLE AS OF DECEMBER 31, 2001           749           $3.25 to $14.625            $ 9.56
                                        ------------------------------------------------------------------------------

The following tables segregate the outstanding options and exercisable options as of December 31, 2001, into five ranges:

   Options Outstanding         Range of Option Prices              Weighted         Weighted Average Life Remaining
     (In thousands)                  per Share                   Average Price                 (Years)
-------------------------------------------------------------------------------------------------------------------

           162                    $3.25 to $5.6875                 $ 4.074442                    7.08
           369                    $5.75 to $10.875                 $ 6.777959                    8.46
           288                    $11.00 to $12.00                 $11.379993                    7.18
           314                  $12.0313 to $13.0625               $12.289174                    8.77
           135                   $13.50 to $14.625                 $13.571681                    7.65
         -----
         1,268
         -----

   Options Exercisable         Range of Option Prices              Weighted
      (In thousands)                 per Share                   Average Price
--------------------------------------------------------------------------------

           163                    $3.25 to $5.6875                 $ 4.074442
           165                    $5.75 to $10.875                 $ 7.544435
           209                    $11.00 to $12.00                 $11.323752
           127                  $12.0313 to $13.0625               $12.437501
            85                   $13.50 to $14.625                 $13.614000
         -----

         -----

                                      F-24

NOTE 13.  CASH FLOW INFORMATION

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments, purchased with an original maturity of three months or less, to be cash equivalents.

In accordance with Statement of Financial Accounting Standard No. 95, "Statement
of Cash Flows", cash flows from Elektro-Metall Export GmbH's ("EME") operations are calculated based on their reporting currencies. As a result, amounts related to assets and liabilities reported on the consolidated cash flows will not necessarily agree with the translation adjustment recorded on the consolidated balance sheet. The effect of exchange rate changes on cash balances held in foreign currencies is reported on a separate line in the statement of cash flows.

In November 2001, EME received approximately $4,100,000 as a progress payment related to a customer contract. The contract requires that the cash received from this progress payment be specifically utilized for expenditures related to
EME's performance under this program. As of December 31, 2001, approximately
$3,600,000 of this progress payment is included as a component of other accrued liabilities in the accompanying consolidated balance sheet.

Supplemental disclosures of cash flow information:

                        Twelve Months   Twelve Months   Twelve Months    Five Months     Five Months
                           Ended           Ended           Ended           Ended            Ended
                        December 31,     December 31,     July 31,       December 31,    December 31,
                            2001            2000            1999            1999            1998
                        -----------------------------------------------------------------------------
                                                       (In thousands)

Interest paid .....        $3,378          $3,026          $  950          $  970           $434
Income taxes paid .        $1,891          $1,288          $3,208          $1,646           $509

Non-cash investing and financing activities:

During 2001, the Company sold substantially all of the assets of SL Waber and the stock of Waber de Mexico S.A. de C.V. for $1,053,000. In conjunction with this sale, net assets deconsolidated were as follows:

    Book value of net assets sold .............      $3,798,000
    Cash received .............................      $1,053,000

During fiscal 1999, Condor acquired certain of the net operating assets of Todd
Products for $7,430,000. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired ..............     $12,738,000
    Cash paid ..................................     $ 7,430,000
    Liabilities assumed ........................     $ 5,308,000

During fiscal 1999, the Company acquired all of the capital stock of RFL for
$12,462,000. In conjunction with the acquisition, liabilities were assumed as follows:

    Fair value of assets acquired ..............     $16,417,000
    Cash paid ..................................     $12,387,000
    Liabilities assumed ........................     $ 5,166,000

                                      F-25

NOTE 14. INDUSTRY SEGMENTS

During the years ended December 31, 2000 and July 31, 1999 and the five months ended December 31, 1999 and December 31, 1998, the Company was comprised of six business segments: Power Supplies, Power Conditioning and Distribution Units,
Motion Control Systems, Electric Utility Equipment Protection Systems, Surge
Suppressors and Other. The Surge Suppressor segment was discontinued in 2001 as a result of the sale of the assets of SL Waber. For the year ended December 31,
2001, the Company changed the composition of its reportable segments to individual operating business units. Segment information for all periods presented has been restated to conform with the December 31, 2001 presentation.
At December 31, 2001, the Company was comprised of six operating business units.
Condor produces a wide range of standard and custom power supply products that convert AC or DC power to direct electrical current to be used in customers' end products. Power supplies closely regulate and monitor power outputs, using patented filter and other technologies, resulting in little or no electrical interference. Teal is a leader in the design and manufacture of customized power conditioning and power distribution units. Teal products are developed and manufactured for custom electrical subsystems for Original Equipment
Manufacturers of semiconductor, medical imaging, graphics, and telecommunications systems. SL-MTI is a technological leader in the design and manufacture of intelligent, high power density precision motors. New motor and motion controls are used in numerous applications, including aerospace, medical, and industrial products. EME is a leader in electromechanical actuation systems, power drive units, and complex wire harness systems for use in the aerospace and automobile industries. RFL designs and manufactures teleprotection products/systems that are used to protect utility transmission lines and apparatus by isolating faulty transmission lines from a transmission grid. RFL provides customer service and maintenance for all electric utility equipment protection systems. SurfTech produces industrial coatings and platings for equipment in the corrugated paper and telecommunications industries. The other segment includes corporate related items not allocated to reportable segments and the results of insignificant operations. The accounting policies of these business units are the same as those described in the summary of significant accounting policies (see Note 1 for additional information). The Company's reportable business units are managed separately because each offers different products and services and requires different marketing strategies.

Business unit operations are conducted through domestic and foreign subsidiaries. For all periods presented, sales between business units were not material. No single customer accounted for more than 10% of consolidated net sales or a segment's net sales during 2001, 2000, fiscal 1999, or the five months ended December 31, 1999 or December 31, 1998.

                   Twelve Months    Twelve Months   Twelve Months    Five Months     Five Months
                       Ended            Ended           Ended           Ended           Ended
                    December 31,     December 31,      July 31,      December 31,    December 31,
                       2001             2000             1999           1999             1998
                   ------------------------------------------------------------------------------
                                                      (In thousands)

NET SALES
Condor .....         $ 48,742         $ 62,567         $30,428         $25,341         $11,778
Teal .......           13,320           21,832          15,156           8,609           5,600
SL-MTI .....           19,262           14,201          15,081           5,765           5,894
EME ........           25,609           22,541          19,992           8,122           8,394
RFL ........           28,447           24,426           5,274          10,073              --
Surf Tech ..            3,087            2,838           2,763           1,122           1,143
                   ------------------------------------------------------------------------------
Consolidated         $138,467         $148,405         $88,694         $59,032         $32,809
                   ==============================================================================

                                      F-26

                                             Twelve Months    Twelve Months   Twelve Months    Five Months     Five Months
                                                Ended             Ended          Ended            Ended           Ended
                                              December 31,     December 31,     July 31,       December 31,    December 31,
                                                 2001             2000             1999            1999           1998
                                             ------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                                                (In thousands)

Condor ..................................      $  1,226         $ 4,203          $ 5,776         $ 2,118         $2,289
Teal ....................................           603           3,803            1,987           1,350            424
SL-MTI ..................................         1,981           1,032            1,223             (91)           336
EME .....................................         3,152           2,082            1,654             956            482
RFL .....................................         3,230           2,523              510           1,167             --
Surf Tech ...............................          (760)           (115)              10              94              9
Other expenses and Corporate office .....        (6,188)         (1,637)            (407)         (1,023)          (559)
Write-down of inventory (a) .............        (2,940)             --               --              --             --
Restructuring charges (b) ...............        (3,868)             --               --              --             --
Impairment of intangible assets (c) .....        (4,270)             --               --              --             --
Settlement of class action suit .........            --             875               --              --             --
                                             ------------------------------------------------------------------------------
Income (loss) from operations ...........        (7,834)         12,766           10,753           4,571          2,981
Demutualization of life insurance company            --              --               --           1,812             --
Interest income .........................           366             344              250              75            120
Interest expense ........................        (3,407)         (3,045)            (991)         (1,077)          (391)
                                             ------------------------------------------------------------------------------
Income (loss) from continuing operations
before taxes ............................      $(10,875)        $10,065          $10,012         $ 5,381         $2,710
                                             ==============================================================================

(a) Includes $2,890 and $50 related to Condor and Surf Tech, respectively (see
    Note 16).

(b) Includes $3,683 and $185 related to Condor and Surf Tech, respectively (see
    Note 16).

(c) Includes $4,145 and $125 related to Condor and Surf Tech, respectively (see
    Note 16).

                                           As of            As of
                                        December 31,     December 31,
                                           2001              2000
                                        -----------------------------
IDENTIFIABLE ASSETS                            (In thousands)

Condor .........................         $ 20,740         $ 31,889
Teal ...........................            9,834           11,108
SL-MTI .........................           11,637            9,410
EME ............................           23,524           18,215
RFL ............................           17,445           16,193
Surf Tech ......................            3,929            3,533
Other including Corporate Office           20,649           23,133
                                         --------         --------
Consolidated ...................         $107,758         $113,481
                                         ========         ========

                                     Twelve Months    Twelve Months   Twelve Months    Five Months     Five Months
                                         Ended           Ended            Ended           Ended           Ended
                                      December 31,     December 31,      July 31,      December 31,    December 31,
                                         2001             2000             1999            1999            1998
                                     ------------------------------------------------------------------------------
CAPITAL EXPENDITURES(1)                                                       (In thousands)

Condor .........................        $  578          $  270           $  203            $151          $  136
Teal ...........................            11             122              235             121             158
SL-MTI .........................           196             280              760              52             659
EME ............................           632             398              340             128             130
RFL ............................           195             434              151             297              --
Surf Tech ......................           671             958              163              98             117
Other including Corporate Office            59             101               49               2              47
                                     ------------------------------------------------------------------------------
Consolidated ...................        $2,342          $2,563           $1,901            $849          $1,247
                                     ==============================================================================

(1) Excludes assets acquired in business combinations.

                                      F-27

                                     Twelve Months   Twelve Months   Twelve Months    Five Months     Five Months
                                        Ended            Ended          Ended            Ended           Ended
                                      December 31,    December 31,     July 31,       December 31,    December 31,
                                         2001             2000           1999             1999           1998
                                     -----------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION                                      (In thousands)

Condor .........................        $1,745          $1,581          $  679          $  626             394
Teal ...........................           762             836             873             369             372
SL-MTI .........................           395             403             378             173             163
EME ............................           418             394             570             184             207
RFL ............................           795             770             169             328              --
Surf Tech ......................           386             301             252             106             110
Other including Corporate Office            86              94             171              44              --
                                     -----------------------------------------------------------------------------
Consolidated ...................        $4,587          $4,379          $3,092          $1,830          $1,246
                                     =============================================================================

Financial information relating to the Company's segments by geographic area as follows:

                          Twelve         Twelve          Twelve         Five           Five
                          Months         Months          Months         Months         Months
                          Ended          Ended           Ended          Ended          Ended
                       December 31,    December 31,     July 31,      December 31,   December 31,
                           2001           2000            1999           1999           1998
                       --------------------------------------------------------------------------
NET SALES(1)                                          (In thousands)

United States ...        $100,796        $113,731        $64,895        $46,354        $23,314
Germany .........          20,762          17,856         14,917          6,378          7,019
Other Foreign ...          16,909          16,818          8,882          6,300          2,476
                       --------------------------------------------------------------------------
Consolidated ....        $138,467        $148,405        $88,694        $59,032        $32,809
                       ==========================================================================
LONG-LIVED ASSETS
United States ...        $ 22,407        $ 28,961        $30,529        $28,146        $12,854
Germany .........           9,407           9,215          9,639          9,454         10,034
Other Foreign ...           1,814           2,375          1,570          2,688            417
                       --------------------------------------------------------------------------
Consolidated ....        $ 33,628        $ 40,551        $41,738        $40,288        $23,305
                       ==========================================================================

(1) Net sales are attributed to countries based on location of customer.

NOTE 15. FOREIGN OPERATIONS

In addition to manufacturing operations in California, Minnesota, New Jersey and
Maryland, the Company manufactures substantial quantities of products in leased premises located in Mexicali and Matamoros, Mexico; Ingolstadt, Germany; and
Paks, Hungary. These external and foreign sources of supply present risks of interruption for reasons beyond the Company's control, including political and other uncertainties. During the year ended December 31, 2001, the Company manufactured products in two additional facilities in Mexico. The Condor plant in Reynosa, Mexico was closed in March 2002, and the SLW Holdings plant in
Nogales, Mexico was sold in September 2001.

Generally, the Company's sales are priced in United States dollars and German marks (European Union euros effective January 1, 2002), and its costs and expenses are priced in United States dollars, Mexican pesos, German marks
(European Union euros effective January 1, 2002), and Hungarian forints.
Accordingly, the competitiveness of the Company's products relative to locally produced products may be affected by the performance of the United States dollar compared with that of its foreign customers' currencies. Foreign sales comprised
27%, 23% and 27% of sales for the years ended December 31, 2001 and December 31,
2000, and fiscal year

                                      F-28

ended July 31, 1999, respectively. Foreign sales comprised 21% and 29% of sales for the five months ended December 31, 1999 and 1998, respectively.
Additionally, the Company is exposed to foreign currency transaction and translation losses which might result from adverse fluctuations in the values of the Mexican peso, German mark (European Union euro effective January 1, 2002), and Hungarian forint. As of December 31, 2001, the Company had net liabilities of $241,000 subject to fluctuations in the value of the Mexican peso, net assets of $4,578,000 subject to fluctuations in the value of the German mark, and net assets of $507,000 subject to fluctuations in the value of the Hungarian forint.
Fluctuations in the value of the Mexican peso, German mark, and Hungarian forint have not been significant in 2000 and 2001. However, there can be no assurance that the value of the Mexican peso, European Union euro, or Hungarian forint will continue to remain stable.

EME manufactures all of its products in Germany or Hungary and incurs its costs in German marks (European Union euros effective January 1, 2002) or Hungarian forints. EME's sales are priced in German marks (European Union euros effective
January 1, 2002) and United States dollars. Condor manufactures substantially all of its products in Mexico and incurs its labor costs and supplies in Mexican pesos. SL-MTI manufactures an increasing amount of its products in Mexico and incurs related labor costs and supplies in Mexican pesos. Both Condor and SL-MTI price their sales in United States dollars. EME maintains its books and records in German marks (European Union euros effective January 1, 2002), and its
Hungarian subsidiary maintains its books and records in Hungarian forints. The
Mexican subsidiaries of Condor and SL-MTI maintain their books and records in
Mexican pesos.

NOTE 16. RESTRUCTURING COSTS AND IMPAIRMENT CHARGES

The Company recorded restructuring, impairment charges, and inventory write-downs during the year ended December 31, 2001 summarized as follows:

                                                                  Impairment      Inventory
                                                Restructuring         of            Write-
                                                   Costs         Intangibles        downs
                                                -------------------------------------------
                                                               (In thousands)

Condor - intangible asset impairment ....          $   --          $4,145          $   --
Condor - workforce reduction and other ..           3,683              --              --
Condor - inventory write-off ............              --              --           2,890
Surf Tech - intangible asset impairment .              --             125              --
Surf Tech - fixed asset write-offs ......             125              --              --
Surf Tech - workforce reduction and other              60              --              --
Surf Tech - inventory write-off .........              --              --              50
                                                -------------------------------------------
   Total restructuring and impairment
   charges ..............................          $3,868          $4,270          $2,940
                                                ===========================================

The Condor restructuring charge relates to the closure of its facility in
Reynosa, Mexico. The workforce reduction charges are primarily for severance costs and are discussed more fully below.

During 2001, the Company implemented a plan to restructure certain of its operations as a result of a significant reduction in the demand for products by telecommunications equipment

                                      F-29

manufacturers. The sharp decrease in orders for telecommunications-related products occurred abruptly in the first quarter and continued to the end of
2001. As a result, the Company needed to reduce its fixed costs and manufacturing capacity in line with substantially lower sales forecasts.

The restructuring plan was designed to address these requirements in a deliberate manner that would not overburden the Company's personnel and monetary resources. It consisted of the following actions:

         1)       the closure of Condor's engineering and sales support facility in Brentwood, New York;
         2)       the closure of Condor's manufacturing facility in Reynosa,
                  Mexico; and
         3)       the substantial reduction in employees and staff at Condor's continuing manufacturing facilities in Mexicali, Mexico and headquarters in Oxnard, California.

The charge for facility closures relates primarily to the write-off of equipment and other fixed assets to be disposed of or abandoned. A portion of the charge represents the Company's estimate of the future lease commitments and buyout options for closed facilities. The Company anticipates that such facilities will be closed and assets will be disposed of by the end of the second quarter of
2002. Lease payments for the closed facilities extend into 2003.

The restructuring plan included the termination of approximately 828 employees, and payment of related severance benefits. Approximately 810 employees have been terminated as of December 31, 2001. The remaining terminations and associated termination payments are expected to be effected in the first quarter of 2002.

As of December 31, 2001, approximately $1,163,000 of the restructuring costs is included as a component of other accrued liabilities in the accompanying consolidated balance sheet.

NOTE 17. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                      Three Months       Three Months        Three Months           Three Months
                                                         Ended              Ended                Ended                  Ended
                                                     March 31, 2001     June 30, 2001      September 30, 2001     December 31, 2001
                                                     ------------------------------------------------------------------------------
                                                                           (In thousands, except per share data)
TWELVE MONTHS ENDED DECEMBER 31, 2001

Net sales (a) .................................          $37,582           $32,479               $33,968               $34,438
Gross margin (b) ..............................          $12,294           $ 7,102               $11,347               $11,321
Income (loss) from continuing operations before
income taxes (c) ..............................          $ 1,359           $(4,734)              $(1,489)              $(6,011)
Net income (loss) (d) .........................          $   479           $(5,312)              $(2,710)              $(3,107)
Diluted net income per common share ...........          $  0.08           $ (0.93)              $ (0.47)              $ (0.54)

(a) Excludes net sales from discontinued
    operations of .............................          $ 6,145           $ 2,913               $ 1,258               $    --
(b) Excludes gross margin from discontinued
    operations of .............................          $   589           $   393               $  (338)              $    --
(c) Excludes income (losses) before income
    taxes from discontinued operations of .....          $  (500)          $(1,063)              $(5,461)              $ 1,884
(d) Includes income (losses) from
    discontinued operations net of
    tax .......................................          $   (32)          $(2,586)              $(1,626)              $   297

                                      F-30

                                                   ----------------------------------------------------------------------------
                                                    Three Months     Three Months          Three Months         Three Months
                                                        Ended            Ended                Ended                 Ended
                                                   March 31, 2000    June 30, 2000      September 30, 2000    December 31, 2000
                                                   ----------------------------------------------------------------------------
                                                                            (In thousands, except per share data)

TWELVE MONTHS ENDED DECEMBER 31, 2000

Net sales (e) ..................................       $37,409           $39,098               $36,260             $35,638
Gross margin (f) ...............................       $13,862           $13,985               $11,111             $12,152
Income from continuing operations
        before income taxes (g) ................       $ 2,648           $ 2,899               $ 2,390             $ 2,128
Net income (loss)(h) ...........................       $   548           $   796               $   729             $  (373)
Diluted net income per common share ............       $  0.09           $  0.14               $  0.13             $ (0.07)

(e) Excludes net sales from discontinued
    operations of ..............................       $ 6,128           $ 5,046               $ 4,582             $ 3,585
(f) Excludes gross margin from discontinued
    operations of ..............................       $ 1,201           $   977               $   325             $  (430)
(g) Excludes (losses) before income taxes
    from discontinued operations of ............       $(1,567)          $(1,546)              $(1,763)            $(2,902)
(h) Includes (losses) from discontinued
    operations net of tax ......................       $(1,007)          $  (996)              $(1,119)            $(1,601)

                                      F-31

                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS

---------------------------------------------------------------------------------------------------------------------------------
                                                                          Additions
                                                                          ---------
                                                  Balance at    Charged to      Charged
                                                  Beginning     Costs and       to Other                       Balance at End of
Description                                       of Period      Expenses       Accounts        Deductions          Period
---------------------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands)

TWELVE MONTHS ENDED DECEMBER 31, 2001
Allowance for:
  Doubtful accounts ............................     $560          $469          $ --             $461(b)            $568

TWELVE MONTHS ENDED DECEMBER 31, 2000
Allowance for:
  Doubtful accounts ............................     $416          $389          $ 40(a)          $285(b)            $560

TWELVE MONTHS ENDED JULY 31, 1999
 Allowance for:
  Doubtful accounts ............................     $233          $ 40          $142(a)          $ 35(b)            $380

FIVE MONTHS ENDED DECEMBER 31, 1999
Allowance for:
  Doubtful accounts ............................     $380          $ 10          $ 58(a)          $ 32(b)            $416

FIVE MONTHS ENDED DECEMBER 31, 1998 (Unaudited)
Allowance for:
  Doubtful accounts ............................     $233          $ 13          $ 32(a)          $  0(b)            $278

(a)  Due to reclassifications.
(b)  Accounts receivable written off, net of recoveries.

                                      F-32

SL INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                  June 30,            December 31,
                                                                                    2002                  2001
                                                                                -------------         -------------
                                                                                 (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                    $   2,722,000         $   6,577,000
   Receivables, net                                                                21,762,000            36,041,000
   Inventories                                                                     19,582,000            20,497,000
   Prepaid expenses                                                                   997,000               815,000
   Deferred income taxes                                                            6,452,000             6,300,000
                                                                                -------------         -------------
       Total current assets                                                        51,515,000            70,230,000
Property, plant and equipment, less accumulated depreciation
  of $20,866,000 and $18,941,000, respectively                                     18,574,000            18,829,000
Deferred income taxes                                                               2,048,000             2,014,000
Cash surrender value of life insurance policies                                       949,000             1,323,000
Intangible assets, less accumulated amortization
  of $6,216,000 and $6,017,000, respectively                                       14,602,000            14,799,000
Other assets                                                                          437,000               563,000
                                                                                -------------         -------------
        Total assets                                                            $  88,125,000         $ 107,758,000
                                                                                -------------         -------------

LIABILITIES
Current liabilities:
   Short-term bank debt                                                         $   2,534,000         $   1,367,000
   Long-term debt due within one year                                              20,387,000            35,829,000
   Accounts payable                                                                 5,673,000             8,149,000
   Accrued income taxes                                                             1,717,000             2,019,000
   Accrued liabilities:
     Payroll and related costs                                                      5,585,000             7,609,000
     Other                                                                         10,663,000            11,781,000
                                                                                -------------         -------------
        Total current liabilities                                                  46,559,000            66,754,000
Long-term debt less portion due within one year                                        62,000             1,009,000
Deferred compensation and supplemental retirement benefits                          4,252,000             4,268,000
Other liabilities                                                                   2,771,000             2,523,000
                                                                                -------------         -------------
        Total liabilities                                                          53,644,000            74,554,000
                                                                                -------------         -------------

Commitments and contingencies (Note 8)

SHAREHOLDERS' EQUITY
Preferred stock, no par value; authorized, 6,000,000 shares; none issued                   --                    --
Common stock, $.20 par value; authorized, 25,000,000 shares;
  issued, 8,298,000 shares                                                          1,660,000             1,660,000
Capital in excess of par value                                                     38,788,000            39,025,000
Retained earnings                                                                   8,852,000             8,897,000
Accumulated other comprehensive income (loss)                                         397,000                (5,000)
Treasury stock at cost, 2,394,000 and 2,587,000 shares, respectively              (15,216,000)          (16,373,000)
                                                                                -------------         -------------
        Total shareholders' equity                                                 34,481,000            33,204,000
                                                                                -------------         -------------
        Total liabilities and shareholders' equity                              $  88,125,000         $ 107,758,000
                                                                                -------------         -------------

See accompanying notes to consolidated financial statements.

                                      F-33

                              SL INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                    Three-Months Ended *              Six-Months Ended *
                                                                            June 30,                        June 30,
                                                                      2002           2001              2002             2001
                                                                 ------------     ------------     ------------     ------------

Net sales                                                        $ 34,409,000     $ 32,479,000     $ 67,356,000     $ 70,061,000
                                                                 ------------     ------------     ------------     ------------
Cost and expenses:
  Cost of products sold                                            23,369,000       22,486,000       44,702,000       47,774,000
  Write-down of inventory                                                  --        2,890,000               --        2,890,000
  Engineering and product development                               1,834,000        2,253,000        4,050,000        4,581,000
  Selling, general and administrative                               7,576,000        6,659,000       14,862,000       13,489,000
  Depreciation and amortization                                       870,000        1,167,000        1,744,000        2,313,000
  Special charges                                                       9,000               --        1,834,000               --
  Restructuring costs                                                  40,000        1,108,000          265,000        1,108,000
                                                                 ------------     ------------     ------------     ------------
Total cost and expenses                                            33,698,000       36,563,000       67,457,000       72,155,000
                                                                 ------------     ------------     ------------     ------------
Income (loss) from operations                                         711,000       (4,084,000)        (101,000)      (2,094,000)
Other income (expense):
  Interest income                                                      62,000          107,000          140,000          179,000
  Interest expense                                                   (431,000)        (757,000)        (985,000)      (1,460,000)
                                                                 ------------     ------------     ------------     ------------
Income (loss)  from continuing operations before income taxes         342,000       (4,734,000)        (946,000)      (3,375,000)
Income tax provision (benefit)                                         11,000       (2,008,000)        (588,000)      (1,160,000)
                                                                 ------------     ------------     ------------     ------------
Income (loss) from continuing operations                              331,000       (2,726,000)        (358,000)      (2,215,000)
Discontinued operations (net of tax)                                       --       (2,586,000)         313,000       (2,618,000)
                                                                 ------------     ------------     ------------     ------------
Net income (loss)                                                $    331,000     $ (5,312,000)    $    (45,000)    $ (4,833,000)
                                                                 ============     ============     ============     ============

BASIC NET INCOME (LOSS) PER COMMON SHARE
    Income (loss) from continuing operations                     $       0.06     $      (0.48)    $      (0.06)    $      (0.39)
    Discontinued operations (net of tax)                                   --            (0.45)            0.05            (0.46)
                                                                 ------------     ------------     ------------     ------------
    Net income (loss)                                            $       0.06     $      (0.93)    $      (0.01)    $      (0.85)
                                                                 ============     ============     ============     ============

DILUTED NET INCOME (LOSS) PER COMMON SHARE
    Income (loss) from continuing operations                     $       0.06     $      (0.48)    $      (0.06)    $      (0.39)
    Discontinued operations (net of tax)                                   --            (0.45)            0.05            (0.46)
                                                                 ------------     ------------     ------------     ------------
    Net income (loss)                                            $       0.06     $      (0.93)    $      (0.01)    $      (0.85)
                                                                 ============     ============     ============     ============

Shares used in computing basic net income (loss)
  per common share                                                  5,894,000        5,705,000        5,839,000        5,690,000
Shares used in computing diluted net income (loss)
  per common share                                                  5,930,000        5,705,000        5,839,000        5,690,000

* RECLASSIFIED FOR COMPARATIVE PURPOSES ONLY.

See accompanying notes to consolidated financial statements.

                                      F-34

                              SL INDUSTRIES, INC.
               CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS
                                   (Unaudited)

                                                                        Three-Months Ended             Six-Months Ended
                                                                              June 30,                      June 30,
                                                                        2002           2001            2002            2001
                                                                     -----------    -----------     -----------     -----------

Net income (loss)                                                    $   331,000    $(5,312,000)    $   (45,000)    $(4,833,000)
Other comprehensive income (loss):
  Currency translation adjustment, net of related taxes                  389,000        (38,000)        402,000         (26,000)
                                                                     -----------    -----------     -----------     -----------
Comprehensive income (loss)                                          $   720,000    $(5,350,000)    $   357,000     $(4,859,000)
                                                                     ===========    ===========     ===========     ===========

See accompanying notes to consolidated financial statements.

                                      F-35

                              SL INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND JULY 1, 2001
                                   (UNAUDITED)

                                                                                                       2002               2001
                                                                                                  ------------       ------------

OPERATING ACTIVITIES:
  Net loss from continuing operations                                                             $   (358,000)      $ (2,215,000)
  Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities:
     Depreciation                                                                                    1,427,000          1,509,000
     Amortization                                                                                      317,000            804,000
     Restructuring charges                                                                             265,000          1,108,000
     Write-down of inventory                                                                                --          2,890,000
     Provisions for losses on accounts receivable                                                      (30,000)           185,000
     Additions to other assets                                                                           9,000            (78,000)
     Cash surrender value of life insurance premiums                                                    31,000           (653,000)
     Deferred compensation and supplemental retirement benefits                                        248,000            329,000
     Deferred compensation and supplemental retirement benefit payments                             (1,780,000)          (264,000)
     (Increase) decrease in deferred income taxes                                                      349,000         (1,707,000)
     (Gain) loss on sales of equipment                                                                  (6,000)             1,000
     Investment in Kreiss Johnson                                                                           --             56,000
     Changes in operating assets and liabilities, excluding effects of business disposition:
       Accounts receivable                                                                           1,818,000            425,000
       Inventories                                                                                   1,401,000           (759,000)
       Prepaid expenses                                                                               (154,000)            40,000
       Accounts payable                                                                             (1,675,000)        (3,923,000)
       Other accrued liabilities                                                                    (3,946,000)        (2,021,000)
       Accrued income taxes                                                                          2,938,000          1,920,000
                                                                                                  ------------       ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                                    854,000         (2,353,000)
                                                                                                  ------------       ------------

INVESTING ACTIVITIES:
  Proceeds from sales of equipment                                                                      15,000                 --
  Purchases of property, plant and equipment                                                        (1,120,000)        (1,725,000)
  Increase in notes receivable                                                                              --             19,000
  Proceeds from cash surrender life insurance policies                                               10,676,000                 --
                                                                                                  ------------       ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                                                  9,571,000         (1,706,000)
                                                                                                  ------------       ------------

FINANCING ACTIVITIES:
  Proceeds from short-term debt                                                                        917,000            873,000
  Proceeds from long-term debt                                                                      10,300,000         12,645,000
  Payments on long-term debt                                                                       (26,711,000)       (11,183,000)
  Proceeds from stock options exercised                                                                754,000            442,000
  Treasury stock sold                                                                                  166,000            125,000
                                                                                                  ------------       ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                                (14,574,000)         2,902,000
                                                                                                  ------------       ------------
NET CASH PROVIDED BY DISCONTINUED OPERATIONS                                                            25,000            120,000
Effect of exchange rate changes on cash                                                                269,000           (152,000)
                                                                                                  ------------       ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                             (3,855,000)        (1,189,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                                     6,577,000          1,189,000
                                                                                                  ------------       ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                        $  2,722,000       $         --
                                                                                                  ============       ============

Supplemental disclosures of cash flow information: Cash paid during the year for:
    Interest                                                                                      $  1,107,000       $  1,630,000
    Income taxes                                                                                  $    655,000       $    450,000

See accompanying notes to consolidated financial statements.

                                      F-36

SL INDUSTRIES, INC.

Notes to Consolidated Financial Statements

1.  BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Article 10 of
Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the accompanying financial statements contain all adjustments (consisting of normal recurring adjustments)
considered necessary for a fair presentation. Operating results for interim periods are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereon included in the Company's Annual Report on Form 10-K for the year ended December
31, 2001.

LIQUIDITY: The Company is party to a Second Amended and Restated Credit
Agreement, dated December 13, 2001, as amended (the "Revolving Credit
Facility"), that allows the Company to borrow for working capital and other purposes. The Revolving Credit Facility contains certain financial and non-financial covenants, including requirements for certain minimum levels of net income and a minimum fixed charge coverage ratio, as defined therein, on a quarterly basis. As of December 31, 2001, the Company was in violation of the net income covenant for the fourth quarter of 2001. In addition, on March 1,
2002, the Company was notified that it was in default under the Revolving Credit
Facility due to its failure to meet the previously scheduled debt reduction to
$25,500,000 on March 1, 2002.

On May 23, 2002, the Company and its lenders reached an agreement, pursuant to which the lenders granted a waiver of default and amendments to the violated financial covenants, so that the Company will be in full compliance with the
Revolving Credit Facility. The agreement provides, among other things, for the
Company to pay-down outstanding borrowings by $689,000 to $25,500,000 and for the payment to the lenders of an amendment fee of $130,000.

The Company is currently seeking to refinance the Revolving Credit Facility. The
Revolving Credit Facility matures on December 31, 2002 and provides for the payment of a facility fee of $780,000 in the event that the Revolving Credit
Facility is not repaid by September 30, 2002 or by October 31, 2002 under certain circumstances. There can be no assurance that the Company will be able to refinance the Revolving Credit Facility prior to October 31, 2002 or that the
Revolving Credit Facility will be refinanced successfully. For more information regarding the Revolving Credit Facility, see Note 6, as well as "Item 2.
Management's Discussion and Analysis of Financial Condition and Results of
Operations" included in this Quarterly Report on Form 10-Q.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

                                      F-37

2. RECEIVABLES

Receivables at June 30, 2002 and December 31, 2001 consisted of the following:

                                             June 30,      December 31,
                                               2002           2001
                                             --------------------------
                                                   (in thousands)

Trade receivables .....................      $ 20,161       $ 20,189
Less allowances for doubtful accounts .          (321)          (568)
                                             --------------------------
                                               19,840         19,621
Receivables for life insurance policies
surrendered ...........................            --         10,229
Recoverable income taxes ..............         1,698          4,355
Other .................................           224          1,836
                                             --------------------------
                                             $ 21,762       $ 36,041
                                             ==========================

In January 2002, the Company received $10,229,000 from the surrender value of life insurance policies. These funds were used to pay down debt under the
Company's Revolving Credit Facility. See Notes 1 and 6.

3. INVENTORIES

Inventories at June 30, 2002 and December 31, 2001 consisted of the following:

                           June 30,           December 31,
                             2002               2001
                         ---------------------------------
                                (in thousands)

Raw materials .......    $ 14,326           $ 15,341

Work in process .....       6,086              5,261
Finished goods ......       2,455              3,401
                         ---------------------------------

                           22,867             24,003
Less allowances .....      (3,285)            (3,506)
                         ---------------------------------
                         $ 19,582           $ 20,497
                         =================================

4. INCOME (LOSS) PER SHARE

The Company has presented net income (loss) per common share pursuant to the
Financial Accounting Standards Board Statement of Financial Accounting Standards
("SFAS") No. 128, "Earnings per Share." Basic net income (loss) per common share is computed by dividing reported net income (loss) available to common shareholders by the weighted average number of shares outstanding for the period. Diluted net income per common share is computed by dividing reported net income available to common shareholders by the weighted average shares outstanding for the period, adjusted for the dilutive effect of common stock equivalents, which consist of stock options, using the treasury stock method.

                                      F-38

The table below sets forth the computation of basic and diluted net income
(loss) per share:

                                                   Three Months Ended June 30,
                                        2002                                             2001
                                             (in thousands, except per share amounts)
                                  Net                    Per Share       Net                      Per Share
                                Income       Shares       Amount       (Loss)         Shares       Amount
                               -------       ------      --------      -------        ------      --------

Basic net income (loss)
per common share               $   331        5,894      $   0.06      $(5,312)        5,705      $  (0.93)
Effect of dilutive
securities                          --           36         --              --            --         --
                               -------       ------      --------      -------        ------      --------
Diluted net income (loss)
per common share               $   331        5,930      $   0.06      $(5,312)        5,705      $  (0.93)
                               =======       ======      ========      =======        ======      ========

                                                   Six Months Ended June 30,
                                        2002                                             2001
                                             (in thousands, except per share amounts)
                                  Net                    Per Share       Net                      Per Share
                                Income       Shares       Amount       (Loss)         Shares       Amount
                               -------       ------      --------      -------        ------      --------

Basic net (loss)
per common share               $   (45)        5,839      $  (0.01)   $(4,833)        5,690      $  (0.85)
Effect of dilutive
securities                          --            --         --            --            --         --
                               -------       ------      --------      -------        ------      --------
Diluted net income (loss)
per common share               $   (45)        5,839      $  (0.01)   $(4,833)        5,690      $  (0.85)
                                =======       ======      ========    =======         ======      ========

For the six-month period ended June 30, 2002, common stock options of 57,224 were outstanding and for the three-month and six-month periods ended June 30,
2001, common stock options of 678,470 were outstanding but were excluded from the diluted computation because the Company incurred a net loss and the effect of including the options would be anti-dilutive.

For the three-month and six-month periods ended June 30, 2002, options to purchase 472,511 and 469,315 shares of stock, respectively, were excluded from the diluted computation because the option exercise prices were greater than the average market price of the Company's common stock during these periods.

5.  RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 141, "Business Combinations" ("SFAS No.
141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS No. 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. In 2001, the

                                      F-39

Company adopted this statement, which did not have any impact on its consolidated financial position or results of operations.

In June 2001, the FASB issued Statement of Financial Accounting Standard No.
142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), which requires that goodwill and certain other intangible assets having indefinite lives no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Intangible assets determined to have definitive lives will continue to be amortized over their estimated useful lives. This statement is effective for the Company's 2002 fiscal year. Effective January 1, 2002, the Company adopted SFAS No. 142 and implemented certain provisions, specifically the discontinuation of goodwill amortization, and will implement the remaining provisions during 2002. The Company conducted its initial test for impairment in the second quarter of 2002. The Company allocated its adjusted goodwill balance to its reporting units and conducted the transitional impairment tests required by SFAS No. 142. The fair values of the reporting units were estimated using a combination of the expected present values of future cash flows and an assessment of comparable market values. No impairment charges were recorded during the quarter. The Company anticipates testing for impairment after the annual forecasting process is completed which will occur in the fourth quarter of the year or as impairment indicators arise.

There were no changes in the classifications of intangible assets or their remaining useful lives upon adoption of this pronouncement.

The following table reflects the adjustment to exclude goodwill amortization expense (including related tax effects) recognized in the prior periods as presented (in thousands, except per share amounts):

                                       Three Months Ended June 30,  Six Months Ended June 30,
                                         2002            2001          2002           2001
                                       ----------------------------------------------------

Reported net income (loss)             $   331      $  (5,312)      $   (45)      $  (4,833)
Add back goodwill amortization              --            102            --             185
                                       ----------------------------------------------------
   Adjusted net income (loss)          $   331      $  (5,210)      $   (45)      $  (4,648)
                                       ====================================================

Income (loss) per share - basic
   Reported net income (loss)          $   .06      $    (.93)      $  (.01)      $    (.85)
   Goodwill amortization                    --            .02            --             .03
                                       ----------------------------------------------------
    Adjusted net income (loss)         $   .06      $    (.91)      $  (.01)      $    (.82)
                                       ====================================================

Income (loss) per share - diluted
   Reported net income (loss)          $   .06      $    (.93)      $  (.01)      $    (.85)
   Goodwill amortization                    --            .02            --             .03
                                       ----------------------------------------------------
   Adjusted net income  (loss)         $   .06      $    (.91)      $  (.01)      $    (.82)
                                       ====================================================

In October 2001, the FASB issued Statement of Financial Accounting Standard No.
144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No.
144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with SFAS No. 142. SFAS
No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 also expands the reporting of discontinued operations to include components of an entity that have

                                      F-40

been or will be disposed of rather than limiting such discontinuance to a segment of a business. This statement is effective for the Company's 2002 fiscal year. Effective January 1, 2002, the Company adopted this Statement, which did not have an impact on its consolidated financial position or results of operations.

6.  DEBT

Debt consists of the following:

                                       June 30,     December 31,
                                         2002           2001
                                      -----------------------
                                            (in thousands)

Short-term bank debt............      $  2,534       $  1,367
                                      -----------------------

Revolving lines of credit ......      $ 20,286       $ 35,689
Mortgages payable ..............           163          1,149
                                      -----------------------
                                        20,449         36,838
Less portion due within one year       (20,387)       (35,829)
                                      -----------------------
Long-term bank debt ............      $     62       $  1,009
                                      =======================

Under the terms of the Revolving Credit Facility, the Company can borrow for working capital and other purposes at the prime interest rate plus two percent.
Borrowings under the Revolving Credit Facility are collateralized by substantially all of the Company's assets. The Revolving Credit Facility contains limitations on borrowings and requires maintenance of certain financial and non-financial covenants, the most restrictive of which require certain levels of quarterly net income and a quarterly minimum fixed charge coverage ratio, which is the ratio of earnings before interest, taxes, depreciation and amortization, plus operating rent, to the sum of operating rent, capital expenditures and interest charges. In addition, the Company is prohibited, under the Revolving Credit Facility from paying dividends. The Revolving Credit
Facility matures on December 31, 2002 and provides for the payment of a fee of approximately $780,000 in the event that the facility is not retired on
September 30, 2002 or in certain circumstances before October 31, 2002.

As of June 30, 2002, outstanding borrowings under the Company's Revolving Credit
Facility were $20,286,000. The Company had available borrowings of $4,672,000 under the Revolving Credit Facility as of June 30, 2002. During the second quarter of 2002, $5,903,000 was paid against the Revolving Credit Facility.

The Company's German subsidiary Elektro-Metall Export GmbH ("EME"), also has
$5,591,000 in lines of credit with its banks in Germany that expire at various times during 2002. Under the terms of its lines of credit, EME can borrow for any purpose at interest rates ranging from 7.125% to 8.25%. No financial covenants are required.

                                      F-41

7. ACCRUED LIABILITIES OTHER

Accrued liabilities and Other at June 30, 2002 and December 31, 2001 consisted of the following:

                                June 30,  December 31,
                                  2002       2001
                                --------------------
                                     (in thousands)

Taxes other than .........      $ 1,054      $   902
income
Insurance ................          504          479
Advertising and promotions           63           79
Interest .................          157          280
Commissions ..............          570          543
Royalties ................           79           64
Professional fees ........        1,221        1,389
Reserves for fees and ....        1,207        1,374
services
Deferred .................        3,617        3,760
revenue
Other ....................        2,191        2,911
                                --------------------
                                $10,663      $11,781
                                ====================

Included in the above accruals is a restructuring reserve of $300,000 at June
30, 2002 (there are no remaining severance payments to be made against this reserve) and $1,163,000 at December 31, 2001. During the second quarter of 2002,
$295,000 was charged against the restructuring reserve, all of which were cash items except an inventory write off of $57,000. The restructuring reserve established during the year ended December 31, 2001 was primarily in response to a significant reduction in the demand for products by telecommunication equipment manufacturers.

8. COMMITMENTS AND CONTINGENCIES LITIGATION: In the ordinary course of business, the Company is subject to loss contingencies pursuant to foreign and domestic federal, state, and local governmental laws and regulations and is also party to certain legal actions. It is management's opinion that the impact of these legal actions will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

The Company's subsidiary, SL Montevideo Technology, Inc. ("SL-MTI"), is currently defending a cause of action, brought against it in the fall of 2000 in the federal district court for the western district of Michigan. The lawsuit was filed by Eaton Aerospace LLC("Eaton") alleging breach of contract and warranty in the defective design and manufacture of a high precision motor.
The high precision motor was developed for use in an aircraft actuation system intended for use by Vickers Corporation. The complaint seeks compensatory damages of approximately $3,900,000. Trial is currently scheduled for October
18, 2002.

As part of pre-trial motions, both parties filed, briefed and argued cross-motions for summary judgement. On July 18, 2002, Eaton's motion for partial summary judgment was granted to the limited extent that the court found that SL-MTI sold motors to Eaton with an express warranty and an implied warranty of merchantability. Eaton's motion was denied in all other respects with the court indicating that the nature and extent of those warranties would have to be decided by a jury at trial. The Company continues to believe that it has strong defenses to Eaton's claims and intends to pursue them vigorously.

                                      F-42

On June 12, 2002, the Company and its subsidiary SL Surface Technologies, Inc.
("SurfTech"), were served with notice of class action complaint filed in
Superior Court of New Jersey for Camden County. The Company and SurfTech are
currently two of approximately 39 defendants in this action. The complaint alleges, among other things, that plaintiffs suffered personal injuries as a result of consuming contaminated water distributed from the Puchack Wellfield in
Pennsauken, New Jersey (which supplies Camden, New Jersey).

This case arises from the same factual circumstances as the current administrative actions involving the Puchack Wellfield, which is described under
Commitments & Contingencies-Environmental below. The administrative actions and the class action lawsuit both allege that SurfTech and other defendants contaminated ground water through the disposal of hazardous substances at industrial facilities in the area. SurfTech once operated a chrome-plating facility in Pennsauken (the "SurfTech Site").

As with the administrative actions, the Company believes it has significant defenses against the class action plaintiff's claims and intends to pursue them vigorously. Technical data generated as part of remedial activities at the
SurfTech Site have not established offsite migration of contaminants. Based on this and other technical factors, the Company has been advised by its outside counsel that it has a strong defense against the claims alleged in the class action plaintiff's complaint, as well as the environmental administrative actions discussed below.

ENVIRONMENTAL: Loss contingencies include potential obligations to investigate and eliminate or mitigate the effects on the environment of the disposal or release of certain chemical substances at various sites, such as Superfund sites and other facilities, whether or not they are currently in operation. The
Company is currently participating in environmental assessments and cleanups at a number of sites under these laws and may in the future be involved in additional environmental assessments and cleanups. Based upon investigations completed by the Company and its independent engineering consulting firm, to date, management has provided an estimated accrual for all known costs believed to be probable. However, it is in the nature of environmental contingencies that other circumstances might arise, the costs of which are indeterminable at this time due to such factors as changing government regulations and stricter standards, the unknown magnitude of defense and cleanup costs, the unknown timing and extent of the remedial actions that may be required, the determination of the Company's liability in proportion to other responsible parties, and the extent, if any, to which such costs are recoverable from other parties or from insurance. Although these contingencies could result in additional expenses or judgments, or offsets thereto, at present such expenses or judgments are not expected to have a material effect on the consolidated financial position or results of operations of the Company.

In the fourth quarter of fiscal year 1990, the Company made a provision of
$3,500,000 to cover various environmental costs for six locations, based upon estimates prepared at that time by an independent engineering consulting firm.
In fiscal 1991, 1996 and 1999, based upon estimates, the Company made additional provisions of $480,000, $900,000 and $375,000, respectively. The fiscal 1996 provision was necessary since, during the latter part of fiscal 1995, the New
Jersey Department of Environmental Protection required the Company to begin additional investigation of the extent of off-site contamination at its former facility in Wayne, New Jersey, where remediation had been underway. Based on the results of that investigation, which were received in fiscal 1996, the Company determined that additional remediation costs of approximately $1,000,000 were probable.

                                      F-43

The Company filed claims with its insurers seeking reimbursement for many of these costs, and received $900,000 from one insurer during fiscal year 1996 and a commitment to pay 15% of the environmental costs associated with one location up to an aggregate of $300,000. During fiscal 1997, the Company received
$1,500,000 from three additional insurers and from two of those insurers, commitments to pay 15% and 20% of the environmental costs associated with the same location up to an aggregate of $150,000 and $400,000, respectively. In addition, the Company received $100,000 during 2001, 2000, and fiscal 1999, as stipulated in the settlement agreement negotiated with one of the three insurers. During 2000, the Company reversed a separate accrual for a potential environmental penalty after being advised by legal counsel that there was only a remote chance such penalty would be enforced.

The Company is the subject of various other lawsuits and actions relating to environmental issues, including administrative action in connection with Surf
Tech's Pennsauken facility, which could subject the Company to, among other things, $9,266,000 in collective reimbursements (with other parties) to the New
Jersey Department of Environmental Protection. The Company believes that it has a significant defense against all or any part of the claim and that any material impact is unlikely.

In December 2001, the Company received notice from the Connecticut Department of
Environmental Protection of an administrative hearing to determine responsibility for contamination at a former industrial site located in New
Haven, Connecticut. The Company has filed motions with the administrative court denying responsibility in this matter. Regardless of the court decision, the
Company does not believe that remediation of this site will have a material adverse effect on its business or operations.

The Company is investigating a ground water contamination with respect to its property in Camden, New Jersey. While a final determination of the extent of the contamination has not been made, the Company has been informed that the cost to remediate the property should not exceed $500,000. The Company recorded a provision for this amount during the first quarter of 2002.

As of June 30, 2002 and December 31, 2001, the environmental accrual was
$832,000 and $290,000, respectively.

EMPLOYMENT AGREEMENTS: The Company entered into severance agreements with certain key employees in 2001 and in prior years, that provide for one-time payments in the event that the employee is terminated within 12 months of a change in control, as defined. These payments range from three to 24 months of the employee's base salary as of the termination date, as defined. All senior divisional management teams are continuing in their positions.

9.  SPECIAL CHARGES

In 2001, the Company entered into change-of-control agreements with certain officers of the Company. On January 22, 2002, the Company held its annual meeting of shareholders for 2001. At the annual meeting, all eight members of the Board of Directors stood for re-election. In addition, five nominees from a committee comprised of representatives of two institutional shareholders (such committee, the "RORID Committee") stood for election to the Board of Directors.
Upon the certification of the election results on January 24, 2002, the five nominees of the RORID Committee were elected and three incumbent directors were re-elected. Following the election of the five new directors, the Company made payments (which included

                                      F-43

related benefits) to such officers under these change-of-control agreements totaling approximately $1,631,000 in the first quarter of 2002 and incurred additional proxy and legal costs of approximately $203,000.

10. NEW ACCOUNTING PRONOUNCEMENT NOT YET ADOPTED

In August 2001, the FASB issued Statement of Financial Accounting Standard No.
143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. This statement will be effective for the Company's 2003 year.
The adoption of SFAS No. 143 is not expected to have a material impact on the
Company's consolidated financial position or results of operations.

In April 2002, the FASB adopted Statement of Financial Accounting Standards 145, rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No.
13, and Technical Corrections ("SFAS 145"). This Statement rescinds FASB
Statement No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that Statement, FASB Statement No. 64, and Extinguishments of Debt
Made to Satisfy Sinking-Fund Requirements. This Statement also rescinds FASB
Statement No. 44, Accounting for Intangible Assets of Motor Carriers. This
Statement amends FASB Statement No. 13, Accounting for Leases, to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Statement No. 145 is effective for fiscal years beginning after May
15, 2002. The Company is currently evaluating the impact if any, that implementation of this statement will have on its results of operations or financial position.

In June 2002, The FASB Issued Statement 146 Accounting for Costs Associated with
Exit or Disposal Activities ("SFAS 146"). This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issues No. 94-3, "Liability
Recognition for Certain Employee Termination Benefits and Other Costs to Exit an
Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31,
2002. The Company is currently evaluating the impact if any, that implementation of this statement will have on its results of operations or financial position.

11. SEGMENT INFORMATION

Under the disclosure requirements of Statement of Financial Accounting Standard
No. 131, "Disclosures about Segments of an Enterprise and Related Information,"
the Company classifies its operations into the following six operating business units: Condor D.C. Power Supplies, Inc. ("Condor") produces a wide range of standard and custom power supply products that convert AC or DC power to direct electrical current to be used in customers' end products. Power supplies closely regulate and monitor power outputs, using patented filter and other technologies, resulting in little or no electrical interference. Teal
Electronics Corporation ("Teal") is a leader

                                      F-44

in the design and manufacture of customized power conditioning and power distribution units. Teal products are developed and manufactured for custom electrical subsystems for original equipment manufacturers of semiconductor, medical imaging, graphics, and telecommunications systems. SL Montevideo
Technology, Inc. ("SL-MTI") is a technological leader in the design and manufacture of intelligent, high power density precision motors. New motor and motion controls are used in numerous applications, including aerospace, medical, and industrial products. Elektro-Metall Export GmbH ("EME") is a leader in electromechanical actuation systems, power drive units, and complex wire harness systems for use in the aerospace and automobile industries. RFL Electronics Inc.
("RFL") designs and manufactures teleprotection products/systems that are used to protect utility transmission lines and apparatus by isolating faulty transmission lines from a transmission grid. RFL provides customer service and maintenance for all electric utility equipment protection systems. SL Surface
Technologies, Inc. ("Surf Tech") produces industrial coatings and platings for equipment in the corrugated paper and telecommunications industries. The "Other"
segment includes corporate related items not allocated to reportable segments and the results of insignificant operations. The Company's reportable business units are managed separately because each offers different products and services and requires different marketing strategies.

The three month and six month periods ended June 30, 2001 have been reclassified to conform to the current reporting structure. The unaudited comparative results for the three-month and six-month periods are as follows:

                                             Three Months Ended        Six Months Ended
                                                 June 30,                   June 30,
                                            2002          2001        2002         2001
                                           ----------------------------------------------
                                                             (in thousands)

Net sales from continuing operations:
Condor                                     $ 9,457      $12,303      $17,197      $28,234
Teal                                         4,385        2,737        9,089        6,215
SL-MTI                                       6,241        4,224       11,950        8,303
EME                                          6,485        6,433       11,899       13,643
RFL                                          7,267        6,152       16,033       12,229
Surf Tech                                      574          630        1,188        1,437
Other                                           --           --           --           --
                                           ----------------------------------------------
Consolidated                               $34,409      $32,479      $67,356      $70,061
                                           ==============================================

                                             Three Months Ended        Six Months Ended
                                                 June 30,                   June 30,
                                            2002          2001        2002         2001
                                           ----------------------------------------------
                                                             (in thousands)

Operating income (loss) from
continuing operations:
Condor                                     $   (66)     $(4,452)     $   195      $(3,719)
Teal                                           298           (7)         767          522
SL-MTI                                         822          340        1,326          699
EME                                            348          886          682        2,005
RFL                                            875          702        2,213        1,321
Surf Tech                                     (178)        (303)        (485)        (296)
Other                                       (1,388)      (1,250)      (4,799)      (2,626)
                                         --------------------------------------------------
Consolidated                               $   711      $(4,084)     $  (101)     $(2,094)
                                         ==================================================

                                      F-45

Included in "Other" for the three months ended June 30, 2002 are corporate expenses, environmental charges, legal and professional fees and other costs incurred, which are Company related costs not specifically allocated to the reportable business units. There were no significant restructuring or special charges recorded during the current quarter.

Included in "Other" for the six months ended June 30, 2002 were special charges of $1,834,000 related to change-of-control and proxy costs, a $542,000 addition to the reserve for environmental matters, professional fees of $660,000 and other expenses not specifically allocated to the reportable business units.

                           June 30, December 31,
                            2002          2001
                          ----------------------
                              (in thousands)

Identifiable assets:
Condor                    $ 19,181      $ 20,740
Teal                         9,850         9,834
SL-MTI                      10,985        11,637
EME                         24,308        23,524
RFL                         15,564        17,445
Surf Tech                    3,093         3,929
Other                        5,144        20,649
                          ----------------------
Consolidated              $ 88,125      $107,758
                          ======================

12. DISCONTINUED OPERATIONS

In July 2001, the Board of Directors authorized the disposition of the Company's
SL Waber, Inc. ("SL Waber") subsidiary. Effective August 27, 2001, substantially all of the assets of SL Waber and the stock of its subsidiary, Waber de Mexico
S.A. de C.V. were sold. As part of this transaction, the purchaser acquired the rights to the SL Waber name and assumed certain liabilities and obligations of
SL Waber. Subsequent to the sale, the Company changed the name of the SL Waber subsidiary to SLW Holdings, Inc. ("SLW Holdings"). The net income or losses of this subsidiary are included in the consolidated statements of operations under discontinued operations for all periods presented. During the three months ended
March 31, 2002, the Company, based upon a review of potential liabilities, reduced the accrual for the liabilities (excluding accrued income taxes)
related to SLW Holdings by $450,000.

As of June 30, 2002, the Company had $769,000 accrued for any liabilities
(excluding accrued income taxes) related to SLW Holdings, compared to $1,519,000 at December 31, 2001. See Subsequent Events Footnote 14.

13. SALE OF BUSINESS

On March 22, 2001, the Company announced, among other things, that the Board of
Directors had completed a previously announced review of strategic alternatives and had determined that it would explore a sale of the Company in order to maximize its value for shareholders. Credit Suisse First Boston ("CSFB")
assisted the Company's Board of Directors in its review and had been engaged to lead this process until July 2002. See Subsequent Events Note 14.

                                      F-46

14. SUBSEQUENT EVENTS

On July 17, 2002, the Company received notification from CSFB that CSFB was terminating its engagement as financial advisor to the Company. The termination was primarily the result of CSFB's internal reorganization and does not specifically relate to the Company.

The Company's Board of Directors has determined to continue to explore a sale of the Company or one or more of its divisions in order to maximize shareholder value. On August 8, 2002, the company engaged Imperial Capital, LLC to act as exclusive financial advisor to the Company. Imperial Capital, LLC will spearhead the Company's initiative to explore a sale of some or all of its businesses and will also assist management in its ongoing efforts to secure new long term debt to refinance the Company's current Revolving Credit Facility.

On July 18, 2002 the Company sold its real property located in Auburn, New York for $175,000 in cash. The Auburn property is the former industrial site of SL
Auburn, Inc., a manufacturer of spark plugs and ignition systems. SL Auburn,
Inc. was sold by the Company in May 1997. The gain from this transaction will be recorded in the Company's third quarter financial results.

On July 31, 2002 the Company received a tax refund from Germany of approximately $1,400,000. These proceeds were used principally to pay down the
Company's Revolving Credit Facility balance.

On August 9, 2002, the Company received a "Demand for Arbitration" with respect to a claim of $578,000 from a former vendor of SL Waber. The claim concerns a dispute between SL Waber and an electronics manufacturer based in Hong Kong for alleged failure to pay for goods under a Supplier Agreement. The Company believes this claim is without merit and intends to vigorously pursue defenses with respect to these claims and may bring counter claims against the vendor.
Notwithstanding the outcome of these allegations, the Company does not believe that this arbitration will have a material adverse effect on its business or operations.

                                      F-47

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

            The following is an itemization  of all expenses  (subject to future contingencies)  incurred or to be incurred by the Company in connection with the issuance and distribution of the securities  being offered.  All items below are estimates other than the Securities and Exchange Commission registration fee and the NYSE listing fee. SL will pay all of such expenses.

            Securities and Exchange Commission registration fee           $   460
            NYSE listing fee......................................              *
            Printing and engraving expenses.......................              *
            Accounting fees and expenses..........................              *
            Legal fees and expenses...............................              *
            Subscription Agent fees and expenses..................              *
            Miscellaneous.........................................              *
                                                                     -------------
                        Total.....................................        $     *
                                                                     =============

* To be completed by amendment.

Item 15.       Indemnification of Directors and Officers.

            Article VIII of the Articles of Incorporation of SL Industries, Inc.
(the "Company"') (therein referred to as the "Corporation") and Article 6 of the
Bylaws of the Company provide as follows:

            The Corporation shall indemnify in the manner and to the full extent permitted by the New Jersey Business Corporation Act, as amended, any "corporate agent" of the Corporation (as such term is defined in Section 14A:3-5 of the New
Jersey  Business  Corporation  Act) who was or is a party or is threatened to be made a party  to any  "proceeding"  (as such  term is  defined  in said  Section
14A:3-5),  whether or not by or on behalf of the  Corporation,  by reason of the fact that such  person is or was a  corporate  agent of the  Corporation.  Where required by law, the  indemnification  provided for herein shall be made only as authorized in the specific case upon the  determination,  in the manner provided
by  law,  that   indemnification  of  the  Corporate  agent  is  proper  in  the circumstances.  The  Corporation,  to the  full  extent  permitted  by law,  may purchase  and  maintain  insurance  on behalf  of any such  person  against  any liability  which may be asserted  against  him. To the full extent  permitted by law[s],  the  indemnification  provided herein shall include "expenses" (as such term is defined in said Section 14A:3-5) and, in the manner provided by law, any such expenses may be paid by the Corporation in advance of the final disposition of such proceeding.  The indemnification  provided herein shall not be deemed to limit the right of the  Corporation to indemnify any other person [for] any such expenses to the full extent permitted by law nor shall it be deemed exclusive of
any  other  rights  to  which  any  person  seeking   indemnification  from  the
Corporation  may be  entitled  under  any  agreement,  vote of  Shareholders  or
Directors,  or otherwise,  both as to action in his official  capacity and as to action in another capacity while holding such office.

Item 16.       Exhibits.

Exhibit #        Description
---------        -----------
 3.1             Articles of Incorporation.  Restated Articles of Incorporation.
                 Incorporated  by  reference  to  Exhibit  3.1 to the  Company's report on Form 10-K for the  fiscal  year  ended  December  31,
                 2000.

 3.2             By-Laws. Restated By-Laws. Incorporated by reference to Exhibit
                 3.2 to the  Company's  report on Form 10-K for the fiscal  year ended December 31, 2000.

 4.1*            Form of Rights Certificate.

                                      II-1

 5.1*            Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP.

10.1             Supplemental  Compensation  Agreement  for the Benefit of Byrne
                 Litschgi.  Incorporated  by  reference  to Exhibit  10.1 to the
                 Company's report on Form 8 dated November 9, 1990.

10.2             Chairman's  Executive  Severance  Agreement.   Incorporated  by
                 reference  to Exhibit  10.2 to the  Company's  report on Form 8 dated November 9, 1990.

10.3             First Amendment to Chairman's Executive Severance Agreement and
                 to  Supplemental   Compensation   Agreement.   Incorporated  by
                 reference to Exhibit  10.3.1 to the Company's  report on Form 8 dated November 9, 1990.

10.4             Second Amendment to Chairman's  Executive  Severance  Agreement
                 and to  Supplemental  Compensation  Agreement.  Incorporated by
                 reference to Exhibit  10.3.2 to the Company's  report on Form 8 dated November 9, 1990.

10.5             Third Amendment to Chairman's Executive Severance Agreement and
                 to  Supplemental   Compensation   Agreement.   Incorporated  by
                 reference to Exhibit  10.3.3 to the Company's  report on Form 8 dated November 9, 1990.

10.6             Fourth Amendment to Chairman's  Executive  Severance  Agreement
                 and to  Supplemental  Compensation  Agreement.  Incorporated by
                 reference to Exhibit  10.3.2 to the Company's  report on Form 8 dated November 9, 1990.

10.7             Deferred   Supplemental   Compensation   Agreement  with  Grant
                 Heilman.  Incorporated  by reference  to Exhibit  10.4.5 to the
                 Company's report on Form 8 dated November 9, 1990.

10.8             Deferred Supplemental Compensation Agreement with William Hess.
                 Incorporated  by reference to Exhibit  10.4.6 to the  Company's report on Form 8 dated November 9, 1990.

10.9             Supplemental  Compensation  Agreement for the Benefit of Donald
                 J. Lloyd-Jones.  Incorporated by reference to Exhibit 10.5.1 to the Company's report on Form 8 dated November 9, 1990.

10.10            Supplemental   Compensation   Agreement   for  the  Benefit  of
                 Salvatore J. Nuzzo. Incorporated by reference to Exhibit 10.5.3 to the Company's report on Form 8 dated November 9, 1990.

10.11            Supplemental  Compensation  Agreement for the Benefit of Marlin
                 Miller, Jr.  Incorporated by reference to Exhibit 10.5.4 to the
                 Company's report on Form 8 dated November 9, 1990.

10.12            Supplemental  Compensation  Agreement  for the Benefit of Grant
                 Heilman.  Incorporated  by reference  to Exhibit  10.5.5 to the
                 Company's report on Form 8 dated November 9, 1990.

10.13            Supplemental  Compensation Agreement for the Benefit of William
                 M. Hess.  Incorporated  by reference  to Exhibit  10.5.6 to the
                 Company's report on Form 8 dated November 9, 1990.

10.14            1988 Deferred  Compensation  Agreement with a Certain  Officer.
                 Incorporated  by  reference  to Exhibit  10.6 to the  Company's report on Form 8 dated November 9, 1990.

                                      II-2

10.15            Death  Benefit  Arrangement  with Certain  Officers  adopted by
                 Board  Resolution  dated  September 18, 1975.  Incorporated  by reference  to Exhibit  10.7 to the  Company's  report on Form 8 dated November 9, 1990.

10.16            Non-Qualified  Stock  Option  Agreement  dated  June 19,  1991.
                 Incorporated  by  reference  to Exhibit  10-A to the  Company's report on Form 10-K for the fiscal year ended July 31, 1991.

10.17            Non-Qualified  Stock Option Agreement dated September 25, 1991.
                 Incorporated  by  reference  to Exhibit  10-B to the  Company's report on Form 10-K for the fiscal year ended July 31, 1991.

10.18            Severance  Pay  Agreement  with Owen  Farren.  Incorporated  by reference to Exhibit 10-C to the Company's  report on Form 10-K for the fiscal year ended July 31, 1991.

10.19            Severance Pay Agreement with Ted D. Taubeneck.  Incorporated by reference to Exhibit 10-D to the Company's  report on Form 10-K for the fiscal year ended July 31, 1991.

10.20            Deferred   Compensation   Agreement   with  James  E.   Morris.
                 Incorporated  by  reference  to Exhibit  10-E to the  Company's report on Form 10-K for the fiscal year ended July 31, 1991.

10.21            1991  Long  Term  Incentive  Plan of SL  Industries,  Inc.,  as
                 amended,  is  incorporated  by  reference  to  Appendix  to the
                 Company's  Proxy  Statement  for its 1995 Annual  Meeting  held
                 November 17, 1995,  previously  filed with the  Securities  and
                 Exchange Commission.

10.22            SL Industries,  Inc. Non-Employee Director  Non-Qualified Stock
                 Option  Plan.  Incorporated  by  reference  to  Exhibit  4.3 to
                 Registration Statement No. 33-63681, filed October 25, 1995.

10.23            Capital  Accumulation  Plan.  Incorporated  by reference to the
                 Company's report on Form 10K/A for the fiscal period ended July
                 31, 1994.

10.24            Amendment No. 1 to  Non-Qualified  Stock Option Agreement dated
                 September  25,  1991 is  incorporated  herein by  reference  to
                 Exhibit  4.5 to  Registration  Statement  on  Form  S-8/A  (No.
                 33-53274) filed with the Securities and Exchange  Commission on
                 June 18, 1996.

10.25            Non-Qualified Stock Option Agreement  Incorporated by reference to Exhibit 4.3 to  Registration  Statement No.  33-65445  filed
                 December 28, 1995.

10.26            Severance   Pay   Agreement   with   James   D.   Klemashevich.
                 Incorporated  by  reference to Exhibit  10.26 to the  Company's report on Form 10-K for the fiscal year ended July 31, 1997.

10.27            Severance Pay Agreement  with David R. Nuzzo.  Incorporated  by reference to Exhibit 10.1 to the Company's  report on Form 10-K for the fiscal year ended July 31, 1998.

10.28            Severance Pay Agreement  with Jacob  Cherian.  Incorporated  by reference to Exhibit 10.28 to the Company's report on Form 10-K for the fiscal year ended December 31, 2000.

10.29            Waiver and  Amendment  No. 1 to  $40,000,000  Revolving  Credit
                 Facility for SL Industries,  Inc.,  Agented by Mellon Bank N.A.
                 Incorporated by reference to Exhibit 10 to the Company's report on Form 8-K filed with the Securities  and Exchange  Commission on July 11, 2001.

                                      II-3

10.30            Change in Control  Agreement  between  the Company and Mr. Owen
                 Farren.  Incorporated  by  reference  to  Exhibit  10.1  to the
                 Company's  report on Form 10-Q for the  quarterly  period ended
                 June 30, 2001.

10.31            Change in Control  Agreement  between the Company and Mr. David
                 R. Nuzzo.  Incorporated  by  reference  to Exhibit  10.2 to the
                 Company's  report on Form 10-Q for the  quarterly  period ended
                 June 30, 2001.

10.32            Change in Control  Agreement  between the Company and Mr. Jacob
                 Cherian.  Incorporated  by  reference  to  Exhibit  10.3 to the
                 Company's  report on Form 10-Q for the  quarterly  period ended
                 June 30, 2001.

10.33            Amended Change in Control Agreement between the Company and Mr.
                 Owen Farren.  Incorporated  by reference to Exhibit 10.1 to the
                 Company's  report on Form 10-Q for the  quarterly  period ended
                 September 30, 2001.

10.34            Amended Change in Control Agreement between the Company and Mr.
                 David R. Nuzzo.  Incorporated  by  reference to Exhibit 10.2 to the  Company's  report  on Form 10-Q for the  quarterly  period ended September 30, 2001.

10.35            Amended Change in Control Agreement between the Company and Mr.
                 Jacob Cherian. Incorporated by reference to Exhibit 10.3 to the
                 Company's  report on Form 10-Q for the  quarterly  period ended
                 September 30, 2001.

10.36            Form of  Amended  and  Restated  Credit  Agreement  dated as of
                 December 13, 2001 among SL Industries,  Inc., Mellon Bank N.A., as Agent, and certain other persons.  Incorporated by reference to  Exhibit 10 to the  Company's  report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2001. 21
                 Subsidiaries  of the  Company.  Incorporated  by  reference  to
                 Exhibit 21 to the Company's  report on Form 10-K for the fiscal year ended December 31, 2001.

23               Notice Regarding  Consent of Arthur Andersen,  LLP (transmitted herewith)

99.1             Executive Change in Control Rabbi Trust Agreement dated January
                 18,  2002.  Incorporated  by  reference  to  Exhibit  99 to the
                 Company's  report on Form 8-K  filed  with the  Securities  and
                 Exchange Commission on January 23, 2002.

99.2*            Form of Instructions as to Use of Rights Certificates.

99.3*            Form of Notice of Guaranteed Delivery for Rights Certificate.

99.4*            Form of Letter to Shareholders Who Are Record Holders.

99.5*            Form of Letter to Shareholders Who Are Beneficial Holders.

99.6*            Form of Letter to Clients of  Shareholders  Who Are  Beneficial
                 Holders.

99.7*            Form of Nominee Holder Certification Form.

99.8*            Substitute Form W-9 for Use with the Rights Offering.

                                      II-4

99.9*            Form of Beneficial Owner Election Form.

99.10*           Backstop  Agreement  between  the  Company  and  the  Investors
                 Identified Therein, dated as of _____________, 2002

------------------------

*     To be filed by amendment.

                                      II-5

Item 17.       Undertakings.

     (a) Regulation S-K, Item 512 Undertakings

         (1) The undersigned registrant hereby undertakes:

             (i) To file,  during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) To include any prospectus  required by section  10(a)(3) of the Securities Act of 1933;

                 (b) To reflect in the  prospectus  any facts or events  arising after the effective date of the registration  statement (or the most recent post-effective  amendment thereof) which,  individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any  increase or decrease  in volume of  securities  offered (if the total dollar value of securities offered would not exceed that which was  registered)  and any deviation  from the low or high end of the estimated  maximum  offering  range may be  reflected in the form of prospectus filed with the Commission  pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than a 20% change in the maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee" table in the  effective registration statement; and

                 (c) To include any  material  information  with  respect to the plan of distribution  not previously  disclosed in the  registration statement  or  any  material  change  to  such  information  in  the registration statement;

             (ii) That, for the purpose of determining  any liability  under the
         Securities Act of 1933,  each such  post-effective  amendment  shall be deemed to be a new  registration  statement  relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (iii) To  remove  from  registration  by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2)  The undersigned registrant hereby undertakes that:

             (i) For purposes of determining  any liability under the Securities
         Act of 1933, the information  omitted from the form of prospectus filed as part of this  registration  statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule
         424(b)(1) or (4) or 497(h) under the  Securities Act shall be deemed to be part of this  registration  statement as of the time it was declared effective.

             (ii)  For the  purpose  of  determining  any  liability  under  the
         Securities Act of 1933, each  post-effective  amendment that contains a form of prospectus shall be deemed to be a new  registration  statement relating to the securities  offered  therein,  and the offering of such securities  at that time  shall be deemed to be the  initial  bona fide offering thereof.

         (3) The  undersigned  registrant  hereby  undertakes to supplement  the prospectus,  after the expiration of the  subscription  period,  to set forth the results of the  subscription  offer,  the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased,  and the terms of any subsequent reoffering thereof.  If any public  offering is to be made on terms differing from those set forth on the cover page of the prospectus,  a  post-effective amendment will be filed to set forth the terms of such offering.

         (4)  Insofar  as  indemnification  for  liabilities  arising  under the
         Securities  Act of 1933 may be permitted to  directors,  officers,  and controlling  persons of the  registrant  pursuant to the  provisions or otherwise,  the  registrant has been advised that in the opinion of the
         Securities and Exchange Commission such indemnification  against public policy as expressed in the Act and is, therefore, unenforceable. In the event  that a claim for  indemnification  is against  such  liabilities

                                      II-6

         (other than the payment by the registrant of expenses  incurred or paid by a director,  officer, or controlling person of the registrant in the successful  defense of any action,  suit or  proceeding) is asserted by such director,  officer,  or controlling  person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent, submit to a court of appropriate jurisdiction the question whether such indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-7

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the
Company has duly caused this  registration  statement to be signed on its behalf by the undersigned,  thereunto duly authorized, in the city of Mt. Laurel, state of New Jersey, on October 11, 2002.

                                  SL INDUSTRIES

                                  By: /s/ Warren Lichtenstein
                                      ---------------------------
                                      Warren Lichtenstein
                                      Chairman of the Board
                                      Chief Executive Officer

POWER OF ATTORNEY

            SL  Industries,  Inc. and each of the  undersigned do hereby appoint
Glen Kassan and Warren Lichtenstein, and each of them severally, its or his true and  lawful  attorney  to  execute  on behalf  of SL  Industries,  Inc.  and the undersigned  any and all amendments to this  Registration  Statement on Form S-1 and to file the same with all exhibits thereto and other documents in connection therewith,  with the Securities and Exchange Commission;  each of such attorneys shall have the power to act hereunder with or without the other.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this registration statement has been signed by the following persons in the indicated
capacities on the dates indicated.

By:    /s/ Warren Lichtenstein                                     Date: October 11, 2002
     --------------------------------------------------
            Warren Lichtenstein - Chairman of the Board
            and Chief Executive Officer
            (Principal Executive Officer)

By:    /s/ Glen Kassan                                             Date: October 11, 2002
     --------------------------------------------------
            Glen Kassan - President and Director

By:    /s/ David R. Nuzzo                                          Date: October 11, 2002
     --------------------------------------------------
            David R. Nuzzo - Vice President - Finance
            and Administration, Treasurer and Secretary
            (Principal Financial Officer)

By:    /s/ J. Dwane Baumgardner                                    Date: October 11, 2002
     --------------------------------------------------
            J. Dwane Baumgardner - Director

By:    /s/  James R. Henderson                                     Date: October 11, 2002
     --------------------------------------------------
            James R. Henderson - Director

By:    /s/ Richard Smith                                           Date: October 9, 2002
     --------------------------------------------------
            Richard Smith - Director

By:    /s/ Mark E. Schwarz                                         Date: October 9, 2002
     --------------------------------------------------
            Mark E. Schwarz - Director

By:    /s/ Steven Wolosky                                          Date: October 11, 2002
     --------------------------------------------------
            Steven Wolosky - Director

By:    /s/ Avrum Gray                                              Date: October 11, 2002
     --------------------------------------------------
             Avrum Gray - Director

                                      II-8